EXHIBIT 10.1

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

SECOND AMENDMENT, CONSENT AND LIMITED WAIVER

TO TERM LOAN CREDIT AGREEMENT

THIS SECOND AMENDMENT, CONSENT AND LIMITED WAIVER TO TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of November 1, 2022, relating to the Credit Agreement referred to below, is made by and among PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower”), PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings”), the Guarantors party hereto, each of the Lenders party hereto, as required, as the case may be, by the terms of this Amendment and the Existing Credit Agreement, and PIPER SANDLER FINANCE LLC, as the Agent and the Collateral Agent for the Lenders.

RECITALS

WHEREAS, the Borrower, Holdings the other Obligors from time to time party thereto, the Lenders from time to time party thereto, the Agent and the Collateral Agent have entered into the Term Loan Credit Agreement, dated as of March 4, 2022, as amended by the First Amendment to Term Loan Credit Agreement, dated as of July 25, 2022, and as further as amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time immediately prior to the effectiveness of this Amendment (the “Existing Credit Agreement”, and, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Amendment, the “Credit Agreement”; capitalized terms used and not otherwise defined herein having the meanings ascribed to them in the Credit Agreement);

WHEREAS, the Borrower, Holdings, the other obligors from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the ABL Lenders (in such capacity, the “ABL Agent”), and as a Letter of Credit Issuer and the Swingline Lender, have entered into that Credit Agreement, dated as of March 4, 2022 (as amended, restated, amended and restated, extended, supplemented, waived or otherwise modified from time to time immediately prior to the date hereof, the “Existing ABL Credit Agreement”);

WHEREAS, the Borrower has notified the Agent and the Lenders that it is seeking, on or substantially concurrently with the Second Amendment Effective Date (as defined below), to amend the Existing ABL Credit Agreement pursuant to a Second Amendment to Credit Agreement, to be dated as of the date hereof, by and among the Borrower, Holdings, the ABL Agent, the ABL Lenders party thereto and the other parties party thereto (the “Second Amendment to ABL Credit Agreement”);

WHEREAS, [**];

WHEREAS, the Borrower has informed the Agent and the Lenders that upon the consummation of the First Amendment Acquisition with respect to U.S. Well Services Holdings, LLC (successor by conversion to U.S. Well Services, Inc.), a Delaware limited liability company, and each of its Subsidiaries (collectively, the “U.S. Well Entities”), certain existing Debt of the U.S. Well Entities, as listed on Schedule 1 hereto (the “U.S. Well Debt”), along with corresponding liens on the assets of the U.S. Well Entities securing such U.S. Well Debt (the “U.S. Well Liens”), shall remain outstanding upon the consummation of the acquisition of the U.S. Well Entities;

WHEREAS, pursuant to (i) Section 8.12 of the Credit Agreement, Holdings and the Borrower shall not, and shall not permit any of their Restricted Subsidiaries to, incur or maintain any Debt, except Permitted Debt, and (ii) Section 8.16 of the Credit Agreement, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property owned or acquired by any of them, except Permitted Liens;

WHEREAS, in connection therewith, the Borrower and the other Obligors have requested that the Lenders consent to (i) [**], (ii) the incurrence by the U.S. Well Entities of the U.S. Well Debt under Section 8.12 of the Credit Agreement, (iii) the incurrence by the U.S. Well Entities of the U.S. Well Liens under Section 8.16 of the Credit Agreement, in each case, subject to the terms and conditions contained herein and (iv) the amendments to the Existing Credit Agreement provided for herein; and

WHEREAS, the Required Lenders under the Existing Credit Agreement that are parties hereto hereby consent to (i) [**], (ii) the incurrence by the U.S. Well Entities of the U.S. Well Debt under Section 8.12 of the Credit Agreement, (iii) the incurrence by the U.S. Well Entities of the U.S. Well Liens under Section 8.16 of the Credit Agreement, in each case, subject to the terms and conditions contained herein and (iv) the amendments to the Existing Credit Agreement provided for herein;

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Amendments to the Existing Credit Agreement.

(a) Effective as of the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. The foregoing as-amended provisions of the Existing Credit Agreement are incorporated herein by this reference as if fully set forth herein.

(b) The schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 8.11 in its entirety with the attached as Exhibit B hereto.

(c) The schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 8.29 in its entirety with the attached as Exhibit C hereto.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the conditions set forth below shall have been satisfied or waived in accordance with the terms herein (such date, the “Second Amendment Effective Date”):

(a) the Agent shall have received duly executed counterparts of this Amendment by the Borrower, Holdings, the Guarantors (including the New Obligors, provided that the New Obligors’ signature pages shall not become effective until the U.S. Well Merger has been consummated), and the Lenders constituting Required Lenders under the Existing Credit Agreement as required hereby and pursuant to the Credit Agreement;

(b) the Agent shall have received duly executed copies of any documents required to join the each of the U.S. Well Entities (collectively, the “New Obligors”) to the Credit Agreement and the Loan Documents as Guarantors, as may be reasonably requested by and in form and substance reasonably satisfactory to the Agent pursuant to Section 8.23 of the Credit Agreement and the Collateral and Guarantee Requirements, including but not limited to the following (in each case, provided that the signature pages of the New Obligors shall not become effective until the U.S. Well Merger has been consummated):

(i) a “Guaranty Agreement Supplement” referred to in the Guarantee Agreement guaranteeing the Obligations under the Loan Documents;

(ii) a “Security Agreement Supplement” referred to in the Security Agreement;

(iii) a Perfection Certificate;

(iv) a legal opinion from Brown Rudnick LLP, counsel to the New Obligors, addressed to the Agent and the Lenders as of the Second Amendment Effective Date;

(v) a certificate executed by a Responsible Officer of each New Obligor, substantially in the form of Exhibit G to the Existing Credit Agreement, which attaches (i) resolutions or other equivalent action documentation authorizing the Amendment and the other Loan Documents to which such New Obligor is a party, (ii) incumbency certificates, (iii) Organization Documents and (iv) good standing certificates;

(vi) instruments evidencing the intercompany Debt held by each New Obligor and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent;

(vii) any original stock certificates representing the pledged Stock constituting Collateral (to the extent such Stock is certificated) of the New Obligors, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank (provided that such stock certificates shall not become effective until the U.S. Well Merger is consummated); and

(viii) any required Intellectual Property security agreements and other security agreements and joinders or supplements thereto, certificates and other documents as reasonably requested by and in form and substance reasonably satisfactory to the Agent (it being understood and agreed that any certificates and other documents that are consistent with those delivered by the Obligors on the Closing Date shall be deemed to be in form and substance reasonably satisfactory to the Agent).

(c) the Agent shall have received all fees and amounts due and payable on or prior to the Second Amendment Effective Date to the extent invoiced at least two (2) Business Days prior to the Second Amendment Effective Date, including reimbursement or payment of all reasonable and documented or invoiced out-of-pocket costs and expenses associated with this Amendment, with such costs and expenses to be limited to the Attorney Costs;

(d) the representations and warranties set forth in this Amendment or any other Loan Document shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) after giving effect to this Amendment and the Second Amendment to ABL Credit Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date;

(e) no Default or Event of Default shall have occurred and be continuing or shall result, in each case, after giving effect to this Amendment and the Second Amendment to ABL Credit Agreement;

(f) the Agent and the Lenders party hereto shall have received a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 2(d) and Section 2(e) of this Amendment;

(g) [**];

(h) the Agent shall have received a copy of an executed Second Amendment of the ABL Credit Agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders ; and

(i) the Agent shall have received a copy of an executed amendment to the ABL Intercreditor Agreement, dated as of the Second Amendment Effective Date (the “Second Amendment to Intercreditor Agreement”), by and among the Agent, the ABL Collateral Agent, and the Obligors, in form and substance reasonably satisfactory to the Agent and the Required Lenders (provided that the signature pages of the New Obligors shall not become effective until the U.S. Well Merger has been consummated).

By executing and delivering its signature page to this Amendment, each Lender acknowledges and agrees that the conditions precedent set forth in this Section 2 have been satisfied.

SECTION 3. Consent and Waiver.

(a) Effective as of the Second Amendment Effective Date, upon satisfaction (or waiver) of the conditions set forth in Section 2 hereof, the Agent and the Required Lenders hereby consent to the Second Amendment to ABL Credit Agreement.

(b) Effective as of the Second Amendment Effective Date, upon satisfaction (or waiver) of the conditions set forth in Section 2 hereof, the Agent and the Required Lenders hereby (x) consent to (i) the incurrence by the U.S. Well Entities of the U.S. Well Debt under Section 8.12 of the Credit Agreement, (ii) the incurrence by the U.S. Well Entities of the U.S. Well Liens under Section 8.16 of the Credit Agreement and (iii) any restrictions existing under the agreements evidencing the U.S. Well Debt, which would otherwise be prohibited under Section 8.17 of the Credit Agreement and (y) waive any Defaults and/or Events of Default arising as a result of the defaults and/or events of default existing under the agreements evidencing the U.S. Wells Debt, including without limitation, as a result of the consummation of the First Amendment Acquisition with respect to the U.S. Well Entities, provided, that on the date of the First Amendment Acquisition with respect to the U.S. Well Entities, the Borrower shall (A) cause to be discharged, paid and satisfied in full all of the U.S. Well Debt (other than the U.S. Well Direct Loans), including, without limitation, all principal, accrued interest, costs, expenses and fees outstanding, (B) terminate all U.S. Well Liens securing such U.S. Well Debt (other than the liens with respect to the U.S. Well Direct Loans) and (C) deliver to the Collateral Agent all instruments, terminations, lien releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents or other writings to effect or evidence the satisfaction of the U.S. Well Debt (other than the U.S. Well Direct Loans) and the termination of the U.S. Well Liens (other than the liens with respect to the U.S. Well Direct Loans), in each case, in form and substance satisfactory to the Collateral Agent.

(c) This is a limited consent and shall not be deemed to constitute a consent to any other item under the Credit Agreement or any other Loan Document or any other requirements of any provision of the Credit Agreement or any other Loan Document.

(d) Except as expressly set forth in this Amendment, the foregoing consent shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (ii) a waiver or release of any breach of, or any other Default or Event of Default under, the Credit Agreement or any other Loan Document or (iii) a waiver, release or limitation upon the exercise by the Agent or any Lender of their respective rights, legal or equitable, under any Loan Document.

SECTION 4. Representations and Warranties of the Obligors. To induce the Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower, Holdings and the Guarantors hereby represents and warrants to the Agent and each Lender that as of the Second Amendment Effective Date:

(a) Holdings and each Obligor party to this Amendment has the power and authority to execute, deliver and perform this Amendment. Holdings and each Obligor party to this Amendment has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by Holdings and each Obligor party hereto and constitutes the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Amendment does not (i) conflict with, or constitute a violation or breach of, the terms of (A) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (B) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries or (C) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case under clauses (A), (B) and (C), in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing;

(b) no Default or Event of Default has occurred and is continuing or would occur, in each case, after giving effect to this Amendment and the Second Amendment to ABL Credit Agreement;

(c) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Amendment other than where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect; and

(d) after giving effect to this Amendment and the Second Amendment to ABL Credit Agreement, the representations and warranties of the Borrower and each of the other Obligors contained in the Credit Agreement and each other Loan Document are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Second Amendment Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date.

SECTION 5. Expenses. The Borrower hereby reconfirms the obligations of the Borrower to pay all reasonable and documented or invoiced out- of-pocket costs and expenses incurred by the Agent in connection with this Amendment, in each case, pursuant to Section 14.7 of the Credit Agreement.

SECTION 6. No Other Amendments or Waivers; Reaffirmation of the Obligors.

(a) Except as expressly provided herein and the Second Amendment to Intercreditor Agreement (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the consents and agreements of the Agent and the Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b) This Amendment shall constitute a Loan Document.

(c) Each of the Borrower, Holdings and the Guarantors hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Credit Agreement (as amended by this Amendment) or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. For greater certainty and without limiting the foregoing, each of the Borrower, Holdings and the Guarantors hereby confirms that the existing security interests granted by such Obligor in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 7. Authorization and Consent to Intercreditor Agreement Amendment. By executing (or joining, as applicable) this Amendment, each Lender hereby authorizes and directs the Agent to execute and deliver [**] and the Second Amendment to Intercreditor Agreement.

SECTION 8. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Piper Sandler Finance LLC, in its capacity as Agent, shall be entitled to the benefits of Sections 13.3, 13.4 and 14.18 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

SECTION 9. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

SECTION 10. Integration; Effect of Modifications. This Amendment represents the entire agreement of the Borrower, the other Obligors, the Agent and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Amendment is a Loan Document.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; PROCESS AGENTS. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 14.3 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT.

SECTION 13. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement, or any instrument or agreement required hereunder.

SECTION 14. Interpretative Provisions. Section 1.3 of the Credit Agreement shall apply to this Amendment as if such provisions were set forth in full herein mutatis mutandis.

SECTION 15. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tif” or similar format by electronic mail) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic signature.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

PROFRAC HOLDINGS II, LLC,
as the Borrower

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PROFRAC HOLDINGS, LLC, as Holdings

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

PROFRAC SERVICES, LLC, as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

PROFRAC MANUFACTURING, LLC, as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

BEST PUMP AND FLOW, LLC, as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

[Signature Page to Second Amendment to Term Loan Credit Agreement]

ALPINE SILICA, LLC,
as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

FTS INTERNATIONAL SERVICES, LLC, as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

FTS INTERNATIONAL MANUFACTURING, LLC,as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

SP SILICA OF MONAHANS, LLC, as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

SP SILICA SALES, LLC, as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

[Signature Page to Second Amendment to Term Loan Credit Agreement]

AG PSC FUNDING LLC,
as a Guarantor

By:	/s/ Robert Willette
Name: Robert Willette
Title: Secretary

[Signature Page to Second Amendment to Term Loan Credit Agreement]

With respect to the New Obligors, effective immediately upon consummation of the U.S. Well Merger:

U.S. WELL SERVICES HOLDINGS, LLC.,
as a Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

U.S. WELL SERVICES, LLC, as a Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

USWS HOLDINGS LLC, as a Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

USWS FLEET 10, LLC, as a Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

USWS FLEET 11, LLC, as a Guarantor

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

[Signature Page to Second Amendment to Term Loan Credit Agreement]

PIPER SANDLER FINANCE LLC,
as the Agent

By:	/s/ Amrit Agrawal
Name:	Amrit Agrawal
Title:	Chief Investment Officer

BTC HOLDINGS FUND II LLC, as a Lender

By:	Blue Torch Credit Opportunities Fund II LP, its sole member

By:	Blue Torch Credit Opportunities GP II LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

BTC OFFSHORE HOLDINGS FUND II-B LLC, as a Lender

By:	Blue Torch Offshore Credit Opportunities Master Fund II LP, its Sole Member

By:	Blue Torch Offshore Credit Opportunities GP II LLC, its General Partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

[Signature Page to Second Amendment to Term Loan Credit Agreement]

BTC OFFSHORE HOLDINGS FUND II-C LLC, as a Lender

By:	Blue Torch Offshore Credit Opportunities Master Fund II LP, its Sole Member

By:	Blue Torch Offshore Credit Opportunities GP II LLC, its General Partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

BTC HOLDINGS SC FUND LLC, as a Lender

By:	Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By:	Blue Torch Credit Opportunities SC GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

[Signature Page to Second Amendment to Term Loan Credit Agreement]

BTC HOLDINGS SBAF FUND LLC, as a Lender

By:	Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By:	Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

BTC HOLDINGS KRS FUND LLC, as a Lender

By:	Blue Torch Credit Opportunities KRS Fund LP, its sole member

By:	Blue Torch Credit Opportunities KRS GP LLC, its general partner

By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

[Signature Page to Second Amendment to Term Loan Credit Agreement]

U.S. SPECIALTY INSURANCE COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

SAFETY NATIONAL CASUALTY CORPORATION, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

PHILADELPHIA INDEMNITY INSURANCE COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

[Signature Page to Second Amendment to Term Loan Credit Agreement]

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2019 LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

TCW WV FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

TCW SKYLINE LENDING LP, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

TCW BRAZOS FUND LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

[Signature Page to Second Amendment to Term Loan Credit Agreement]

TCW DL VII FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, as Collateral Manager

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

[Signature Page to Second Amendment to Term Loan Credit Agreement]

PDILS I LLC, as a Lender

By:	PIMCO Dynamic Income Fund, its member manager

By:	Pacific Investment Management Company LLC, its investment adviser

By:	/s/ Alfred T. Murata
Name:	Alfred T. Murata
Title:	Managing Director

PAXSLS I LLC, as a Lender

By:	Pacific Investment Management Company LLC, its investment adviser

By:	/s/ Alfred T. Murata
Name:	Alfred T. Murata
Title:	Managing Director

PFLEXLS I LLC, as a Lender

By:	Pacific Investment Management Company LLC, its investment adviser

By:	/s/ Alfred T. Murata
Name:	Alfred T. Murata
Title:	Managing Director

[Signature Page to Second Amendment to Term Loan Credit Agreement]

SILVER POINT SCF CLO I, LTD., as a Lender

By:	/s/ Stacey Hatch
Name:	Stacey Hatch
Title:	Authorized Signatory

SPECIALTY CREDIT FACILITY II ON MM, LLC, as a Lender

By:	/s/ Stacey Hatch
Name:	Stacey Hatch
Title:	Authorized Signatory

SOFA FACILITY HOLDINGS, LLC, as a Lender

By:	/s/ Stacey Hatch
Name:	Stacey Hatch
Title:	Authorized Signatory

SILVER POINT LOAN FUNDING, LLC, as a Lender

By:	/s/ Stacey Hatch
Name:	Stacey Hatch
Title:	Authorized Signatory

[Signature Page to Second Amendment to Term Loan Credit Agreement]

PIONEER FLOATING RATE FUND, INC.,

FLORIDA POWER & LIGHT COMPANY,

PIONEER GLOBAL HIGH YIELD FUND,

PIONEER HIGH INCOME FUND, INC.,

PIONEER HIGH YIELD FUND,

INSTITUTIONAL MULTI-SECTOR FIXED INCOME PORTFOLIO,

STICHTING PENSIOENFONDS MEDISCH SPECIALISTEN,

PIONEER STRATEGIC INCOME FUND,

PIONEER STRATEGIC INCOME VCT PORTFOLIO,

AMUNDI NVIT MULTI SECTOR BOND FUND,

NATIONWIDE AMUNDI STRATEGIC INCOME FUND,

NATIONWIDE AMUNDI GLOBAL HIGH YIELD FUND,

PIONEER DIVERSIFIED HIGH INCOME FUND, INC.,

PIONEER FLOATING RATE FUND,
each, as a Lender

By:	Amundi Asset Management US, Inc., as investment adviser to each Lender above

By:	/s/ Kenneth J. Monaghan
Name:	Kenneth J. Monaghan
Title:	Managing Director

[Signature Page to Second Amendment to Term Loan Credit Agreement]

CHAMBERS ENERGY CAPITAL IV, LP, as a Lender

By: CEC Fund IV GP, LLC, its general partner

By:	/s/ Robert Hendricks
Name:	Robert Hendricks
Title:	Partner

[Signature Page to Second Amendment to Term Loan Credit Agreement]

Schedule 1

U.S. Well Debt

1.

Debt evidenced by certain ABL Credit Agreement dated as of May 7, 2019, by and among USWS LLC, as borrower, U.S. Well and the other guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

2.

Debt evidenced by that certain Senior Secured Term Loan Credit Agreement, by and among USWS LLC, as borrower, U.S. Well and the other guarantors from time to time party thereto, the lenders from time to time party thereto, and CLMG Corp., as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

3.

Debt evidenced by Business Loan Agreement, dated November 12, 2020, among U.S. Well Services Holdings, LLC (successor by conversion to U.S. Well Services, Inc.), U.S. Well Services, LLC, and USWS Holdings LLC as borrower, and Greater Nevada Credit Union as lender, as amended, restated, supplemented and/or otherwise modified prior to the date hereof.

4.	Debt evidenced by that certain Direct Loan Security Agreement dated March 30, 2020 between U.S. Well Services , LLC, as borrower in the amount of $4,074,309.73 and Paccar Financial Corp.

5.	Debt evidenced by that certain Direct Loan Security Agreement dated March 30, 2020 between U.S. Well Services, LLC, as borrower in the amount of $3,684,119.85 and Paccar Financial Corp.

6.	Debt evidenced by that certain Direct Loan Security Agreement dated March 30, 2020 between U.S. Well Services, LLC, as borrower in the amount of $4,040,700.70 and Paccar Financial Corp.

7.

Debt evidenced by that certain Direct Loan Security Agreement dated March 30, 2020 between U.S. Well Services, LLC, as borrower in the amount of $2,930,111.78 and Paccar Financial Corp. (each of the foregoing Direct Loan Security Agreements, collectively, the “U.S. Well Direct Loans”)

EXHIBIT A

Credit Agreement

(see attached)

TERM LOAN CREDIT AGREEMENT

Dated as of March 4, 2022

among

PROFRAC HOLDINGS, LLC,

as Holdings,

PROFRAC HOLDINGS II, LLC,

as the Borrower,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO,

and

PIPER SANDLER FINANCE LLC,

as the Agent and the Collateral Agent

PIPER SANDLER & CO.

as the Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1.1	Defined Terms	1
1.2	Accounting Terms	~~75~~77
1.3	Interpretive Provisions	~~76~~78
1.4	Classification of Term Loans and Borrowings	~~77~~79
1.5	Limited Condition Acquisition	~~77~~80
1.6	Rounding	~~78~~80
1.7	Times of Day	~~78~~80
1.8	Timing of Payment or Performance	~~78~~80
1.9	Currency Equivalents Generally	~~78~~80
1.10	Rates	~~79~~81

ARTICLE II TERM LOANS

2.1	Term Loan Commitments	~~80~~82
2.2	Term Loans	~~80~~82
2.3	Loan Administration	~~80~~82
2.4	Additional Term Loans	~~81~~83
2.5	Delayed Draw Term Loans	~~81~~84
2.6	[Reserved]	~~82~~84
2.7	Defaulting Lenders	~~82~~84
2.8	Tax Treatment	~~83~~85

ARTICLE III INTEREST AND FEES

3.1	Interest	~~83~~85
3.2	Continuation and Conversion Elections	~~85~~87
3.3	Maximum Interest Rate	~~86~~88
3.4	Closing Fees and Other Fees	~~86~~88

ARTICLE IV PAYMENTS AND PREPAYMENTS

4.1	Payments and Prepayments	~~86~~89
4.2	Prepayment Premium	~~87~~89
4.3	Mandatory Prepayments	~~88~~90
4.4	SOFR Rate Loan Prepayments	~~90~~92
4.5	Payments by the Borrower	~~90~~92

-i-

4.6	Apportionment, Application and Reversal of Payments	~~90~~92
4.7	Indemnity for Returned Payments	~~91~~93
4.8	Agent’s and Lenders’ Books and Records	~~91~~93

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1	Taxes	~~91~~94
5.2	Illegality	~~94~~97
5.3	Increased Costs and Reduction of Return	~~95~~97
5.4	Funding Losses	~~96~~98
5.5	Inability to Determine Rates	~~96~~98
5.6	Certificates of Agent	~~98~~100
5.7	Survival	~~98~~100
5.8	Assignment of Term Loan Commitments Under Certain Circumstances	~~98~~100

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1	Books and Records	~~99~~101
6.2	Financial Information	~~99~~101
6.3	Notices to the Agent	~~102~~104

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

7.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	~~103~~105
7.2	Validity and Priority of Security Interest	~~104~~106
7.3	Organization and Qualification	~~104~~106
7.4	Subsidiaries; Stock	~~104~~107
7.5	Financial Statements	~~105~~107
7.6	Solvency	~~105~~107
7.7	Property	~~105~~107
7.8	Intellectual Property	~~106~~108
7.9	Litigation	~~106~~108
7.10	Labor Disputes	~~106~~108
7.11	Environmental Laws	~~106~~108
7.12	No Violation of Law	~~107~~109
7.13	No Default	~~107~~109
7.14	ERISA Compliance	~~107~~109
7.15	Taxes	~~107~~109
7.16	Investment Company Act	~~107~~109
7.17	Use of Proceeds	~~108~~109
7.18	Margin Regulations	~~108~~110
7.19	No Material Adverse Change	~~108~~110
7.20	Full Disclosure	~~108~~110
7.21	Government Authorization	~~108~~110
7.22	Anti-Terrorism Laws	~~109~~111

-ii-

7.23	FCPA	~~109~~111
7.24	Sanctioned Persons	~~109~~111
7.25	Designation of Senior Debt	~~109~~111
7.26	Insurance	~~109~~111
7.27	FTS Assets	~~109~~111

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

8.1	Taxes	~~110~~112
8.2	Legal Existence and Good Standing	~~110~~112
8.3	Compliance with Law; Maintenance of Licenses	~~110~~112
8.4	Maintenance of Property, Inspection	~~110~~112
8.5	Insurance	~~111~~113
8.6	Environmental Laws	~~112~~114
8.7	Compliance with ERISA	~~112~~114
8.8	Dispositions	~~112~~114
8.9	Mergers, Consolidations, etc.	~~112~~114
8.10	Distributions	~~113~~116
8.11	Investments	~~117~~119
8.12	Debt	~~117~~119
8.13	Prepayments of Debt	~~120~~122
8.14	Transactions with Affiliates	~~121~~123
8.15	Business Conducted	~~124~~126
8.16	Liens	~~124~~126
8.17	Restrictive Agreements	~~124~~126
8.18	Restrictions on FTS Acquisition Transactions	~~126~~128
8.19	Fiscal Year; Accounting	~~126~~129
8.20	Financial Covenants	~~126~~129
8.21	Information Regarding Collateral	~~127~~130
8.22	Ratings	~~127~~130
8.23	Additional Obligors; Covenant to Give Security	~~128~~130
8.24	Use of Proceeds	~~129~~132
8.25	Further Assurances	~~129~~132
8.26	Designation of Subsidiaries; [**]	~~130~~132
8.27	Passive Holding Company; Etc.	~~131~~134
8.28	Amendments to Certain Documents	~~133~~137
8.29	Certain Post-Closing Obligations	~~134~~137

ARTICLE IX CONDITIONS OF LENDING		~~134~~137

9.1	Conditions Precedent to Effectiveness of Agreement and Making of Term Loans on the Closing Date

ARTICLE X DEFAULT; REMEDIES

-iii-

10.1	Events of Default	~~137~~140
10.2	Remedies	~~140~~143
10.3	Application of Funds	~~141~~144
10.4	Permitted Holders’ Right to Cure	~~142~~145

ARTICLE XI

TERM AND TERMINATION
11.1	Term and Termination	~~143~~146

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1	Amendments and Waivers	~~143~~146
12.2	Assignments; Participations	~~145~~148

ARTICLE XIII

THE APPOINTED AGENTS

13.1	Appointment and Authorization	~~149~~151
13.2	Delegation of Duties	~~149~~152
13.3	Liability of Appointed Agents	~~149~~152
13.4	Reliance by Appointed Agent	~~150~~152
13.5	Notice of Default	~~150~~153
13.6	Credit Decision	~~150~~153
13.7	Indemnification	~~151~~153
13.8	Appointed Agents in Individual Capacity	~~151~~154
13.9	Successor Agents	~~151~~154
13.10	Collateral Matters	~~152~~155
13.11	Restrictions on Actions by Lenders; Sharing of Payments	~~154~~156
13.12	Agency for Perfection	~~154~~157
13.13	Payments by Agent to Lenders	~~155~~157
13.14	Intercreditor Agreements	~~155~~158
13.15	Concerning the Collateral and the Related Loan Documents	~~155~~158
13.16	Relation Among Lenders	~~156~~158
13.17	Arrangers	~~156~~158
13.18	The Register	~~156~~158
13.19	Secured Cash Management Agreements and Secured Hedge Agreements	~~157~~159
13.20	Withholding Taxes	~~157~~160
13.21	Certain ERISA Matters	~~157~~160
13.22	Erroneous Payments	~~159~~162

ARTICLE XIV MISCELLANEOUS

14.1	No Waivers; Cumulative Remedies	~~160~~163
14.2	Severability	~~161~~163

-iv-

14.3	Governing Law; Choice of Forum; Service of Process	~~161~~163
14.4	WAIVER OF JURY TRIAL	~~161~~164
14.5	Survival of Representations and Warranties	~~162~~164
14.6	Other Security and Guarantees	~~162~~164
14.7	Fees and Expenses	~~162~~164
14.8	Notices	~~162~~165
14.9	Binding Effect	~~163~~166
14.10	Indemnity of the Agent, the Collateral Agent, the Arrangers and the Lenders	~~163~~166
14.11	Limitation of Liability	~~164~~167
14.12	Final Agreement	~~165~~167
14.13	Counterparts; Facsimile Signatures	~~165~~167
14.14	Captions	~~165~~168
14.15	Right of Setoff	~~165~~168
14.16	Confidentiality	~~166~~168
14.17	Conflicts with Other Loan Documents	~~167~~169
14.18	No Fiduciary Relationship	~~167~~169
14.19	Judgment Currency	~~167~~170
14.20	USA PATRIOT Act	~~168~~170
14.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~168~~170
14.22	Acknowledgement Regarding Any Supported QFCs	~~168~~171

-v-

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF NOTICE OF BORROWING
EXHIBIT B	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT C	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT E	PERFECTION CERTIFICATE
EXHIBIT F	FORM OF SOLVENCY CERTIFICATE
EXHIBIT G	FORM OF CLOSING CERTIFICATE
EXHIBIT H	FORM OF INTERCOMPANY SUBORDINATED NOTE
EXHIBIT I-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT J	FORM OF TERM LOAN NOTE
EXHIBIT K	FORM OF ABL INTERCREDITOR AGREEMENT
EXHIBIT L	FORM OF MONTHLY REPORT
EXHIBIT M	FORM OF SHARED SERVICES AGREEMENT
EXHIBIT N	FORM OF HOLDINGS LLC AGREEMENT
SCHEDULE 1.1	LENDERS’ TERM LOAN COMMITMENTS
SCHEDULE 1.2	GUARANTORS
SCHEDULE 1.3	IMMATERIAL SUBSIDIARIES
SCHEDULE 1.4	UNRESTRICTED SUBSIDIARIES
SCHEDULE 1.5	CLOSING DATE SECURITY DOCUMENTS
SCHEDULE 7.2	REAL PROPERTY
SCHEDULE 7.4	SUBSIDIARIES; STOCK
SCHEDULE 7.17	USE OF PROCEEDS
SCHEDULE 8.11	PERMITTED INVESTMENTS
SCHEDULE 8.12	DEBT
SCHEDULE 8.14	AFFILIATE TRANSACTIONS
SCHEDULE 8.15	BUSINESSES CONDUCTED
SCHEDULE 8.16	LIENS
SCHEDULE 8.17	RESTRICTIVE AGREEMENTS
SCHEDULE 8.23	DEPOSIT ACCOUNTS
SCHEDULE 8.27	HOLDINGS’ OPERATIONS
SCHEDULE 8.29	CERTAIN POST-CLOSING OBLIGATIONS
SCHEDULE 9.1	EXISTING DEBT

-vi-

TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT, dated as of March 4, 2022, among PROFRAC HOLDINGS, LLC, a Texas limited liability company (“Holdings,” as hereinafter further defined), PROFRAC HOLDINGS II, LLC, a Texas limited liability company (the “Borrower,” as hereinafter further defined), the guarantors party hereto, and the Lenders (as hereinafter further defined), and PIPER SANDLER FINANCE LLC, as the Agent and the Collateral Agent (each as hereinafter further defined) for the Lenders.

RECITALS:

WHEREAS, capitalized terms used and not defined herein shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full (or waiver) of the applicable conditions precedent set forth in Section 9.1 below, the Lenders extend credit to the Borrower in the form of a term loan facility in an aggregate principal amount of $450,000,000 on the Closing Date (such term loan facility from the Closing Date until immediately prior to the First Amendment Effective Date, the “Closing Date Term Loan Facility”, and such term loan facility immediately on and after the First Amendment Effective Date, including without limitation, after giving effect to all voluntary and mandatory prepayments made hereunder immediately prior to and the making of the Additional Term Loans on the First Amendment Effective Date, the “Term Loan Facility”);

WHEREAS, the Lenders have indicated their willingness to extend the Closing Date Term Loan Facility on the terms and subject to the conditions set forth below;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the ABL Intercreditor Agreement and [**]) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, each Guarantor has agreed to guarantee all of its Obligations and to secure its guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien (such priority subject to certain Liens permitted hereunder and the ABL Intercreditor Agreement and [**]) on substantially all of its assets with certain limited exceptions specifically set forth in the Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“ABL Administrative Agent” means JPMorgan, in its capacity as administrative agent under the ABL Facility Documentation or any successor administrative agent thereunder.

“ABL Collateral Agent” means JPMorgan, in its capacity as collateral agent under the ABL Facility Documentation or any successor collateral agent appointed in accordance with the provision of the ABL Credit Agreement.

“ABL Credit Agreement” means the Credit Agreement, dated as of March 4, 2022, among, inter alios, Holdings, the Borrower, the ABL Administrative Agent, the ABL Collateral Agent and the lenders from time to time party thereto (except as otherwise stated herein, as in effect on the Closing Date and as the same may be subsequently amended, restated, amended and restated, refinanced, replaced, extended, renewed or restructured in accordance with the provisions of the ABL Credit Agreement and the terms of the ABL Intercreditor Agreement, including, in each case, by means of any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement)).

“ABL Facility” means the asset-based credit facility made available to the Borrower and certain of its Subsidiaries pursuant to the ABL Credit Agreement.

“ABL Facility Documentation” means the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, as the same may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time in each case in accordance with the provisions of such ABL Facility Documentation and the terms of the ABL Intercreditor Agreement.

“ABL Facility Indebtedness” means the “Obligations” (as defined in the ABL Credit Agreement) or any equivalent term under any Replacement ABL Credit Agreement (as defined in the ABL Intercreditor Agreement).

“ABL Financial Covenant” means the financial covenant specified in Section 8.20 of the ABL Credit Agreement.

“ABL Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit K hereto, dated as of the date hereof, by and among the Collateral Agent, the ABL Collateral Agent, the other agents party thereto (if any) and the Obligors, as may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof, the ABL Credit Agreement, and the provisions of such ABL Intercreditor Agreement.

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Accounts” means, with respect to each Obligor, all of such Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment of a monetary obligation for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business or any Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or any Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make an Additional Term Loan to the Borrower on the First Amendment Effective Date pursuant to Section 2.4(a) in the amount set forth on Schedule I of the First Amendment.

“Additional Term Loan Lender” means the Lenders that fund the Additional Term Loans on the First Amendment Effective Date, up to their respective Additional Term Loan Commitments.

“Additional Term Loans” has the meaning as set forth in Section 2.4(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” means the first day of each April, July, October and January, as applicable.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Insurance Entity” means an Affiliate of the Borrower that (a) is domiciled in the State of Texas, (b) is a captive insurance company, (c) is registered and licensed by all applicable federal, state and local insurance agencies or regulators, including the Texas Department of Insurance and (d) provides insurance policies to Holdings, the Borrower and its Restricted Subsidiaries at or below market rates.

“Affiliated Lender” has the meaning specified in Section 12.2(a).

“Agent” means Piper, in its capacity as the administrative agent for the Lenders under this Agreement, or any successor agent appointed in accordance with this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent and the Collateral Agent, together with their respective Affiliates, and the respective officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the Agent and the Collateral Agent and their respective Affiliates.

“Agreement” means this Credit Agreement.

“Agreement Date” means the date of this Agreement.

“Alpine” means Alpine Silica, LLC, a Texas limited liability company.

“Alpine Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Alpine.

“Anti-Terrorism Laws” means the USA PATRIOT Act and any Executive Order administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), and other laws and regulations relating to anti-money laundering or economic sanctions, including without limitation all published economic sanctions imposed, administered or enforced from time to time by the U.S. Department of State and OFAC.

“Applicable ECF Percentage” means, with respect to each Excess Cash Flow Period, (a) 50% of Excess Cash Flow if the Total Net Leverage Ratio (as certified by a Responsible Officer of the Borrower) as of the last day of the applicable Excess Cash Flow Period is greater than 1.00:1.00, and (b) 25% of Excess Cash Flow if the Total Net Leverage Ratio (as certified by a Responsible Officer of the Borrower) as of the last day of the applicable Excess Cash Flow Period is less than or equal to 1.00:1.00.

“Applicable Entities” has the meaning specified in Section 14.18.

“Applicable Margin” means a percentage per annum equal to (a) until October 1, 2022, (i) for SOFR Rate Loans, 8.50%, and (ii) for Base Rate Loans, 7.50% and (b) thereafter, the following percentages per annum, based upon Total Net Leverage Ratio as of the most recent Adjustment Date:

Level	Total Net Leverage Ratio	Applicable Margin for Adjusted SOFR Rate Loans	Applicable Margin for Base Rate Loans
I	≥ 2.00:1.00	8.00%	7.00%
II	< 2.00:1.00	7.25%	6.25%

The Applicable Margin shall be adjusted quarterly in accordance with the table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Total Net Leverage Ratio as the Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date (with any such change, for the avoidance of doubt, being given retroactive effect to the Adjustment Date) and the Agent shall notify the Borrower promptly after such determination. Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective on the Adjustment Date.

Notwithstanding the foregoing:

(a) The Applicable Margin shall be set at Level I in the table above (i) upon the occurrence and during the continuation of an Event of Default, or (ii) if for any period, the Agent does not receive the Financial Statements required to be delivered pursuant to Section 6.2(b) for such period, for the period commencing on the Adjustment Date for such period through the date on which such Financial Statements are delivered.

(b) In the event that any Financial Statement or certificate delivered pursuant to Section 6.2(b) is inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a different Applicable Margin for any fiscal period, then the Applicable Margin for such fiscal period shall be determined by reference to the applicable Level in the above table for such fiscal period which would have applied if a correct financial statement or certificate had been delivered, and the Borrower shall promptly pay to the Agent any additional accrued interest owing as a result of such increased Applicable Margin for such fiscal period or the Agent shall promptly issue the Borrower a credit against the next succeeding interest payment due in the amount of the additional interest paid in excess of the interest which would have been due if the lower Applicable Margin had been in effect for such Test Period.

“Appointed Agents” has the meaning specified in Section 13.1.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Arrangers” means (a) Piper Sandler & Co. in its capacity as lead arranger of the Closing Date Term Loan Facility and (b) Piper Sandler & Co. in its capacity as bookrunner of the Closing Date Term Loan Facility.

“Assignee” has the meaning specified in Section 12.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 12.2(a)), and accepted by the Agent, in substantially the form of Exhibit D or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and other charges of (a) Proskauer Rose LLP, as counsel to the Agent and the Lenders, (b) after the Closing Date, one additional counsel selected by, and as counsel for, the Required Lenders, (c) if necessary, a single firm of local counsel in each relevant jurisdiction, or any other counsel (in lieu of, or in addition to, Proskauer Rose LLP and counsel for the Required Lenders) otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed) and (d) solely in the case of an actual or potential conflict of interest, one additional primary counsel and one additional counsel in each relevant jurisdiction to the affected Lenders similarly situated.

“Attributable Indebtedness” when used with respect to any Sale Leaseback Transaction, as at the date of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at such date of determination, compounded on a semi-annual basis) of the total obligations of Holdings and each of its Restricted Subsidiaries that is the lessee under the applicable lease for payments of base or fixed rent under such lease for the then remaining term thereof (excluding any renewal terms, except to the extent Holdings and each of its Restricted Subsidiaries has exercised its right to renew such lease term for any such renewal term).

“Available Amount” means, at and as of any time (the “Available Amount Reference Time”), an amount equal to (but not less than zero in the aggregate) the sum of the following (but only to the extent Not Otherwise Applied), without duplication of any amounts otherwise included in the calculation of Consolidated Net Income or Cumulative Retained Excess Cash Flow Amount:

(a) the Cumulative Retained Excess Cash Flow Amount (for the avoidance of doubt, taking into effect any applicable ECF True-up Amount); plus

(b) the proceeds from the issuance of any Qualified Stock after the Closing Date (including upon conversion of Debt of the Borrower incurred after the Closing Date) (other than (i) the proceeds from equity investments received as cash applied as a Cure Amount hereunder or a Cure Amount (as defined under the ABL Credit Agreement or (ii) the proceeds from the IPO)); plus

(c) the aggregate amount of cash and Cash Equivalents contributed to the Borrower (other than from a Restricted Subsidiary and other than in the form of Disqualified Stock); plus

(d) Investments of the Borrower or any Restricted Subsidiaries in any Unrestricted Subsidiary to the extent made using the Available Amount (up to the amount of the original cash investment in such Unrestricted Subsidiary) that has been re-designated as a Restricted Subsidiary (which cannot thereafter be re-designated as an Unrestricted Subsidiary if used to build the Available Amount, unless such re-designation also reduces the Available Amount) or that has been merged or consolidated into the Borrower or any of its Restricted Subsidiaries; plus

(e) Declined Proceeds from any Disposition following an offer pursuant to Section 4.3 hereof; plus

(f) [reserved]; plus

(g) (i) the aggregate amount received by Borrower after the Closing Date from cash dividends and distributions made by any Unrestricted Subsidiary (up to the original amount of the cash Investments to such Unrestricted Subsidiary made out of the Available Amount) and (ii) the Net Cash Proceeds in connection with the sale, transfer or other dispositions of assets or the Stock of any Unrestricted Subsidiary that was previously a Restricted Subsidiary and designated as an Unrestricted Subsidiary at any time prior to such sale, transfer or other dispositions of assets or the Stock (up to the original cash amount of such Investment to such Unrestricted Subsidiary made out of the Available Amount); plus

(h) returns, profits, distributions and similar amounts received in cash or Permitted Investments made using the Available Amount and not in excess of the original amount invested using the Available Amount.

“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount.”

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.5(e).

“Back-Stop Note” means that certain unsecured subordinated promissory note, dated as of the date hereof, issued by Holdings to THRC Holdings, LP and/or its Affiliates in the aggregate principal amount of $27,070,000.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0.00%) plus 1⁄2 of 1%, (b) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section, as the prime rate in effect from time to time, (c) Adjusted Term SOFR for a one month interest period as determined on such day, plus 1.0% and (d) 2.00%. The “prime rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent in its reasonable discretion).

“Base Rate Loan” means any Term Loan during any period for which it bears interest based on the Base Rate.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Basin Purchase and Sale Agreement” mean a Purchase and Sale Agreement dated as of February 9, 2022 by and among CSP IV Connect Acquisition, LLC, a Delaware limited liability company, Basin Special Situations LLC, a Delaware limited liability company, Basin Holdings LLC, a Delaware limited liability company, Basin Production and Completion LLC, a Delaware limited liability company, and Holdings, as amended, restated, supplemented and/or modified from time to time.

“Basin Units Acquisition” means the acquisition by Holdings of the Purchased BPC Units pursuant to the Basin Purchase and Sale Agreement.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.5(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.5 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Best Pump” means Best Pump & Flow, LLC, a Texas limited liability company.

“Best Pump Acquisition” means the acquisition by Holdings and/or its Affiliate(s) of 100% of the Stock of Best Pump.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the sole manager or the board of managers or managing member, of such Person, (c) in the case of any partnership, the board of directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning as set forth in the preamble of this Agreement.

“Borrowing” means a borrowing hereunder consisting of Term Loans of one Type and Class made on the same day by Lenders to the Borrower.

“BPC” means Basin Production and Completion LLC, a Delaware limited liability company.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the SOFR Rate or SOFR Rate Loans, any U.S. Government Securities Business Day.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate of all expenditures incurred by Holdings and its Restricted Subsidiaries during such period for purchases of property, plant and equipment or similar items which, in accordance with GAAP (other than repairs in the ordinary course), are or should be included in the statement of cash flows of Holdings and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include:

(i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or awards of compensation arising from the taking by eminent domain or condemnation of the assets paid on account of a Casualty Event,

(ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii) the purchase of property, plant or equipment to the extent financed with the proceeds of Disposition of assets outside the ordinary course of business,

(iv) expenditures that constitute any part of consolidated lease expense to the extent relating to operating leases,

(v) any expenditures made as payments of the consideration for a Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and expenditures made in connection with the Transactions,

(vi) expenditures to the extent Holdings or any of its Restricted Subsidiaries has received reimbursement in cash from a Person that is not an Affiliate of any of the Obligors and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) to such Person or any other Person (whether before, during or after such period); and

(vii) the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in capital expenditures when such asset was originally acquired.

“Capital Lease” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means:

(1) United States dollars or Canadian dollars;

(2) (a) euro, pounds sterling or any national currency of any participating member state of the EMU or (b) other currencies held by Holdings and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. federal government or any country that is a member state of the EMU or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively and in each case maturing within 12 months after the date of creation thereof;

(8) investment funds (including, without limitation, mutual funds) investing 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition;

(10) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P with maturities of 12 months or less from the date of acquisition;

(11) Debt or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(12) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that was a Lender, the Agent, any Arranger or any Affiliate of the foregoing at the time it provided or incurred any Cash Management Obligations or any Person that shall have become a Lender, the Agent or an Affiliate of a Lender, the Agent at any time after it has provided or incurred any Cash Management Obligations.

“Cash Management Document” means any certificate, agreement or other document executed by any Obligor or any of its Restricted Subsidiaries in respect of the Cash Management Obligations of any such Person.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management or related services (including treasury, depository, return item, overdraft, controlled disbursement, credit, merchant store value or debit card, purchase card, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the ACH processing of electronic funds transfers through the Federal Reserve Fedline system) and other cash management arrangements) provided by any Cash Management Bank, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.

“Cashless Roll Letter” means that certain letter agreement dated as of the date hereof by and among the Borrower, Services, Barclays Bank PLC, as agent under the Existing Term Loan Facility, the Agent and the Rollover Lenders signatory thereto.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or any condemnation awards in respect of any Property (other than Stock).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration or interpretation thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions) and (ii) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith (but solely to the extent the relevant increased costs would have been included if they had been imposed under applicable increased cost provisions), shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means and will be deemed to have occurred if:

(a) any time prior to the consummation of the IPO Transactions, the Permitted Holders, taken as a whole, shall cease to beneficially own (or of record own) and Control, directly or indirectly, at least 51% on a fully diluted basis of the Stock of Holdings; and/or

(b) at any time after the consummation of the IPO Transactions, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders, shall at any time have acquired beneficially or of record, direct or indirect ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Stock representing 35% or more of the Stock of Holdings; and/or

(c) the failure of Holdings to directly own, beneficially and of record, all of the Stock of the Borrower; and/or

(d) the failure of the Borrower to directly or indirectly, through Wholly-Owned Subsidiaries, own, beneficially and of record (other than in connection with any Disposition of all of the Stock thereof permitted under Section 8.8 or Section 8.9), all of the Stock of each other Obligor (other than Holdings); and/or

(e) Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; and/or

(f) a “change of control” or any comparable term under the ABL Credit Agreement or any other document governing any Material Indebtedness consisting of Debt for Borrowed Money.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Chattel Paper” means all of the Obligors’ now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Class” when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are in the same class, and, when used in reference to any Term Loan Commitment, refers to whether such Term Loan Commitment is in the same class, and when used in reference to any Lender, refers to whether such Lender has a Term Loan or Term Loan Commitment of such Class. For the avoidance of doubt, (i) the Term Loans shall be deemed of the same Class of Term Loans for all purposes of this Agreement and the other Loan Documents and (ii) the Term Loan Commitments shall be deemed of the same Class of Term Loan Commitments for all purposes of this Agreement and the other Loan Documents.

“Closing Date” means the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 9.1 have been fulfilled (or waived in writing by the Agent).

“Closing Date Lenders” shall mean the Lenders that fund the Term Loans on the Closing Date, up to their respective Term Loan Commitments as of the Closing Date.

“Closing Date Note” means that certain unsecured subordinated promissory note, dated as of the date hereof, issued by Holdings to THRC Holdings, LP and/or its Affiliates in the aggregate principal amount of $23,441,859.92.

“Closing Date Term Loans” means the Term Loans made on the Closing Date.

“Closing Date Term Loan Facility” has the meaning specified in the recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent under any of the Loan Documents; provided, however, that at no time shall the term “Collateral” include any Excluded Assets or any Excluded Real Property; provided, further, that for avoidance of doubt, “Collateral” shall include the Purchased BPC Units.

“Collateral Agent” means Piper, in its capacity as the collateral agent for the Secured Parties, or any successor collateral agent appointed in accordance with this Agreement and the other Loan Documents.

“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents and securing the Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that (in each case, as applicable, subject to the ABL Intercreditor Agreement, [**] and any other Intercreditor Agreement):

(a) the Collateral Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 9.1(a)(ii) or, after the Closing Date, pursuant to Sections 8.23, 8.25 and 8.29 at such time required by such Security Documents or such section to be delivered in each case, duly executed by each Obligor thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.2;

(c) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement by a security interest in (i) all the Stock issued by the Borrower and (ii) all Stock (other than Excluded Stock) held directly by the Borrower or any Guarantor in any Subsidiary (and, in each case, the Collateral Agent shall have received all such certificates or other instruments representing all such Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, if applicable);

(d) except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (to the extent such security interest may be perfected by (1) delivering certificated securities or instruments, (2) filing personal property financing statements (including, without limitation, UCC financing statements), (3) making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office and (4) control or other perfection) in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including, without limitation, all Current Asset Collateral, accounts receivable, inventory, equipment, investment property, Intellectual Property, intercompany notes, contracts, instruments, chattel paper and documents, letter of credit rights, Commercial Tort Claims, cash, deposit accounts, securities and commodity accounts, other General Intangibles, books and records related to the foregoing and, in each case, proceeds of the foregoing), in each case with the priority, required by the Security Documents~~, provided that, any such security interests in the Collateral shall be subject to the terms of the ABL Intercreditor Agreement~~;

(e) none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f) subject to the last paragraph of this definition, the Collateral Agent shall have received, with respect to any Real Estate (other than the Excluded Real Property) that is required to be subject to a Mortgage pursuant to Section 8.23 (each a “Mortgaged Property”), (i) counterparts of such Mortgage duly executed and delivered by such Obligor (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 120% of the Fair Market Value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such Fair Market Value), (ii) a title insurance policy for such property or the equivalent or other form (if applicable) available in each applicable jurisdiction insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements available in the applicable jurisdiction, coinsurance and reinsurance as the Collateral Agents may reasonably request, and in an amount reasonably acceptable to the Agent (not to exceed 120% of the Fair Market Value of the real properties covered thereby), (iii) either an existing survey together with a survey affidavit sufficient for the title insurance company to remove the standard survey exception and issue the survey related endorsements available in the applicable jurisdiction or a new ALTA survey in form and substance reasonably acceptable to the Collateral Agent, (iv) existing appraisals, (v) opinions addressed to the Collateral Agent and the Secured Parties from (A) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions in the applicable jurisdiction and (B) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Collateral Agent, (vi) a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Obligor) and, if the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), copies of (A) the insurance policies required by Section 8.5, (B) declaration pages relating thereto, (C) flood insurance in an amount and form that would be considered sufficient under the Flood Insurance Laws and otherwise, in form and substance reasonably satisfactory to the Collateral Agent and (D) such other documents as the Collateral Agent may reasonably request with respect to execution and delivery of such Mortgages;

(g) the Borrower and each Guarantor shall have (i) caused all Titled Goods with a Fair Market Value in excess of $120,000 individually to be properly titled in the name of such Person with the Collateral Agent’s Lien noted thereon and shall have delivered to the Collateral Agent (or its custodian) originals of all Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods with the Collateral Agent’s Lien noted thereon and (ii) upon the acquisition or manufacture by any such Person of any Titled Goods (other than Equipment that is subject to a purchase money security interest that constitutes a Permitted Lien) with a Fair Market Value in excess of $120,000 individually, promptly notified the Collateral Agent of such acquisition, setting forth a description of such Titled Goods acquired or manufactured and a good faith estimate of the current value of such Titled Goods and promptly delivered to the Collateral Agent (or its custodian) originals of the Certificates of Title (as defined in the UCC) or certificates of ownership for such Titled Goods, together with the manufacturer’s statement of origin, and an application duly executed by the appropriate Person to evidence the Collateral Agent’s Lien thereon. The Borrower and each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Person title or ownership applications for filing with the appropriate Governmental Authority to enable Titled Goods now owned or hereafter acquired by such Person to be amended to reflect the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authority, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Person as the Collateral Agent may reasonably deem necessary to accomplish the purposes of this clause (g) (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Titled Goods and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the Termination Date;

(h) the Borrower and each Guarantor shall have (i) delivered to the Collateral Agent with respect to each deposit account, securities account, and commodity account (other than any Excluded Account), in each case, a Control Agreement with respect to such deposit account, securities account, and commodity account and (ii) not maintained, and not permitted any of its Restricted Subsidiaries to have maintained, cash, Cash Equivalents or other amounts in any deposit account, securities account, or commodity account, unless the Collateral Agent shall have received a Control Agreement in respect of such deposit account, securities account, and commodity account (in each case, other than any Excluded Account);

(i) (i) with respect to intercompany Debt, if any, and Debt for Borrowed Money that is owing to any Obligor and that is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Debt, all Debt of Holdings, the Borrower and each of its Restricted Subsidiaries that is owing to any Obligor (or Person required to become an Obligor) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by Holdings, the Borrower, each such Restricted Subsidiary and each such other Obligor, together with undated instruments of transfer with respect thereto endorsed in blank, ~~subject, in each of clauses (i) and (ii), to the terms of the ABL Intercreditor Agreement~~;

(j) in the case of any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, (i) the Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 9.1(a)(iii) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral and (ii) each Lender shall have received all information and documents requested by such Lender to complete KYC and background diligence on such proposed new Obligor and no such new Obligor shall join any Loan Document unless and until each all Lenders have confirmed to Agent that they have completed their diligence on such proposed Obligor satisfactorily;

(k) in connection with any of the foregoing with respect to any Person joining as an Obligor after the Closing Date, the Collateral Agent shall have been provided (i) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Obligor and each jurisdiction where a filing (including a fixture filing) would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, (ii) tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid and (iii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent’s security interest in the Intellectual Property; and

(l) the Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Security Documents.

The foregoing definition shall not require the creation or perfection of pledges of, or security interests in, or the obtaining of title insurance, opinions or surveys with respect to, particular assets if and for so long as the Required Lenders and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such guarantees, or obtaining title insurance or surveys in respect of such assets (in each case, taking into account any material adverse tax consequences to Holdings and its Subsidiaries) shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

The Required Lenders may grant extensions of time for the provision or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Obligors on such date) where they reasonably determine, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of Real Estate entered into by any Obligor, such Obligor shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases (including requirements to deliver landlord lien waivers, estoppel and collateral access letters), (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets (and the following assets shall not constitute Collateral for any purpose hereunder and the other Loan Documents): (i) any fee-owned Real Estate with a Fair Market Value less than $5,000,000 in the aggregate, the Excluded Real Property, and any leasehold interests in Real Estate; provided that no Equipment attached or affixed to or located on such Real Estate or the Excluded Real Property to the extent such Equipment constitutes a fixture shall be excluded from Collateral, unless such Equipment otherwise constitutes an Excluded Asset under any other subclause of this clause (c), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (iii) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority), rule, regulation or contractual obligation with an unaffiliated third party (in each case, (y) only so long as such contractual obligation was not entered into in contemplation of the acquisition thereof and (z) except to the extent such prohibition is unenforceable or ineffective after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law), (iv) Excluded Stock (other than Stock that is Excluded Stock solely as a result of having been issued by Immaterial Subsidiaries), (v) to the extent that the obligations of Holdings, the Borrower and certain Subsidiaries of Holdings under the First Financial Loan Documents remain outstanding, certain tractors and any replacement tractors therefor and accessions thereto, having an aggregate Fair Market Value of not more than $30,000,000, pledged to First Financial Bank, N.A. pursuant to the First Financial Loan Documents, provided that any inflationary increases in value shall not cause the violation of this cap, (vi) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, it being agreed that for purposes of this Agreement and the Loan Documents, no Lien granted to Collateral Agent on any “intent-to-use” United States trademark applications is intended to be a present assignment thereof, (vii) any lease, license, contract or other agreements or any property (including personal property) subject to a purchase money security interest, Capital Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the UCC and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition, (viii) any assets as to which the Required Lenders and the Borrower reasonably agree in writing that the cost or other consequence of obtaining a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, ~~and (ix~~(ix) all of U.S. Well Services Holdings, LLC’s interests under the Enterprise Equipment Lease Agreement and all of the vehicles at any time leased thereunder, to the extent the outstanding obligations of U.S. Well Services Holdings, LLC does not exceed $10,000,000 at any time, (x) to the extent that the U.S. Well Direct Loans remain outstanding, certain equipment described therein and accessions thereto, having an aggregate Fair Market Value of not more than $15,000,000, pledged to secure such U.S. Well Direct Loans pursuant to the documentation evidencing the U.S. Well Direct Loans, provided that any inflationary increases in value shall not cause the violation of this cap and (xi) the assets of an Excluded Subsidiary (the assets excluded pursuant to this clause (c), collectively, the “Excluded Assets”; provided that notwithstanding anything herein to the contrary, Excluded Assets shall not include any proceeds, replacements or substitutions of Collateral (unless such proceeds, replacements or substitutions otherwise constitute Excluded Assets)), (d) the original Flotek Notes shall not be required to be delivered to the Agent until June 30, 2022 (to the extent that the Flotek Notes have not been converted into Flotek Stock by such date), (e) share certificates of Immaterial Subsidiaries and Unrestricted Subsidiaries (other than Specified Unrestricted Subsidiaries) shall not be required to be delivered, (f) no perfection actions shall be required (i) with respect to letter of credit rights, except to the extent perfection is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement) and (ii) no perfection actions will be required in regards to any Commercial Tort Claim (in addition to filing the financing statements (which cover “commercial tort claims”) filed on the Closing Date and/or in connection with the joinder of Obligors after the Closing Date), unless such Commercial Tort Claim has an individual value of at least $5,000,000, and (g) other than with respect to Stock, no actions in any jurisdiction other than the United States and Canada or required by the Laws of any jurisdiction other than the United States and Canada shall be required to be taken to create any security interests in assets located or titled outside of the United States and Canada or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements) governed under the laws of any jurisdiction other than the United States and Canada); provided that no such actions under or in accordance with the Laws of Canada (and no Security Document (or other security agreements) shall be required to be governed by the laws of the Canada, other than pledge agreements in respect of Stock of any Restricted Subsidiary of Holdings organized under the laws of Canada (other than Excluded Stock)) shall be required to be taken, in each case, unless the Fair Market Value of the property and assets of the Obligors located in Canada exceeds $50,000,000 at such time or the contribution to the Consolidated EBITDA of Holdings and its Subsidiaries by such property and assets exceeds $17,500,000 for any Test Period (calculated on a Pro Forma Basis).

“Commercial Tort Claims” has the meaning specified in the Security Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or in such other form as may be reasonably satisfactory to the Agent and the Borrower.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.4 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to Holdings and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, of Holdings and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Holdings and its Restricted Subsidiaries for any period, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period; plus

(a) the following in each case to the extent deducted (and not added back) in computing Consolidated Net Income (other than clause (a)(10) and (a)(13) below), but without duplication:

(1) Distributions made by Holdings and its Restricted Subsidiaries pursuant to Section 8.10(f)(i) during such period and provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, provincial, franchise, excise, value added and similar taxes and foreign withholding taxes of Holdings and its Restricted Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations and any payments to any Parent Entity in respect of such taxes; plus

(2) total interest expense and other financing expense (including breakage costs, premiums or consent fees and including the amortization of original issue discount); plus

(3) Consolidated Depreciation and Amortization Expense of Holdings and its Restricted Subsidiaries for such period; plus

(4) any fees, expenses or charges incurred in connection with any issuance of debt or equity securities, any refinancing transaction or any amendment or other modification of any debt instrument to the extent consummated in accordance with the terms of the Loan Documents including (i) such fees, expenses or charges related to the IPO Transactions and related to the other Transactions (other than the FTS Acquisition Transactions), to the extent consummated, and not to exceed (x) $5,000,000 with respect to any transaction or series of related transactions (other than the IPO Transactions) and (y) $25,000,000 in the aggregate for all such transactions during the term of the Agreement, in each case, to the extent not consummated, and (ii) any amendment, modification or waiver in connection with this Agreement or any instrument governing any other Debt; plus

(5) any fees (including legal and investment banking fees), transfer or mortgage recording Taxes and other out-of-pocket costs and expenses of Holdings and its Restricted Subsidiaries (including expenses of third parties paid or reimbursed Holdings and its Restricted Subsidiaries) incurred as a result of the transactions contemplated by the Loan Documents or any Disposition of Property permitted hereunder; plus

(6) any fees and expenses incurred by Holdings and any of its Restricted Subsidiaries solely in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment (in each case, whether or not consummated), but, with respect to Permitted Acquisitions or such other Permitted Investments not consummated, in an aggregate amount not to exceed (x) $10,000,000 for any Test Period to the extent related to the FTS Acquisition and (y) $2,000,000 for any Test Period related to any other Permitted Acquisition or any other acquisition constituting a Permitted Investment; plus

(7) any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP; plus

(8) [reserved]; plus

(9) any losses from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); plus

(10) the amount of “run rate” cost savings, operating expense reductions and other synergies achieved in connection with a Permitted Acquisition or any other acquisition constituting a Permitted Investment projected by the Borrower in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed, when combined with the amount of any adjustments made pursuant to clause (14) below and any Pro Forma Adjustment made pursuant to clause (d) below, (i) with respect to any Test Period ending on or before December 31, 2022, 12.5% of Consolidated EBITDA for such Test Period and (ii) with respect to any Test Period ending thereafter, 7.5% of Consolidated EBITDA for such Test Period (in the case of each of clauses (i) and (ii), prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (10), clause (14) below or clause (d) below), and (C) such actions have been taken, such actions with respect to which substantial steps have been taken or such actions are expected to be taken within twelve (12) months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause (10) and clause (14) below may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause (d) below; plus

(11) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(12) any non-cash losses or charges, including any write offs, write downs, expenses, losses or items for such period decreasing Consolidated Net Income for such period; plus

(13) proceeds from property or business interruption insurance received or reasonably expected to be received (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(14) all Restructuring Costs and any other extraordinary, unusual or non-recurring expenses, losses or charges incurred; provided that such adjustments do not exceed, when combined with the amount of any adjustments made pursuant to clause (10) above and any Pro Forma Adjustments made pursuant to clause (d) below, (i) with respect to any Test Period ending on or before December 31, 2022, 12.5% of Consolidated EBITDA for such Test Period and (ii) with respect to any Test Period ending thereafter, 7.5% of Consolidated EBITDA for such Test Period (in the case of each of clauses (i) and (ii), prior to giving effect to any increase in Consolidated EBITDA pursuant to this clause (14), clause (10) above or clause (d) below); provided, further, that the adjustments pursuant to this clause (14) and clause

(10)	above may be incremental to (but not duplicative of) Pro Forma Adjustments made pursuant to clause
(d)	below; plus

(15) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to GAAP;

minus

(b) the sum of the amounts for such period, solely to the extent included in Consolidated Net Income, without duplication,

(1) any non-cash gain increasing Consolidated Net Income of such Person for such period, other than the accrual of revenues in the ordinary course of business;

(2) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedge Agreements (to the extent the cash impact resulting from such gain has not been realized) or other derivate instruments pursuant to GAAP;

(3) any gains from the early extinguishment of Debt (including Hedge Agreements or other derivative instruments); and

(4) any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period;

provided that, to the extent non-cash gains are deducted pursuant to this clause (b) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein;

plus or minus, as applicable, without duplication

(c) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt, intercompany balances and other balance sheet items, plus or minus, as the case may be; and

plus

(d) in accordance with the definition of “Pro Forma Basis,” an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA,” of the Pro Forma Adjustment shall be added to (or subtracted from) Consolidated EBITDA (including the portion thereof occurring prior to the relevant Specified Transaction and/or Specified Restructuring) as specified in a certificate from a Responsible Officer of the Borrower delivered to the Agent (for further delivery to the Lenders), in each case, as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in accordance with GAAP; provided that,

(i) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise Disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or any Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and

(ii) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings, the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any

Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary herein, for purposes of calculating Consolidated EBITDA, the Non-Wholly Owned Subs shall not be included in such calculation; provided that without duplication, any cash Distributions by any Non-Wholly Owned Sub to a Restricted Subsidiary during a Test Period shall constitute Consolidated Net Income of such Restricted Subsidiary (receiving such cash Distribution) during such Test Period for purposes of measuring Consolidated EBITDA hereunder.

“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of (a) the Net Income, attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP (adjusted to exclude the equity interests in any Unrestricted Subsidiary owned by such Person or any of its Restricted Subsidiaries); plus (b) the amount of distributions received in cash by such Person or any of its Restricted Subsidiaries from any Subsidiary (including any Unrestricted Subsidiary) for such period, to the extent not already included in clause (a) above minus (c) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, (ii) the income (or loss) of any Person (other than a Restricted Subsidiary of such Person) in which any other Person (other than such Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Person during such period, (iii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or that Person’s assets are acquired by such Person or any of its Restricted Subsidiaries (except as may be required in connection with the calculation of a covenant or test on a pro forma basis), (iv) the income of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (v) any after-Tax gains or losses attributable to Dispositions of Property permitted under this Agreement, in each case other than in the ordinary course of business (as determined in good faith by the Borrower) or returned surplus assets of any Pension Plan, (vi) any net after-Tax gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (vii) any losses and expenses with respect to liability or casualty events to the extent covered by insurance or indemnification and actually reimbursed or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) and (viii) (to the extent not included in sub-clauses (i) through (vii) above) any net extraordinary gains or net extraordinary losses.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (without duplication) (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Borrower has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Parties” means Holdings and each of its Subsidiaries whose financial statements are consolidated with Holdings’ financial statements in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the book value of all assets of Holdings, the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions), consisting of Debt for Borrowed Money, Unpaid Drawings (as defined in the ABL Credit Agreement), Capital Lease Obligations and third party debt obligations evidenced by promissory notes or similar instruments ([**]), minus (b) the lesser of (i) the amount of Unrestricted Cash on the balance sheets of Holdings, the Borrower and its Restricted Subsidiaries as of such date minus the Term Loans then outstanding under the ABL Credit Agreement as of such date and (ii) $30,000,000. It is understood that to the extent Holdings or any Restricted Subsidiary incurs any Debt and receives the proceeds of such Debt, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a Pro Forma Basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.

“Consolidated Working Capital” means, as of any date of determination, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents and Long-Term Accounts Receivable) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, other than amounts related to current or deferred income taxes, over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Consolidated Total Debt that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any of its Restricted Subsidiaries, as applicable, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Debt in respect of the Term Loans, (ii) all Debt consisting of Term Loans, in each case to the extent otherwise included therein, (iii) the current portion of accrued interest and (iv) the current portion of current and deferred income taxes.

“Contaminant” means any (i) chemical, material, compound, waste, pollutant, substance, toxic or hazardous substance, hazardous waste, special waste, or any other substance, waste or material regulated or subject to rules of liability under Environmental Law including any material, substance, compound, chemical or waste that is listed, classified, defined or regulated in relevant form, quantity or concentration as hazardous or toxic (or words of similar import) pursuant to any Environmental Law, and (ii) any petroleum or petroleum products or their refined or derived products, polychlorinated biphenyls, radioactive materials, per-and polyfluoroalkyl substances, aqueous film forming foam, or other emerging contaminants, urea formaldehyde or asbestos or asbestos containing materials.

“Continuation/Conversion Date” means the date on which a Term Loan is converted into or continued as a SOFR Rate Loan.

“Continuing Director” means, at any date, (x) ProFrac PubCo, or (y) an individual (a) who is a member of the Board of Directors of Holdings (or any Parent Entity) on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated or designated to be a member of such Board of Directors, directly or indirectly, by the Permitted Holders or Persons nominated or designated by the Permitted Holders or (d) who has been nominated or designated to be, or designated as, a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account, any securities account, commodities account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower or Guarantor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to the Retained Excess Cash Flow Amount for all Excess Cash Flow Periods beginning with the Excess Cash Flow Period that is the Fiscal Quarter ending December 31, 2022, and prior to such date.

“Cure Amount” has the meaning specified in Section 10.4(a).

“Cure Deadline” has the meaning specified in Section 10.4(a).

“Cure Right” has the meaning specified in Section 10.4(a).

“Current Asset Collateral” means the “ABL Priority Collateral” (as defined in the ABL Intercreditor Agreement).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” means, without duplication, all

(a) indebtedness for borrowed money (excluding any obligations arising from warranties as to inventory in the ordinary course of business) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the deferred purchase price of property or services (other than trade accounts payable, liabilities or accrued expenses in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(c) all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Restricted Subsidiaries’ property, even if such Obligor or Restricted Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by Holdings or any of its Restricted Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP or, if higher, the Fair Market Value of such property;

(e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases;

(f) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(g) all net obligations of any Person in respect of Hedge Agreements;

(h) all obligations of such Person in respect of Disqualified Stock;

(i) earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment); and

(j) all obligations and liabilities under Guaranties in respect of obligations of the type described in any of clauses (a) through (i) above;

provided that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry, (ii) purchase price holdbacks in respect of Permitted Acquisitions (or any other acquisitions constituting Permitted Investments) arising in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iii) earn out obligations in connection with a Permitted Acquisition (or any other acquisition constituting a Permitted Investment) unless such obligations become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable and (iv) Guaranties incurred (other than with respect to Debt) in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Debt for Borrowed Money” of any Person at any time means, on a consolidated basis, the sum of all debt for borrowed money of such Person at such time.

“Declined Proceeds” has the meaning specified in Section 4.3(e).

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means two percent (2.00%) per annum.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Delayed Draw Funding Date” has the meaning as set forth in Section 2.5(a).

“Delayed Draw Term Loan Amount” means, an aggregate principal amount not to exceed $100,000,000.

“Delayed Draw Term Loan Availability Period” means the period commencing on the First Amendment Effective Date and ending on the earlier to occur of (i) the consummation of the First Amendment Acquisition with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.). and (ii) March 31, 2023.

“Delayed Draw Term Loan Commitment” means, with respect to each Delayed Draw Term Lender, the commitment of such Lender to make a Delayed Draw Term Loan to the Borrower on each Delayed Draw Funding Date pursuant to Section 2.5(a) in an aggregate principal amount not to exceed the amount set forth next to the name of such Delayed Draw Term Lender in a Schedule of Commitments to be agreed by the Borrower and such Delayed Draw Term Lender. The Delayed Draw Term Loan Commitments of all Delayed Draw Term Lenders shall not exceed the Delayed Draw Term Loan Amount.

“Delayed Draw Term Loan Lender” means the Lenders that fund the Delayed Draw Term Loans on each Delayed Draw Funding Date, up to their respective Delayed Draw Term Loan Commitments.

“Delayed Draw Term Loans” has the meaning as set forth in Section 2.5(a).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC and all accounts with a deposit function maintained at a financial institution, now or hereafter held in the name of the Borrower or any Guarantor.

“Designated Account” has the meaning specified in Section 2.3(b).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or its Restricted Subsidiaries in connection with a Disposition pursuant to clause (t) of the definition of “Permitted Dispositions” that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, lease, Sale Leaseback Transaction, assignment, transfer or other disposition (including any sale of Stock) of any property by any Person; provided that “Disposition” and “Dispose” shall not be deemed to include any Casualty Event or any issuance by Holdings or any of its Restricted Subsidiaries of any of its Stock to another Person.

“Disqualified Lenders” means (a) such Persons that have been specified in writing to the Agent prior to the Closing Date, (b) those Persons who are competitors of Holdings, the Borrower and their respective Subsidiaries that are separately identified in writing by the Borrower from time to time to the Agent and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the Persons referenced in clause (b) above to the extent that such fund is not controlled by any Person referenced in clause (b) above) that are either (i) identified in writing to the Agent by the Borrower from time to time or (ii) readily identifiable solely on the basis of such Affiliate’s name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of Term Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (b) the Borrower (on behalf of itself Holdings and each of the Restricted Subsidiaries of Holdings) and the Lenders acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a Disposition of assets or Casualty Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a Disposition of assets or Casualty Event) on or prior to the six-month anniversary of the Stated Termination Date; provided that, (a) if such Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (b) no Stock of Holdings shall constitute Disqualified Stock solely because of the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of Stock or other Stock (or any options or warrants for, or other rights with respect to, such stock or other Stock) of any Person, other than distributions in Stock or other Stock (or any options or warrants for such stock or other Stock) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any Stock or other Stock (or any options or warrants for such stock or other Stock) of such Person or any direct or indirect shareholder or other equity holder of such Person.

“Documents” means all “documents” as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any State of the United States or the District of Columbia.

“ECF True-up Amount” has the meaning specified in Section 4.3(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any degree) having responsibility for the resolution of any EEA Financial Institution.

“EKU Debt” means that certain Debt (i) owed by EKU Power Drives GmbH to Volksbank in der Ortenau eG, in an aggregate principal amount not to exceed $500,000, and (ii) owed by EKU Power Drives Inc. to Bank of America, N.A. in an aggregate principal amount not to exceed $50,000.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other lender having total assets in excess of $2,000,000,000 and that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender; (c) any Affiliate of any Lender and (d) any Approved Fund; provided, that, in any event, “Eligible Assignee” shall not include (i) any natural Person, (ii) any Permitted Holder, Holdings, any Guarantor, or the Borrower or any Affiliate of any of the foregoing, (iii) so long as (A) no Event of Default has occurred and is continuing under any of Sections 10.1(a), (e), (f) or (g) and (B) the list of Disqualified Lenders (including any updates thereto) has been made available by the Borrower to all Lenders, any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Agent) or (iv) Equify Financial LLC or any of its Affiliates.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Enterprise Master Lease Agreement” means that certain Master Equity Lease Agreement dated October 30, 2020, between U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), as lessee, and Enterprise FM Trust, a Delaware statutory trust, as lessor.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable Laws in connection with pollution, protection of the Environment (including Releases, threats of Releases) or to health and safety (to the extent which health and safety laws relate to exposure to Contaminants).

“Equify Bridge Note” means that certain unsecured subordinated promissory note, dated as of the date hereof, issued by the Borrower to Equify Financial LLC in an aggregate principal amount of $45,799,986.48.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control with Holdings or the Borrower within the meaning of Section 414(c) of the Code (or any member of an affiliated service group within the meaning of Sections 414(m) and (o) of the Code of which the Borrower is a member).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by Holdings, the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete withdrawal, within the meaning of Section 4203 of ERISA, or a partial withdrawal, within the meaning of Section 4205 of ERISA, by Holdings, the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (g) the filing with the PGBC of a notice of intent to terminate under

Section 4041(c) or ERISA, the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, of any notice from any Multi-Employer Plan that it intends to terminate or has terminated under Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan but only if the PBGC has notified Holdings, Borrower, or ERISA Affiliate, as applicable, the same; (h) the receipt by Holdings, Borrower, or ERISA Affiliate, as applicable, from the PBGC or a plan administer of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) Holdings, the Borrower or any of its Subsidiaries engages in a non-exempt “prohibited transaction” (i.e., a prohibited transaction for which a statutory, regulatory, or administrative exemption does not exist) with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (j) the imposition of any Lien under Section 430(k) of the Code or pursuant to Section 303(k) or Section 4068 of ERISA with respect to any Pension Plan, or any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.1.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such Excess Cash Flow Period; plus

(ii) all non-cash charges (including depreciation and amortization expenses) for such period to the extent such non-cash charges were deducted in computing Consolidated Net Income for such period; plus

(iii) decreases in Consolidated Working Capital and Long-Term Accounts Receivable for such period (other than any such decreases arising from acquisitions by the Borrower or any of its Restricted Subsidiaries completed during such period), plus

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; minus

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits and cash charges in each case included in arriving at Consolidated Net Income for such Excess Cash Flow Period; plus

(ii) without duplication of amounts deducted in arriving at such Consolidated Net Income, an amount equal to the lesser of (A) the aggregate amount of Capital Expenditures actually made in cash during such period and (B) the aggregate amount of Capital Expenditures projected to be made in cash during such period as set forth in the model dated as of December 6, 2021, delivered to the Agent prior to the Closing Date, in each case of the foregoing clauses (A) and (B), solely to the extent that such Capital Expenditures were financed (or projected to be financed) with Internally Generated Funds; plus

(iii) the aggregate amount of all principal payments of Debt of the Borrower and any of its Restricted Subsidiaries (including (A) the principal component of scheduled payments in respect of Capital Lease Obligations and (B) the amount of any repayment of Term Loans pursuant to Section 4.1(a) but excluding (x) all voluntary prepayments of the Term Loans made pursuant to Section 4.1(c) and (y) all mandatory prepayments of the Term Loans (other than those made pursuant to Section 4.3(b), to the extent such mandatory prepayments were made with the proceeds of a Disposition that resulted in an increase to Consolidated Net Income (with no amount in excess of the amount of such increase being included))) made during such period, except to the extent financed with the proceeds of other long-term Debt of the Borrower or any of its Restricted Subsidiaries (other than under any revolving credit facility); plus

(iv) increases in Consolidated Working Capital and Long-Term Accounts Receivable for such period (other than any such increases arising from acquisitions of a Person or business unit by the Borrower or any of its Restricted Subsidiaries during such period); plus

(v) [reserved]; plus

(vi) the amount of cash taxes paid in such period to the extent not deducted in determining Consolidated Net Income for such period; plus

(vii) [reserved]; plus

(viii) to the extent any non-cash charges were added back to Consolidated Net Income pursuant to the foregoing clause (a)(ii) for purposes of the Excess Cash Flow calculation for such period or a prior period and such non-cash charges were later paid in cash in such period (including expenditures for the payment of financing fees), the amount of such cash payments; plus

(ix) [reserved]; plus

(x) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income.

Notwithstanding anything to the contrary herein, for purposes of calculating Excess Cash Flow and the Retained Excess Cash Flow Amount for any Excess Cash Flow Period, (x) the Subsidiaries of Holdings that are not Wholly-Owned Subsidiaries of Holdings (“Non-Wholly Owned Subs”) shall not be included in such calculation and (y) with respect to entities that are acquired by Holdings and/or any of its Restricted Subsidiaries (whether by acquisition, merger, contribution or otherwise) that become wholly owned Subsidiaries of Holdings, such Subsidiaries shall not be in included in the Excess Cash Flow calculation for any period prior to such acquisition or merger being consummated or contribution to or through Holdings; provided that with respect to clause (x) set forth in this sentence, without duplication, any cash Distributions by any Non-Wholly Owned Sub to a Restricted Subsidiary during an Excess Cash Flow Period shall constitute Consolidated Net Income of such Restricted Subsidiary (receiving such cash Distribution) for such Excess Cash Flow Period solely for purposes of measuring Excess Cash Flow and the Retained Excess Cash Flow Amount hereunder.

“Excess Cash Flow Application Date” has the meaning specified in Section 4.3(a).

“Excess Cash Flow Period” means each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending December 31, 2022.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

“Excluded Account” means (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Person’s employees and (b) deposit accounts with deposits at any time in an aggregate amount not in excess of $2,000,000 for all such accounts.

“Excluded Assets” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Excluded Real Property” means the (i) all Real Estate acquired in connection with the West Munger Acquisition, (ii) the Real Estate located at 10589 N FM 1218 Kermit, TX 79745 and (iii) Specified FTS Real Property; provided, that if (A) a Permitted Sale Leaseback Transaction shall not have been consummated with respect to the Specified FTS Real Property, or a purchase money Debt financing described in Section 8.12(v) shall not have been consummated with respect to the Specified FTS Real Property, in each case, within 12 months of the FTS Acquisition, or (B) a purchase money Debt financing described in Section 8.12(v) shall have been so consummated but is later satisfied (and not Refinanced with Refinancing Debt), then the Specified FTS Real Property shall no longer constitute Excluded Real Property.

“Excluded Stock” means:

(a) any Stock with respect to which the Required Lenders and the Borrower agree, in writing (each acting reasonably), that the cost of pledging such Stock shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom,

(b) solely in the case of any pledge of Stock of any CFC or FSHCO to secure the Obligations of a U.S. Person, any Stock that is Voting Stock of such CFC or FSHCO in excess of 65% of the outstanding Stock that is Voting Stock of such CFC or FSHCO,

(c) any Stock to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained),

(d) any Margin Stock and Stock of any Person (other than any Restricted Subsidiary) to the extent, and for so long as, the pledge of such Stock would be prohibited by, or create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Subsidiary of the Borrower) under, the terms of any Organization Document, joint venture agreement or shareholders’ agreement applicable to such Person after giving effect to the applicable anti-assignment clauses of the UCC and applicable law,

(e) the Stock issued by any Immaterial Subsidiary or Unrestricted Subsidiary (other than any Specified Unrestricted Subsidiary), and

(f) any Stock of a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary; and

(g) any Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries in accordance with the provisions set forth herein so long as (i) substantially simultaneously with such acquisition, all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are contributed to the Borrower or a

Guarantor (other than Holdings) and such Obligor complies with the requirements set forth in this definition with respect to such property and assets (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity), (ii) such Person, after giving effect to subclause (i) above, individually has assets with a Fair Market Value of less than $2,000,000, and in the aggregate for all such transactions during the term of the Agreement, such Persons, in each case after giving effect to subclause (i) above, collectively have assets with a Fair Market Value of less than $5,000,000 (it being understood and agreed that such caps shall not include any assets held by any such Person after the Stock of such Person has been distributed pursuant to subclause (iii) below) and (iii) as soon as possible, and in any event within fifteen (15) days after such acquisition, the Stock of such Person (all or substantially all of the property and assets of which (including any Stock owned by such Person) have been contributed to one or more Obligors (other than Holdings other than to the extent that Holdings substantially simultaneously contributes such Stock to one or more other Obligors) in accordance with subclause (i) of this clause (g)) shall have been distributed by Holdings to a Parent Entity pursuant to Section 8.10(k) or such Person is liquidated or merged out of existence provided that, in each case, substantially simultaneous with such acquisition, all or substantially all of the property and assets of such Person shall be contributed to one or more Obligors (other than Holdings other than to the extent that Holdings substantially simultaneously contributes such property and assets to one or more other Obligors) in accordance with subclause (i) of this clause (g).

“Excluded Subsidiary” means:

(a) upon Flotek becoming a Subsidiary and until such time as Holdings owns, directly or indirectly, more than 66 2⁄3% of the Stock of Flotek, Flotek and its Subsidiaries (unless at such time that Holdings owns, directly or indirectly, such amount of the Stock of Flotek, Holdings and/or the Borrower have continued the designation of Flotek as an Unrestricted Subsidiary (but not a Specified Unrestricted Subsidiary) and satisfied all of the requirements of Section 8.26(d)(iv) with respect to the continuance of such designation (as if Flotek were initially being designated as an Unrestricted Subsidiary on such date)),

(b) any Subsidiary that is restricted or prohibited by (x) subject to clause (g) below, applicable Law or (y) contractual obligation from guaranteeing the Obligations (and for so long as such restriction or prohibition is in effect); provided that in the case of clause (y), such contractual obligation existed on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired,

(c) (i) any Foreign Subsidiary or (ii) any Domestic Subsidiary that is (A) a FSHCO or (B) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC,

(d) any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries excluded by this clause (d) exceeds 5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (d) exceeds 5% of the aggregate amount of Consolidated Total Assets of Holdings and its Restricted Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any other clauses of this definition except for this clause (d) as of the last day of the Test Period most recently ended on or prior to the date of determination),

(e) any other Subsidiary with respect to which, in the reasonable judgment of the Required Lenders and the Borrower, the cost of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(f) each Unrestricted Subsidiary (but, in the case of any Specified Unrestricted Subsidiary, only until such time as Holdings owns, directly or indirectly, more than 66 2⁄3% of the Stock of such Specified Unrestricted Subsidiary), and

(g) any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guaranty unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts (including if requested by the Agent to do so) by the Borrower and/or such Subsidiary to obtain the same.

As of the Closing Date, IOT-eq, LLC, EKU Power Drives GmbH and EKU Power Drives Inc. are the only Excluded Subsidiaries of Holdings.

“Excluded Swap Obligation” means, with respect to any Obligor or Holdings, (a) any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor or Holdings of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Obligor’s or Holdings’ failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Obligor or Holdings and any and all applicable guarantees of such Obligor’s Swap Obligations by other Obligors), at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Obligor or Holdings is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Obligor or Holdings becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Obligor or Holdings as specified in any agreement between the relevant Obligors and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Loan Document, (a) Taxes imposed on (or measured by) the Recipient’s net income (however denominated), franchise Taxes imposed in lieu of net income taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquired its interest in the applicable Term Loan Commitment or, in the case of an applicable interest in a Term Loan not funded pursuant to a prior Term Loan Commitment, such Lender acquires such interest in such Term Loan (provided that this clause (b)(i) shall not apply to an assignee pursuant to an assignment request by the Borrower under Section 5.8) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired its interest in the applicable Term Loan or Term Loan Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.1(d), and (d) any Taxes imposed under FATCA.

“Existing Term Loan Facility” means that certain Term Loan Credit Agreement, dated as of September 7, 2018, by and among the ProFrac Services LLC, as the borrower thereunder, Holdings, the guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as the administrative agent and collateral agent (as amended, amended and restated, supplemented and otherwise modified from time to time, and together with the guarantee and security documentation executed in connection therewith).

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“Family Member” means, with respect to any individual, any other individual that is recognized as a family member (to the second degree of consanguinity) by the laws of the residence of such individual.

“Family Trust” mean, with respect to Dan Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Dan Wilks or his Family Members and in respect of which Dan Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“Farris Family Trust” mean, with respect to Farris Wilks, trusts, family limited partnerships or other estate planning vehicles established for the benefit of Farris Wilks or his Family Members and in respect of which Farris Wilks or one or more of his Family Members serves as trustee or in a similar capacity.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 5.5(c).

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the Fee Letter, dated as of the Closing Date, between the Agent and the Borrower.

“Financial Covenant” means the covenant set forth in Section 8.20(a).

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 6.2 and Section 7.5.

“First Amendment” means that certain First Amendment to Term Loan Credit Agreement, dated as of the First Amendment Effective Date, by and among Holdings, the Borrowers, the Guarantors, the Lenders party thereto and the Agent.

“First Amendment Acquisition Prepayment” has the meaning specified in Section 4.3(c).

“First Amendment Acquisitions” means the acquisition of certain property, assets and/or Stock pursuant to the First Amendment Purchase Documents.

“First Amendment Effective Date” means July 25, 2022.

“First Amendment Fee Letters” means (i) that certain First Amendment Consent Fee Letter, dated as of the First Amendment Effective Date, by and between the Borrower and the Agent, (ii) that certain Additional Term Loan Fee Letter, dated as of First Amendment Effective Date, by and between the Borrower and the Agent and (iii) any fee letter, dated as of the each applicable Delayed Draw Funding Date, by and between the Borrower and the Agent, with respect to the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans (if any).

“First Amendment Purchase Documents” means each of the purchase agreements delivered by the Borrower to the Agent in connection with the First Amendment, in the most recent form delivered to the Agent prior to the First Amendment Effective Date, and the other agreements, instruments and other documents related thereto or executed in connection therewith (as such forms or drafts are finalized after the First Amendment Effective Date and/or as amended, restated, supplemented or otherwise modified from time to time but without giving effect to any finalizations, amendments, restatements, supplements or other modifications thereto, or any waivers or consents thereunder, after the First Amendment Effective Date that are materially adverse to the Lenders without the consent of the Required Lenders).

“First Financial Loan Documents” means, collectively, the Loan Agreement, dated as of December 22, 2021, by and among First Financial Bank, N.A., as lender, and ProFrac Holdings II, LLC, as borrower, and ProFrac Manufacturing, LLC and ProFrac Services, LLC, as guarantors, together with all security agreements, guarantees, pledge agreements and other agreements, certificates or instruments executed in connection therewith, in each case, as amended, restated, modified and/or supplemented to the extent not materially adverse to the Lenders.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means Holdings’, the Borrower’s, the Guarantors’ and/or their Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of the Consolidated Parties will end on December 31, 2022.

“Fixed Asset Collateral” means the “Fixed Asset Priority Collateral” (as defined in the ABL Intercreditor Agreement).

“Fixed Assets Priority Proceeds Account” means the “Fixed Asset Priority Proceeds Account” (as defined in the ABL Intercreditor Agreement).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 1.00% per annum.

“Flotek” means Flotek Industries, Inc., a Delaware corporation.

“Flotek Note Purchase Agreement” means that certain Note Purchase Agreement dated as of February 2, 2022 among Flotek and each of the purchasers party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Notes” means (i) the 10% Convertible PIK Notes dated February 2, 2022 in the aggregate principal amount of $10,000,000 (plus paid in kind interest) issued and sold to Holdings by Flotek and later contributed by Holdings to the Borrower on or before the date hereof, (ii) the 10% Convertible PIK Notes dated February 2, 2022 in the aggregate principal amount of $10,000,000 (plus paid in kind interest) issued to Holdings by Flotek and later contributed by Holdings to the Borrower on or before the date hereof, and (iii) the Convertible Notes issued to the Borrower or another Obligor by Flotek, from time to time, in connection with that certain Chemical Products Supply Agreement dated February 2, 2022, as amended, restated, modified, supplement, extended or replaced from time to time, (the “Flotek Supply Agreement”) by and between Flotek Chemistry, LLC, and ProFrac Services, LLC, and the Flotek Securities Purchase Agreement provided that such Convertible Notes in this clause (iii) are issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Notes.

“Flotek Pre-Funded Warrants” means the Pre-Funded Warrants issued to ProFrac Holdings II, LLC or its permitted assigns, as the holder, pursuant to that certain Securities Purchase Agreement, by and among Flotek and ProFrac Holdings II, LLC or its permitted assigns, as the holder, entitling such holder to purchase up to a total of 13,104,839 shares of common stock of Flotek at any time and at an exercise price equal to $0.0001 par value per share.

“Flotek Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of February 16, 2022, by and between Flotek and Holdings, as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders.

“Flotek Stock” means the Stock issued to the Borrower or another Obligor by Flotek, from time to time, in connection with (i) the Flotek Supply Agreement and the Flotek Securities Purchase Agreement, provided that such Stock is issued for no separate cash consideration. For the avoidance of doubt, payments made by or on behalf of ProFrac Services, LLC for the product sold in accordance with the Flotek Supply Agreement shall not be deemed to be “separate cash consideration” for purposes of the Flotek Stock and/or (ii) the conversion of the Flotek Notes into Stock issued by Flotek.

“Foreign Subsidiary” means any Subsidiary of Holdings (other than Borrower) that is formed under the laws of a jurisdiction other than the United States, a state of the United States or the District of Columbia.

“Fracturing Equipment Parts” has the meaning specified therefor in the ABL Intercreditor Agreement on the Closing Date.

“FSHCO” means any direct or indirect Subsidiary that has no material assets other than Stock of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“FTS” means FTS International, Inc., a Delaware corporation.

“FTS Acquisition” means the transactions contemplated pursuant to that certain FTS Acquisition Agreement, together with all related documents.

“FTS Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of October 21, 2021, by and among Holdings, FTS International, Inc., and ProFrac Acquisition, Inc., (as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Documents” means the FTS Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith (as amended, restated, supplemented or otherwise modified from time to time but without giving effect hereunder to any modifications, amendments, express waivers or express consents thereunder after the date hereof that are materially adverse to the Lenders without the consent of the Required Lenders).

“FTS Acquisition Transactions” means, collectively, (i) the transactions contemplated by the FTS Acquisition Documents, (ii) the Permitted Sale Leaseback Transaction and (iii) the FTS Distribution and Contribution Transaction.

“FTS Control Agreements” means (i) that certain Uncertificated Stock Control Agreement, dated as of the date hereof, among Farris Wilks, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) that certain Uncertificated Stock Control Agreement, dated as of the date hereof, among THRC Holdings, LP, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“FTS Distribution and Contribution Transaction” means the distribution by Holdings of the Stock of FTS to ProFrac PubCo or other members of Holdings (and the redemption by Holdings of its Stock from such Persons in exchange therefor) followed (substantially simultaneously) by the contribution (automatically and through no further action of any Person) of all or substantially all of the property and assets of FTS and its subsidiaries (including any Stock owned by FTS or any of its subsidiaries but, for the avoidance of doubt, not including the Stock issued by FTS or any Stock issued by Holdings to FTS in connection therewith) to Holdings, followed (substantially simultaneously) by the contribution (automatically and through no further action of any Person) of such property and assets of FTS and its subsidiaries (including any Stock owned by FTS or any of its subsidiaries but excluding any cash contributed and/or transferred to Holdings by FTS and/or the FTS Subsidiaries in connection therewith in an aggregate amount not to exceed the then outstanding principal amount (and any interest accrued thereon) of the Closing Date Note) by Holdings to the Borrower which may be further contributed by the Borrower to a Guarantor (other than Holdings). FTS Services will then distribute the Stock of FTS Manufacturing held by it to the Borrower.

“FTS Pledge Agreements” means the pledge agreements, each dated as of the date hereof, by each of the investors holding interests in the Stock of FTS immediately after the consummation of the FTS Acquisition in favor of the Agent.

“FTS Pledgor” means any grantor under any FTS Pledge Agreement or FTS Control Agreement.

“FTS Subsidiaries” means FTS International Services, LLC and FTS International Manufacturing, LLC.

“Full Payment” or “Full Payment of the Obligations” means, with respect to any Obligations (other than contingent indemnification obligations or other contingent obligation for which no claim has been made or asserted, Hedge Obligations not then due and payable, if any, and Cash Management Obligations not then due and payable, if any), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding) and (b) the termination or expiration of all Term Loan Commitments.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances from time to time.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired “general intangibles” as defined in the UCC, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Intellectual Property, corporate or other business records, blueprints, plans, specifications, registrations, licenses, franchises, Tax refund claims, any funds which may become due to any Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor.

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Agreement Date, among the Guarantors for the benefit of the Secured Parties.

“Guarantors” means (a) the Borrower, other than with respect to its own Obligations, (b) each Restricted Subsidiary, whether now existing or hereafter created or acquired (other than any Excluded Subsidiary) that is a party to the Guarantee Agreement, (c) Holdings, ~~and~~ (d) each other Person, who, in a writing accepted by the Agent, guarantees payment or performance in whole or in part of the Obligations and (e) immediately after giving effect to the U.S. Well Merger, the U.S. Well Entities. As of the Agreement Date, the Guarantors, in addition to the Borrower to the extent set forth in clause (a), are Holdings, Services, Manufacturing, Best Pump, Alpine and, upon FTS Manufacturing and FTS Services being contributed to Holdings pursuant to the FTS Distribution and Contribution Transaction, FTS Manufacturing and FTS Services.

“Guaranty” or “Guarantees” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other monetary obligations of any other Person (the “guaranteed monetary obligations”), or assure or in effect assure the holder of the guaranteed monetary obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed monetary obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed monetary obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services; provided that the term “Guaranty” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person acting reasonably and in good faith.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that that is a counterparty to a Secured Hedge Agreement with an Obligor or one of its Restricted Subsidiaries, in its capacity as such, and that either (i) is a Lender, the Agent, an Arranger or an Affiliate of the foregoing at the time it enters into such a Secured Hedge Agreement, or on the Closing Date is party to a Hedge Agreement with an Obligor or any Restricted Subsidiary permitted under Section 8.12 on the Closing Date, in its capacity as a party thereto or (ii) becomes a Lender, the Agent or an Affiliate of a Lender or the Agent after it has entered into a Hedge Agreement permitted by Section 8.12 with any Obligor or any Restricted Subsidiary.

“Hedge Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Historical Financial Statements” means (i) audited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries for, the three most recently completed Fiscal Years ended December 31, 2020, and (ii) unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Holdings and its consolidated subsidiaries, (a) for the fiscal quarter ended September 30, 2021 and (b) thereafter for each fiscal month ended at least 30 days prior to the Closing Date.

“Holdings” means Holdings (as defined in the preamble to this Agreement) or any Successor Holdings, to the extent the requirements set forth in Section 8.27 are satisfied.

“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of March 14, 2018, as amended and/or amended and restated in the form of that certain Third Amended and Restated Limited Liability Company Agreement attached hereto at Exhibit N, as further amended, restated and/or modified prior to being executed to the extent that such amendments, restatements and/or modifications are not materially adverse to the Lenders.

“IBA” has the meaning assigned to such term in Section 5.5(c).

“Illegality Notice” has the meaning specified therefor in Section 5.2(a).

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Borrower (a) that does not own any Intellectual Property related to the electrification of the Borrower’s fleets of hydraulic fracturing equipment and (b)(i) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such determination date were an amount equal to or less than 2.5% of Consolidated Total Assets at such date and (ii) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were an amount equal to or less than 2.5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP. As of the Closing Date, the Immaterial Subsidiaries are set for on Schedule 1.3.

“Indemnified Person” has the meaning specified in Section 14.10(a).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with all or substantially all creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instruments” means all instruments as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Obligor.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Interest Period” means, as to any SOFR Rate Loan, the period commencing on the Funding Date of the Term Loan or on the Continuation/Conversion Date on which the Term Loan is converted into or continued as a SOFR Rate Loan, and ending on the date one, three or six months thereafter or, with the consent of all applicable Lenders, twelve months, as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Internally Generated Funds” means any amount generated by the Borrower and its Restricted Subsidiaries and not representing (a) the issuance by such Persons of Stock or capital contributions made in respect of the Stock of such Persons, (b) a reinvestment by the Borrower or any of its Restricted Subsidiaries of any proceeds of a Permitted Disposition or Casualty Event, (c) the proceeds of any issuance of Debt of the Borrower or any Restricted Subsidiary (other than Debt under any revolving credit facility) and (d) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Inventory” means all of each Obligor’s now owned or hereafter acquired “Inventory” as defined in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, (iv) consist of raw materials, work in process, or materials used or consumed in a business, or (v) constitute Fracturing Equipment Parts; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising and shipping materials related to any of the foregoing.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of Holdings or its applicable Subsidiary and Capital Expenditures) of assets, shares of Stock, bonds, notes, debentures, partnerships, joint ventures or other ownership interests or other securities of such Person, (b) any advance, loan or other extension of credit (other than in connection with leases of Equipment or leases or sales of Inventory on credit in the ordinary course of business and excluding, in the case of Holdings and its Restricted Subsidiaries, intercompany accounts receivable and loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) to such Person, or (c) any other capital contribution to, or investment in, such Person, including, without limitation, any obligation incurred for the benefit of such Person, but excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less all dividends, returns, interests, profits, distributions, income and similar amounts received in respect of such Investment (not to exceed the original amount invested). For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC.

“Investment Property” means all of each Obligor’s now owned or hereafter acquired “investment property” as defined in the UCC, and includes all right, title and interest of each Obligor in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IO-TEQ Debt” means that certain Debt evidenced pursuant to that certain (x) promissory note dated February 3, 2021 issued by IOT-eq, LLC to Third Coast Bank, SSB in the original principal amount of $168,865.00 and (y) promissory note dated 2020 issued by IOT-eq, LLC to Spirit of Texas Bank, SSB in the original principal amount of $601,676.00.

“IPO” means the initial public offering and sale of common stock of ProFrac PubCo pursuant to an effective registration statement (Registration No. 333-261255) filed by ProFrac PubCo with the SEC (the “Registration Statement”) under the Securities Act.

“IPO Prepayment” has the meaning specified in Section 4.3(c).

“IPO Prepayment Amount” means an amount equal to the sum of (a) 100% of the first $100,000,000 of Net Cash Proceeds received by any Parent Entity, Holdings or the Borrower in connection with the IPO Transactions plus (b) 50% of the Net Cash Proceeds received by any Parent Entity, Holdings or the Borrower in connection with the IPO Transactions in excess of $200,000,000.

“IPO Transactions” means the IPO and the transactions described in the Registration Statement, including (i) the conversion of all of the membership interests in Holdings held by the owners of Holdings into a single class of common units in Holdings, the transfer by certain of such owners of their common units in Holdings to ProFrac PubCo in exchange for shares of Class A common stock of ProFrac PubCo, the Pubco Distribution, the issuance by ProFrac PubCo of shares of Class B common stock of ProFrac PubCo to certain of such owners and the contribution of the net proceeds of the IPO Transactions by ProFrac PubCo to Holdings and by Holdings to the Borrower, (ii) the use of the net proceeds from the IPO Transactions by the Borrower to invest in Cash Equivalents pending their application or use in accordance with the provisions hereof, and (iii) the execution, delivery and performance by Holdings of its obligations under the amended and restated Holdings LLC Agreement, the Tax Receivable Agreement and the Shared Services Agreement, in each case, subject to the terms of this Agreement.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Junior Debt” means any Debt for Borrowed Money secured by a junior Lien (other than, for the avoidance of doubt, (a) the ABL Facility Indebtedness and (b) any Subordinated Debt), which Junior Debt (i) is not owed to any Affiliate of Holdings or any of its Subsidiaries, (ii) does not provide for any amortization of the principal thereof unless the Total Net Leverage Ratio at the time of payment thereof is less than 1.00:1.00 and (iii) does not provide for cash interest payments in excess of $2,000,000 in any calendar year. For the avoidance of doubt, the EKU Debt, the IO-TEQ Debt, [**], the Well Services Debt, the U.S. Well Direct Loans and Debt evidenced by the First Financial Loan Documents shall not constitute Junior Debt.

“Junior Debt Payment” has the meaning specified in Section 8.13.

“Laws” means, collectively, all international, foreign, federal, state, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the common law, and the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of laws.

“LCA Election” has the meaning specified in Section 1.5.

“LCA Test Date” has the meaning specified in Section 1.5.

“Lender” means (a) each of the Closing Date Lenders, the Additional Term Loan Lenders and the Delayed Draw Term Loan Lenders (if any) and (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 12.2, in each case other than a Person who ceases to hold any outstanding Term Loans or any Term Loan Commitment.

“Lender Default” means (a) the refusal (in writing) or failure of any Lender to make available its portion of any incurrence of Term Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) the failure of any Lender to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (c) a Lender has notified the Borrower or the Agent that it does not intend or expect to comply with one or more of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement, (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that it will comply with its obligations under this Agreement, (e) any Lender or a direct or indirect parent company of each Lender becoming subject to a Bail-In Action or (f) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or winding up, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contract or agreements made by such person or its parent entity.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, priority or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, deemed trust, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or the interest of a vendor or lessor under a capital lease, consignment or title retention agreement; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude right-of-way, restriction, lease or other title exception or encumbrance affecting property (and for clarity, including exclusive licenses (but not non-exclusive licenses) granted in Intellectual Property).

“Limited Condition Acquisition” means any Permitted Acquisition (and any other acquisition constituting a Permitted Investment) whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of Unrestricted Cash of the Obligors at such time plus (ii) Availability (as defined in the ABL Credit Agreement as of the Agreement Date) at such time.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Guarantee Agreement, the Security Documents, the Notes, the Fee Letter, the First Amendment Fee Letters, the Transactions with Affiliates Letter Agreement, the ABL Intercreditor Agreement, [**] and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing any of the Obligations or any of the Collateral, in each case to which one or more Obligors is a party.

“Long-Term Accounts Receivable” means any Accounts that have been outstanding for more than 90 days.

“Losses” has the meaning specified in Section 14.10(a).

“Manufacturing” means ProFrac Manufacturing, LLC, a Texas limited liability company.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower and the other Obligors (taken as a whole) to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Material Indebtedness” means Debt (other than the Obligations) of any one or more of Holdings, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $22,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the Swap Termination Value thereof.

“Maximum Rate” has the meaning specified in Section 3.3.

“Monthly Liquidity” means the Liquidity of the Obligors, as calculated on the last Business Day of each fiscal month of the Obligors.

[**].

[**].

[**].

[**].

[**].

[**].

[**].

[**].

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, debentures, deeds of hypothec and mortgages creating and evidencing a Lien on a Mortgaged Property made by any Obligor in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in the form and substance reasonably acceptable to the Collateral Agent and the Borrower that are executed and delivered pursuant to the Collateral and Guarantee Requirement definition set forth herein or Section 9.1(a)(ii) (if applicable) or Sections 8.23, 8.25 or 8.29.

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Holdings, the Borrower or any ERISA Affiliate or with respect to which Holdings, the Borrower or any ERISA Affiliate has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Cash Proceeds” means:

(a) with respect to any Permitted Disposition or Casualty Event, (A) the gross amount of all proceeds thereof in the form of cash and Cash Equivalents (including, without limitation, any cash proceeds received as proceeds of any disposition of non-cash proceeds as and when received and any proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) actually paid to or received by the Borrower or any of its Restricted Subsidiaries, less (B) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are required to be paid by the Borrower or any of its Restricted Subsidiaries in connection with such Permitted Disposition or Casualty Event and are actually paid by the Borrower or any of its Restricted Subsidiaries, but only to the extent not already deducted in arriving at the amount referred to in clause (A) above; (2) Taxes paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds) (after taking into effect any available tax credits or deductions and tax sharing arrangements); (3) in the case of any Permitted Disposition by or Casualty Event affecting, a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (3)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Restricted Subsidiary as a result thereof; (4) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Permitted Disposition or Casualty Event (other than any Taxes deduced pursuant to clause (2) above) (I) associated with the assets that are the subject of such event and (II) retained by any Obligor, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction; (5) if applicable, the principal amount of any Debt secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Permitted Disposition or Casualty Event; (6) any payments to be made by the Borrower or any of its Restricted Subsidiaries as agreed between the Borrower or such Restricted Subsidiary and the purchaser of any assets subject to a Permitted Disposition or Casualty Event in connection therewith; and (7) any portion of such proceeds deposited in an escrow account or other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Permitted Disposition or Casualty Event; and

(b) with respect to any incurrence, issuance or assumption by the Borrower or any of its Restricted Subsidiaries of any Debt, or any issuance by any Parent Entity (including ProFrac PubCo.), Holdings, the Borrower or any of its Restricted Subsidiaries of any Stock, the gross amount of cash proceeds paid to or received by such Person in respect thereof, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred, and actually paid by such Person in connection therewith.

“Net Income” means the net income (loss) attributable to Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-Consenting Lender” has the meaning specified in Section 12.1(b).

“Non-Wholly Owned Subs” has the meaning specified in the definition of “Excess Cash Flow” set forth herein.

“Not Otherwise Applied” means, with reference to any amount otherwise eligible for inclusion in the Available Amount and/or clause (hh) of the definition of “Permitted Investments” set forth herein, that such amount (a) was not previously applied to prepay the Obligations, (b) was not previously utilized (meaning such funds remain available for application as Available Amount and/or Investments under clause (hh) of the definition of Permitted Investments set forth herein) for some other purpose, and (c) that such amount was not committed to be applied, provided that such commitment remains outstanding or has not otherwise terminated or expired, for some other purpose.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit J hereto, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.3(a).

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligors or Restricted Subsidiaries, or any of them, to the Agent, the Collateral Agent, any Lender, any Secured Party and/or any Indemnified Person, arising under or pursuant to this Agreement, any of the other Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to any of the Borrower or any other Obligor hereunder or under any of the other Loan Documents. “Obligations” include, without limitation, (a) all Secured Hedge Obligations (other than with respect to any Obligor’s Hedge Obligations that constitute Excluded Swap Obligations) and Cash Management Obligations and (b) all interest, fees and other amounts that accrue or would accrue after commencement of any Insolvency Proceeding against any Obligor, whether or not allowed in such proceeding.

“Obligors” means, collectively, the Borrower, each Guarantor, and each other Person that now or hereafter is primarily or secondarily liable for any of the Obligations and/or grants the Collateral Agent a Lien in any Collateral as security for any of the Obligations; provided that (i) the FTS Pledgors and FTS shall not constitute Obligors hereunder or under the other Loan Documents for any purpose unless and until, in the case of FTS, FTS becomes a Subsidiary of an Obligor after giving effect to the FTS Distribution and Contribution Transaction on the Closing Date, in which case FTS shall constitute an Obligor for all purposes hereunder, (ii) the FTS Subsidiaries shall not become Obligors hereunder or under the other Loan Documents until the FTS Subsidiaries are contributed to Holdings on the Closing Date pursuant to the FTS Distribution and Contribution Transaction (at which time, the FTS Subsidiaries shall automatically become Obligors hereunder and under the Loan Documents for all purposes), and (iii) Flotek Industries, Inc. and its Subsidiaries shall not be required to become Obligors hereunder or under the other Loan Documents unless and until Holdings owns, directly or indirectly, more than 66 2⁄3% of the Stock of Flotek (unless at the time that Holdings owns, directly or indirectly, such amount of the Stock of Flotek, Holdings and/or the Borrower have continued the designation of Flotek as an Unrestricted Subsidiary (but not a Specified Unrestricted Subsidiary and satisfied all of the requirements of Section 8.26(d)(iv) with respect to the continuance of such designation (as if Flotek were initially being designated as an Unrestricted Subsidiary on such date)) and (iii) the U.S. Well Entities shall not become Obligors hereunder or under any Loan Documents until after the U.S. Well Merger with respect to the U.S. Well Entities has been consummated.

“OFAC” has the meaning specified in Section 7.24(a).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning specified in Section 14.19.

“Originating Lender” has the meaning specified in Section 12.2(g).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, charges or similar levies or Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.8(c)).

“Parent Entity” means any Person that is or becomes a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings. For the avoidance of doubt, ProFrac PubCo shall be deemed to constitute a Parent Entity of Holdings.

“Participant” has the meaning specified in Section 12.2(g).

“Participant Register” has the meaning specified in Section 13.18(b).

“Payment” has the meaning assigned to such term in Section 13.22(a).

“Payment Notice” has the meaning assigned to such term in Section 13.22(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code, other than a Multi-employer Plan, which Holdings, the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit E.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Permitted Acquisition” means (x) the FTS Acquisition, (y) the West Munger Acquisition and (z) any other acquisition, by merger, consolidation, amalgamation or otherwise, by Holdings (or indirectly by a Parent Entity) or any of its Restricted Subsidiaries of (a) all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or (b) all or a majority of the Stock in a Person, in the case of each of clauses (a) and (b), (i) that, upon the consummation thereof, will be a Subsidiary that is owned directly by the Borrower or one or more of its Wholly-Owned Restricted Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation) or (ii) all or substantially all of the property and assets of which (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) are substantially contemporaneously therewith contributed to the Borrower or one or more Guarantors (other than Holdings) (and all of which Stock shall thereafter constitute Excluded Stock pursuant to clause (g) of the definition thereof), in each case, so long as (A) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all applicable Laws, (B) if such acquisition involves the acquisition of Stock of a Person that upon such acquisition would become a Subsidiary of the Borrower, such acquisition shall result in the issuer of such Stock becoming a Restricted Subsidiary (unless otherwise designated as an Unrestricted Subsidiary pursuant to Section 8.26) and, to the extent required by the Collateral and Guarantee Requirement, a Guarantor, (C) to the extent required by the Collateral and Guarantee Requirement, such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired, (D) both immediately prior to and after giving effect to such acquisition, no Event of Default under Sections 10.1(a), (e), (f) or (g) shall have occurred and be continuing, unless such acquisition is a Limited Condition Acquisition with respect to which a LCA Election has been made, in which case such Event of Default condition shall be tested as specified in Section 1.5), and (E) immediately after giving effect to such acquisition, Holdings and its Restricted Subsidiaries shall be in compliance with Section 8.15.

“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Debt and/or Guaranties, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Debt assumed in connection with such Permitted Acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by Holdings or its Restricted Subsidiaries.

“Permitted Debt” has the meaning specified in Section 8.12.

“Permitted Disposition” means:

(a) [reserved];

(b) Dispositions of obsolete, surplus, damaged or worn-out property or property that is no longer necessary, used or useful in the business of Holdings and its Restricted Subsidiaries;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) the use, transfer or Disposition of cash and Cash Equivalents pursuant to any transaction permitted by the terms of the Loan Documents;

(e) sales (other than sales of Eligible Accounts (as defined in the ABL Credit Agreement)), discounting or forgiveness of Accounts in connection with the collection, settlement or compromise thereof;

(f) any Disposition, license, sublicense, abandonment or lapse of Intellectual Property which does not materially interfere with the business of Holdings or any of its Restricted Subsidiaries, taken as a whole;

(g) Dispositions constituting Permitted Distributions, Permitted Investments (other than pursuant to clause (p) of the definition of “Permitted Investments”), transactions permitted by Section 8.9 or Permitted Liens;

(h) any sale or issuance of Stock by (i) a direct Restricted Subsidiary of Holdings to Holdings, (ii) the Borrower to Holdings, or (iii) any Restricted Subsidiary of Borrower to Borrower, Holdings or another Restricted Subsidiary of Borrower or Holdings;

(i) Dispositions of property for aggregate consideration of less than $1,000,000 with respect to any individual transaction; provided that the aggregate amount of such Dispositions permitted by this clause (i) shall not exceed $5,000,000 during any Fiscal Year;

(j) the leasing or subleasing of assets of Holdings or any of its Restricted Subsidiaries not materially interfering with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(k) Dispositions constituting the Permitted Sale Leaseback Transaction for cash consideration that does not in the aggregate exceed $50,000,000;

(l) Dispositions of non-core assets acquired in connection with Permitted Acquisitions, any other acquisitions permitted hereunder or similar Investments that are not used or useful in the business of Holdings and its Restricted Subsidiaries;

(m) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry and which do not materially interfere with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(n) transfers of property subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;

(o) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p) the unwinding of any Hedge Agreement pursuant to its terms;

(q) the Disposition of the Stock in, Debt of, other securities issued by, and/or assets of an Unrestricted Subsidiary (other than the Disposition of the Stock of any Specified Unrestricted Subsidiary);

(r) Dispositions of property or assets to Holdings, the Borrower or to any other Restricted Subsidiary; provided that, if the transferor of such property is an Obligor (i) the transferee thereof must either be an Obligor or (ii) such transaction must constitute a Permitted Investment;

(s) the settlement, release or surrender of litigation claims in the ordinary course of business or to the extent that the Borrower determines, in the good faith business judgment, that such settlement, release or surrender of litigation claims is beneficial to Holdings and its Restricted Subsidiaries, taken as a whole;

(t) any Disposition for Fair Market Value; provided that with respect to any Disposition (or series of related Dispositions) pursuant to this clause (t) for a purchase price in excess of $5,000,000, Holdings, the Borrower or any other Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, with respect to Dispositions of Fixed Asset Collateral, for purposes of determining what constitutes cash and Cash Equivalents under this clause (t), any Designated Non-Cash Consideration received by Holdings, the Borrower or such other Restricted Subsidiary in respect of the applicable Disposition of such Fixed Asset Collateral having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (t) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $15,000,000 and (y) 1.5% of Consolidated Total Assets (measured as of the date such Disposition is made based upon the Section 6.2 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; and

(u) Dispositions to any Restricted Subsidiary that is not an Obligor; provided that the aggregate amount of Dispositions pursuant to this clause (u) shall not exceed $7,500,000;

For purposes of this definition, capitalized terms used in this definition but not defined elsewhere in this Agreement shall have the meanings set forth in Articles 8 or 9 of the UCC, as the case may be.

“Permitted Distributions” has the meaning specified in Section 8.10.

“Permitted Holders” means each of Farris Wilks, his Family Members, Farris Family Trusts, FARJO Holdings, LP, Dan Wilks, his Family Members, Family Trusts, THRC Management, LLC and THRC Holdings, LP (provided that THRC Holdings, LP shall only constitute a Permitted Holder so long as THRC Management, LLC, Dan Wilks, his Family Members, and/or Family Trusts Control THRC Holdings, LP and own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interest in the Stock of THRC Holdings, LP).

“Permitted Investments” means:

(a) Investments by Holdings, the Borrower or any other Restricted Subsidiary in assets constituting cash or Cash Equivalents at the time such Investment was made;

(b) (i) (A) Investments by Holdings and its Restricted Subsidiaries in Holdings and its Restricted Subsidiaries existing on the Agreement Date and (B) Investments existing on the ~~First~~Second Amendment Effective Date and identified in Schedule 8.11 to this Agreement; and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment permitted by clause (b)(i) existing on the ~~First~~Second Amendment Effective Date; provided that the aggregate amount of the Investments permitted pursuant to this clause (b) is not increased from the aggregate amount of such Investments on the ~~First~~Second Amendment Effective Date except pursuant to the terms of such Investment as of the ~~First~~Second Amendment Effective Date or as otherwise permitted by Section 8.11;

(c) Investments by any Obligor in any other Obligor;

(d) Investments by any Restricted Subsidiary which is not an Obligor in the Borrower or any other Restricted Subsidiary;

(e) Investments by any Obligor in any Restricted Subsidiary which is not an Obligor; provided that the aggregate amount of Investments made and then-outstanding pursuant to this clause (e), shall not exceed, at the time of the making of such Investment and after giving Pro Forma Effect thereto, the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investments was made;

(f) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(g) Deposit Accounts maintained in the ordinary course of business;

(h) Investments constituting Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes;

(i) Investments (including debt obligations and Stock) received in connection with the bankruptcy or reorganization of Account Debtors, suppliers and customers or in settlement of delinquent obligations of, or other disputes with, Account Debtors, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) loans or advances to officers, directors, partners, members and employees of Holdings (or any Parent Entity) or its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Stock of Holdings (or Stock of any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of Qualified Stock) or used to satisfy Tax obligations relating to proceeds received by such Person in connection with the Transactions, which proceeds are used for the purchase of such Stock)), (iii) relating to indemnification of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity, and any reimbursement of any such officer, director or employee of expenses relating to the claims giving rise to such indemnification and (iv) for purposes not described in the foregoing clauses (i), (ii) and (iii), in an aggregate principal amount, when taken together with the aggregate amount of (A) Investments made under clause (t) below and (B) Distributions made under Section 8.10(e) below, not to exceed (x) $10,000,000 in any Fiscal Year and (y) $20,000,000 during the term of the Agreement;

(k) Permitted Acquisitions or any other acquisitions constituting Permitted Investments made using the Available Amount at such time, so long as (x) no Default or Event of Default shall have occurred prior to and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, does not exceed 1.00:1.00; provided that, the aggregate amount of Permitted Acquisition Consideration relating to all such Permitted Acquisitions or any other acquisitions constituting Permitted Investments made by the Borrower or any Guarantor to acquire any Restricted Subsidiary that does not become a Guarantor or merge, consolidate or amalgamate into the Borrower or a Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition or such other acquisition constituting a Permitted Investment, be owned by the Borrower or a Guarantor, shall not exceed, after giving Pro Forma Effect thereto, the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investment was made;

(l) any Investment to the extent that the consideration therefor is Stock (other than Disqualified Stock) of Holdings (or any Parent Entity);

(m) Guaranties of Holdings, the Borrower or any other Restricted Subsidiary in respect of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;

(n) Investments in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry consisting of endorsements for collection or deposit;

(o) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(p) Investments consisting of Liens, Debt, fundamental changes, Dispositions (other than pursuant to clause (g) of the definition of “Permitted Dispositions”) and Distributions, in each case, permitted under this Agreement;

(q) Investments in cash, and in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(r) promissory notes and other non-cash consideration received in connection with Permitted Dispositions;

(s) advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, partners, members, consultants, independent contractors or other service providers, in each case in the ordinary course of business;

(t) Investments made to acquire, purchase, repurchase or retire Stock of Holdings (or Stock of any Parent Entity) or the Borrower owned by any employee stock ownership plan or similar plan of Holdings (or any Parent Entity), the Borrower, or any Subsidiary, in an aggregate amount, when taken together with the aggregate amount of (i) loans and advances made under clause (j) above and (ii) Distributions made under Section 8.10(e) below, not to exceed (A) $10,000,000 in any Fiscal Year and (B) $20,000,000 during the term of the Agreement;

(u) contributions to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings (or any Parent Entity thereof);

(v) Investments held by any Person acquired by Holdings, the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 8.9 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w) Restricted Subsidiaries of Holdings may be established or created if Holdings, the Borrower and such Restricted Subsidiary comply with the requirements of Section 8.23, if applicable; provided that in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Agreement, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 8.23 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(x) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(y) Investments by Restricted Subsidiaries that are not Obligors in Restricted Subsidiaries that are not Obligors;

(z) intercompany Investments, reorganizations and related activities in connection with tax planning and reorganization activities, so long as after giving effect to any such activities, the Collateral Agent’s Lien on any material portion of the Collateral is not impaired;

(aa) asset purchases (including purchases of Inventory, supplies, materials and other assets), in each case in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(bb) any Investment in a non-Obligor to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution in like kind as such Investment from such Person that is not an Obligor;

(cc) any Investments (including Investments in minority investments, Investments in Unrestricted Subsidiaries and Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries); provided that the aggregate amount of such Investments made and then-outstanding pursuant to this clause (cc) measured at the time of the making of such Investment and after giving Pro Forma Effect thereto shall not exceed the greater of (x) $30,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the Test Period most recently ended on or prior to the date such Investment was made, provided, further that the aggregate amount of such Investments made and then-outstanding pursuant to this clause (cc) measured at the time of the making of such Investment shall not exceed $100,000,000 at any time;

(dd) the (i) FTS Acquisition, and (ii) West Munger Acquisition;

(ee) Investments made with the Available Amount so long as (x) no Default or Event of Default shall have occurred prior to and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Investment, does not exceed 1.00:1.00;

(ff) the Basin Units Acquisition;

(gg) Investments made in connection with the issuance of the Flotek Notes or Flotek Stock to Holdings, the Borrower or any other Obligor and/or contributed to the Borrower or another Obligor by Holdings (including the acquisition and ownership of Flotek Stock received in connection with a conversion of all or a portion of the outstanding principal and accrued and unpaid interest under the Flotek Notes into Flotek Stock) provided that the conversion of Flotek Notes into Flotek Stock shall not constitute an additional Investment (and such conversion shall not be restricted in any way hereunder);

(hh) Investments made from the Net Cash Proceeds of the IPO in an aggregate amount not to exceed the result of (i) the lesser of (x) the aggregate amount of Net Cash Proceeds of the IPO and (y) $200,000,000 less (ii) the sum of (x) the aggregate amount of Net Cash Proceeds of the IPO required to be applied to the Term Loans (after giving effect to any Declined Amounts) pursuant to Section 4.3(c)) plus (y) the aggregate amount of Net Cash Proceeds of the IPO applied to the prepayment of the Back-Stop Note and the Equify Bridge Note pursuant to Section 8.13, plus (z) the Pubco Distribution made from IPO Proceeds pursuant to Section 8.10(n), and, in any case, which are Not Otherwise Applied; ~~and~~

(ii) each First Amendment Acquisition, so long as each new direct or indirect Domestic Subsidiary acquired in connection with such First Amendment Acquisition becomes a Wholly-Owned Restricted Subsidiary and a Guarantor under this Agreement pursuant to Section 8.23 (and remains a Wholly-Owned Restricted Subsidiary and a Guarantor at all times during the term of this Agreement (except as otherwise permitted under Section 8.9(d)(i))) and satisfies the Collateral and Guarantee Requirement in connection with such First Amendment Acquisition (it being understood and agreed that no Person acquired in connection with any First Amendment Acquisition shall be at any time designated as a Non-Wholly Owned Sub, an Excluded Subsidiary or an Unrestricted Subsidiary), provided, that Thunderclap Merger Sub I, Inc., a Delaware corporation, shall not be required to become a Guarantor under this Agreement pursuant to Section 8.23 (and, for the avoidance of doubt, shall not be required to grant or perfect liens (or take any action in furtherance thereof) in any of its assets to secure the Obligations or Guaranteed Obligations), so long as it remains an Immaterial Subsidiary and is merged into another Obligor (or a Person that becomes an Obligor in accordance with Section 8.23) upon the consummation of the First Amendment Acquisition with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.); and

(jj) [**].

For purposes of determining compliance with this definition, in the event that any Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify other than the Flotek Pre-Funded Warrants) such Investment and only be required to include the amount and type of such Investment in one of such clauses provided that Investments may be allocated among more than one clause to the extent that such Investment meets the criteria of such clauses.

“Permitted Liens” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries, the Liens listed below:

(a) Liens for Taxes that (i) are not delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or (ii) are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or other applicable accounting principles);

(b) the Collateral Agent’s Liens;

(c) (i) Liens consisting of deposits or pledges of cash (or letters of credit issued) made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, (ii) Liens consisting of pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower, Holdings or any Restricted Subsidiary, (iii) Liens consisting of deposits of cash made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases or purchase, supply or other contracts (other than for the repayment of Debt for Borrowed Money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt for Borrowed Money) or to secure statutory or regulatory obligations (other than Liens arising under ERISA or Code Section 430), surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(d) statutory or common law Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being Properly Contested, in each case, if adequate reserves in accordance with GAAP (or other applicable accounting principles) with respect thereto are maintained on the books of the applicable Person, provided that if any such Lien arises from the nonpayment of any such claims or demands when due, such claims or demands are being Properly Contested or such nonpayment would not reasonably be expected to cause a Material Adverse Effect;

(e) Liens securing Capital Leases and purchase money Debt to the extent such Capital Leases or purchase money Debt are permitted in Section 8.12; provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such creditor; provided, further, that this clause (e) shall include Liens securing Debt evidenced by the Enterprise Master Lease Agreement to the extent such Debt is permitted under Section 8.12(c);

(f) (i) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, zoning, rights of way, covenants running with the land, affidavits of heirship and other similar title ordinary course exceptions or encumbrances affecting any Real Estate; provided that they do not, in the aggregate, materially interfere with its use in the ordinary conduct of the Borrower’s and its Restricted Subsidiaries’ business taken as a whole, (ii) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Real Estate over which the Borrower or any Restricted Subsidiary has easement rights (but does not own) or on any leased Real Estate and subordination or similar agreements relating thereto, and (iii) any condemnation or eminent domain proceedings affecting any Real Estate;

(g) Liens arising from any judgment, decree or order of any court or other Governmental Authority or any attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens do not constitute an Event of Default hereunder;

(h) licenses, sublicenses, leases or subleases on the property covered thereby (including Intellectual Property) granted to other Persons and not materially interfering with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(i) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement permitted by this Agreement;

(j) Liens (i) that are contractual rights of set-off, (ii) relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Restricted Subsidiary in the ordinary course of business, or (iii) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Liens (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iii) in favor of the commodities broker or intermediary attaching to commodity trading accounts, or other commodity brokerage accounts, incurred in the ordinary course of business and not for speculative purposes;

(l) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(m) Liens arising from precautionary UCC filings;

(n) Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(o) Liens identified on Schedule 8.16; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Permitted Debt and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations or Permitted Debt that it secures on the Agreement Date and any Refinancing Debt incurred to Refinance such Permitted Debt;

(p) Liens securing Refinancing Debt to the extent such Liens are permitted in the definition of “Refinancing Debt”;

(q) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 8.26), in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Debt is Permitted Debt and is not incurred in contemplation of such acquisition or in connection with such Person becoming a Restricted Subsidiary; provided, further, that if such Liens are consensual and are on the Collateral, the holders ([**]) of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the ABL Intercreditor Agreement or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower providing, among other things, that the Liens on the Collateral securing such Debt or other obligations shall rank junior to the Liens on the assets of the Obligors in favor of the Secured Parties;

(r) Liens securing Debt permitted under Section 8.12(q) so long as the holder of any such Debt (or an agent or representative in respect thereof) shall have entered into the ABL Intercreditor Agreement providing, among other things, that the Liens on the Fixed Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Fixed Asset Collateral, the liens on the Current Assets Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Current Assets Collateral and shall otherwise be in compliance with the parameters of Section 8.12(q);

(s) Liens on property of a Subsidiary of Holdings that is not an Obligor securing Debt of such Subsidiary that is not an Obligor pursuant to Section 8.12(p);

(t) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers or any seller of goods;

(u) restrictions on transfers under applicable securities laws;

(v) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Stock of any joint venture or similar arrangements pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(w) Liens (i) on cash advances in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Permitted Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods, entered into by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(y) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Debt, or (ii) related to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(z) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any other Restricted Subsidiary;

(aa) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(bb) ground leases in respect of real property on which facilities owned or leased by any of Holdings’ Subsidiaries are located;

(cc) (i) Liens securing Debt or other obligations of the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor provided that (x) such Liens are on the Collateral and junior to the Collateral Agent’s Lien and (y) such Debt is subject to a subordination agreement in form and substance reasonably satisfactory to the Agent and (ii) Liens securing Debt or other obligations of any Restricted Subsidiary that is not an Obligor in favor of any Restricted Subsidiary that is not an Obligor;

(dd) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents that are permitted as Permitted Investments;

(ee) Liens on Stock in joint ventures (other than Restricted Subsidiaries); provided that any such Lien is in favor of a creditor or partner of such joint venture;

(ff) Liens on cash and Cash Equivalents used to satisfy or discharge Debt; provided such satisfaction or discharge is permitted hereunder;

(gg) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole;

(hh) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Restricted Subsidiary; provided same do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary, taken as whole, including, without limitation, any obligations to deliver letters of credit and other security as required;

(ii) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of Holdings, Borrower or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(jj) Liens securing Hedge Agreements entered into to hedge interest rate risk associated with Debt permitted by Section 8.12(q); so long as such Liens are subject to the ABL Intercreditor Agreement providing, among other things, that the Liens on the Fixed Asset Collateral securing such Debt or other obligations shall rank junior to the Collateral Agent’s Liens on the Fixed Asset Collateral and the liens on the Current Assets Collateral securing such Debt may rank senior to the Collateral Agent’s Liens on the Current Assets Collateral;

(kk) Liens on the Excluded Assets described in clause (v) of the definition of “Collateral and Guarantee Requirements” securing Debt incurred pursuant to Section 8.12(o);

(ll) Liens on the Specified FTS Real Property securing Debt incurred pursuant to Section 8.12(v);

(mm) (i) Customary Liens set forth in Organizational Documents of Persons other than the Obligors and (ii) Liens set forth in the Basin Purchase and Sale Agreement, the Flotek Notes, the Flotek Note Purchase Agreement and the Flotek Securities Purchase Agreement to the extent such Liens do not secure Debt for borrowed money;

(nn) Liens securing the IO-TEQ Debt incurred pursuant to Section 8.12(t);

(oo) Liens on the assets of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries (but not any other Subsidiaries of Holdings) securing the Well Services Debt incurred pursuant to Section 8.12(b); ~~and~~

(pp) other Liens; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Debt and other obligations secured by Liens incurred under this clause (pp) and then-outstanding shall not, when taken together with the aggregate principal amount of Debt incurred under Section 8.12(c) and secured by Liens exceed $20,000,000; provided, further, that if such Liens are consensual and are on the Collateral, the holders of the Debt or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into the ABL Intercreditor Agreement or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, providing, among other things, the Liens on the Collateral securing such Debt or other obligations shall rank junior to the Liens on the Collateral of the Obligors in favor of the Secured Parties. ;

(qq) [**]; and

(rr) Liens on the assets of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries (but not any other Subsidiaries of Holdings) securing the U.S. Well Direct Loans incurred pursuant to Section 8.12(y), provided that individual financings of equipment provided by Paccar Finance Corp. may be cross-collateralized to other financings of equipment provided by Paccar Finance Corp. pursuant to each of the direct loan security agreements in connection with the U.S. Well Direct Loans.

For purposes of determining compliance with this definition, in the event that any Lien meets the criteria of more than one of the types of Permitted Liens described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify) such Lien and only be required to include the amount and type of such Lien in one of such clauses provided that the Permitted Lien(s) may be allocated among more than one clause to the extent that such Permitted Lien(s) meets the criteria of such clauses.

“Permitted Sale Leaseback Transaction” means any Sale Leaseback Transaction consummated after or contemporaneously with the consummation of the FTS Acquisition with respect to the Specified FTS Real Property; provided that (a) no Event of Default shall have occurred or be continuing or would result therefrom, (b) the lease with respect to such Sale Leaseback Transaction shall be on arms’ length commercially reasonable terms (as determined by the Borrower in good faith), (c) the lease with respect to such Sale Leaseback Transaction shall not have a capitalization rate in excess of 10.00% per annum, (d) the applicable purchaser and lessor with respect to such Sale Leaseback Transaction shall be an Affiliate of Wilks Brothers, LLC and (e) Holdings or any of its Restricted Subsidiaries consummating such Sale Leaseback Transaction shall receive in connection with the sale or transfer of the property subject thereto, cash consideration in amount that (i) is at least equal to the Fair Market Value (as evidenced by an appraisal delivered to the Agent on or within 30 days following the closing date of such Sale Leaseback Transaction) of such property and (ii) does not in the aggregate exceed $50,000,000 (not including any reasonable and documented out-of-pocket fees, costs and expenses incurred and/or assessed in connection with such Sale Leaseback Transaction).

“Permitted Tax Distributions” means (a) with respect to any taxable period (or portion thereof) for which Holdings and any of its Subsidiaries (including Borrower) are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, distributions by Holdings or an applicable Subsidiary (including Borrower), as may be relevant, to any direct or indirect parent of Holdings in an amount not to exceed the sum of (i) the lesser of (x) the amount of any U.S. federal, foreign, state and/or local income taxes that Holdings and/or its Subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had Holdings and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (y) the actual income tax liability of the common parent of the Tax Group and (ii) such amounts as are needed to pay any amounts owed by a direct or indirect parent of Holdings under any Tax Receivable Agreement; or (b) with respect to any taxable period or portion thereof during which Holdings is a pass-through entity (including a partnership or disregarded entity) and is not Wholly-Owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, distributions by Holdings to any member or partner of Holdings, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal the sum of (i) such member or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its pass-through Subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates applicable during the relevant taxable period to a corporation that is resident in the state in which Holdings has its headquarters (for avoidance of doubt, regardless of the actual rate applicable to such member or partner)), determined by taking into account (A) any U.S. federal, state and/or local (as applicable) loss carryforwards available to such member or partner during the relevant taxable period from losses allocated to such member or partner by Holdings in prior taxable periods to the extent not taken into account in prior taxable periods and taking into account any applicable limitations on the use of such losses, (B) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (C) the corporate alternative minimum tax, (D) any basis adjustment pursuant to Sections 734 and 743 of the Code that gives rise to a payment under any Tax Receivable Agreement or otherwise, (E) any allocations of “reverse Section 704(c) income”, and (F) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of Holdings and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any period or portion thereof, but not taking into account any allocations of “regular Section 704(c) income”, (provided that for purposes of this clause (b)(i), (I) any Parent Entity and any of the subsidiaries of such Parent Entity that are part of any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income tax returns of which such Parent Entity is the common parent shall be accounted for as a single direct member of Holdings (such aggregated deemed member, the “Public Member”) and (II) the amount of U.S. federal, state and/or local income taxes of the Public Member with respect to the relevant taxable period used in the calculation in clause (b)(i) shall in no event be less than the aggregate amount of U.S. federal, state and local tax liabilities of the Public Member for such taxable period), and (ii) in the case of such member or partner that is a direct or indirect parent of Holdings with an obligation under any Tax Receivable Agreement, such amounts as are needed by it during the relevant period to pay amounts owed by it under such Tax Receivable Agreement; provided that (1) it is understood and agreed, for the avoidance of doubt, that Permitted Tax Distributions shall not include distributions by any domestic Subsidiary that is treated as a corporation for U.S. federal income tax purposes); (2) any Permitted Tax Distributions made with respect to estimated income taxes pursuant to clauses (a)(i) or (b)(i) shall be made no earlier than ten (10) days prior to the due date of such estimated income taxes; (3) to the extent that Permitted Tax Distributions for estimated income taxes made with respect to any taxable year in accordance with the preceding clause (2) exceed the income tax liability of Holdings’ direct or indirect equity holders for such taxable year in respect of Holding’s net taxable income determined in accordance with the terms hereof (including as a result of the estimates of Holdings’ net taxable income during such year exceeding Holdings’ actual net taxable income for such taxable year), any such excess shall be carried forward for purposes of determining distributions payable pursuant to clauses (a)(i) or (b)(i), as applicable, and reduce Permitted Tax Distributions for income taxes made for later years; and (4) Permitted Tax Distributions shall not exceed the amount of distributions for taxes and Tax Receivable Agreement payments permitted under the Holdings LLC Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Piper” means Piper Sandler & Co. and its successors.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings, the Borrower sponsors or maintains or to which Holdings, the Borrower or a Subsidiary of the Borrower makes, is making, or is obligated to make contributions.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the twelfth month immediately following the date on which such Specified Transaction is consummated.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a Fiscal Quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings and its Subsidiaries, (a) the pro forma increase or decrease (for the avoidance of doubt net of any such increase or decrease actually realized) in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable cost savings, operating expense reductions or costs or other synergies or (b) any additional costs, expenses or charges, accruals or reserves incurred prior to or during such Post-Transaction Period with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and its Restricted Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction or Specified Restructuring; provided that (i) so long as such actions are taken or expected to be taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings, operating expense reductions or costs or other synergies will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period and (ii) such Pro Forma Adjustments, when aggregated with any addbacks made pursuant to clause (a)(10) and clause (a)(14) of the definition of “Consolidated EBITDA,” shall not be in excess of (A) with respect to any Test Period ending on or before December 31, 2022, 12.5% of Consolidated EBITDA for such Test Period and (B) with respect to any Test Period ending thereafter, 7.5% of Consolidated EBITDA for such Test Period (in the case of each of clauses (A) and (B), prior to giving effect to any increase in Consolidated EBITDA pursuant to this definition or clause (a)(10) or clause (a)(14) of the definition of “Consolidated EBITDA”).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder for an applicable period of measurement, for any Specified Transactions or Specified Restructurings that have been made during any applicable Test Period or, if applicable, subsequent to such Test Period and prior to or simultaneously with the events for which any such calculation is made, shall be calculated on a pro forma basis assuming that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) Refinancing of Debt, and (c) any Debt incurred by Holdings or any of its Restricted Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test, ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as reasonably determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and its Restricted Subsidiaries and (z) reasonably identifiable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of such Lender’s Term Loan Commitments and the denominator of which is the sum of the amounts of all of the Lenders’ Term Loan Commitments, or if no Term Loan Commitments are outstanding, a fraction (expressed as a percentage), (x) the numerator of which is the sum (without duplication) of the aggregate amount of the Term Loans owed to such Lender and (y) the denominator of which is the sum (without duplication) of the aggregate amount of the Term Loans owed to the Lenders.

“ProFrac PubCo” means ProFrac Holding Corp., a Delaware corporation.

“Properly Contested” means, in the case of any Debt or other obligation of Holdings, the Borrower, or any Restricted Subsidiary that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof, (a) such Debt or other obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves for the contested Debt or other obligation in conformity with GAAP; and (c) will not result in any impairment of the enforceability, validity or priority of the Collateral Agent’s Liens.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, equipment, Stock and Real Estate.

“Proposed Change” has the meaning specified in Section 12.1(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PubCo Distribution” means that certain Distribution by Holdings to ProFrac PubCo (directly or indirectly) from the IPO Proceeds in an amount not to exceed $72,930,000 to be used by ProFrac PubCo to purchase (i) common units issued by Holdings and/or (ii) shares of FTS Stock.

“Purchased BPC Units” means the following Stock acquired by Holdings in accordance with the Basin Units Acquisition: (i) 120,000 Series A-1 Preferred Units in BPC, (ii) 11,000 Series B-1 Preferred Units in BPC and (iii) the Additional Purchased Units (as defined in the Basin Purchase and Sale Agreement).

“Qualified Stock” means any Stock that is not Disqualified Stock.

“Real Estate” means all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Restricted Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Recipient” has the meaning assigned to such term in Section 13.22(a).

“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Refinance,” “Refinanced” and “Refinancing” each has the meaning specified in the definition of the term “Refinancing Debt.”

“Refinanced Debt” has the meaning specified in the definition of term “Refinancing Debt.”

“Refinancing Debt” means with respect to any Debt (the “Refinanced Debt”), any Debt incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, the Borrower and/or guarantors, or, after the original instrument giving rise to such Debt has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Debt (or previous refinancing thereof constituting Refinancing Debt); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereof plus fees and expenses reasonably incurred in connection therewith plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Debt shall have the same collateral priority as the Liens securing the Refinanced Debt, (c) no Obligor that was not previously liable for the repayment of such Refinanced Debt is or is required to become liable for the Refinancing Debt (except that any Obligor may be added as an additional direct or contingent obligor in respect of such Refinancing Debt), (d) such extension, refinancing, refunding, replacement or renewal does not result in the Refinancing Debt having a shorter Weighted Average Life to Maturity than the Refinanced Debt, (e) if the Refinanced Debt was subordinated in right of payment to any of the Obligations, then the terms and conditions of the Refinancing Debt shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Debt and (f) if the Refinanced Debt was subject to an intercreditor agreement, then the Refinancing Debt shall be subject to an intercreditor agreement.

“Register” has the meaning specified in Section 13.18(a).

“Registration Statement” has the meaning specified in the definition of “IPO”.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant on, in, under, from, to, into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in accordance with regulations issued by the PBGC or by the Lender.

“Required Lenders” means, at any time, Lenders having Term Loan Commitments representing at least 50.1% of the aggregate Term Loan Commitments at such time; provided, however, that if any Lender shall remain a Defaulting Lender, the term “Required Lenders” means Lenders having Term Loan Commitments representing at least 50.1% of the aggregate Term Loan Commitments at such time (excluding the Term Loan Commitment of any such Lender that is a Defaulting Lender); provided further, however, that if the Term Loan Commitments have been terminated, the term “Required Lenders” means Lenders holding Term Loans representing at least 50.1% of the aggregate principal amount of Term Loans outstanding at such time (excluding Term Loans of any such Lender that is a Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common law), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or, with respect to compliance with financial covenants and the preparation of the Compliance Certificate, the president, chief financial officer or the treasurer or assistant treasurer of the Borrower.

“Restricted Subsidiary” means (a) as to Holdings, the Borrower and each Subsidiary of the Borrower, and (b) as to the Borrower, each Subsidiary of the Borrower other than, in the case of each of clauses (a) and (b), an Unrestricted Subsidiary.

“Restructuring Costs” means any non-recurring, unusual and other one-time costs (including but not limited to legal and consulting fees) incurred by Holdings or any of its Restricted Subsidiaries in connection with its business, operations and structure in respect of plant closures, facility shutdowns, plant “moth-balling” or consolidation of assets located at any leased or fee-owned facilities, relocation or elimination of facilities, offices or operations, information technology integration, headcount reductions, salary continuation, termination, relocation and training of employees, severance costs, retention payments, bonuses, benefits and payroll taxes and other costs incurred in connection with the foregoing.

“Retained Excess Cash Flow Amount” means, with respect to any Excess Cash Flow Period, an amount equal to (a) 100% of Excess Cash Flow minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period commencing with the Excess Cash Flow Period ending on December 31, 2022.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Leaseback Transaction” means any transaction or series of transactions pursuant to which (a) Holdings or any of its Restricted Subsidiaries shall sell or otherwise transfer any Real Estate (together with any personal property related to or used in connection with such Real Estate so long as such personal property is immaterial and incidental to such Real Estate) to any Person and (b) Holdings or any of its Restricted Subsidiaries shall lease back from such Person all or any portion of such property.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Term Loan Credit Agreement, dated as of the Second Amendment Effective Date, by and among Holdings, the Borrowers, the Guarantors, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” means November 1, 2022.

“Second Currency” has the meaning specified in Section 14.19.

“Section 6.2 Financials” means the Financial Statements delivered, or required to be delivered, pursuant to Section 6.2(a), 6.2(b) or 6.2(c).

“Secured Cash Management Agreement” means any Cash Management Document that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank and designated in writing by the Cash Management Bank and such Person to the Agent as a “Secured Cash Management Agreement”; provided that Obligations under such Secured Cash Management Agreement shall not exceed the amount permitted under the ABL Intercreditor Agreement.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Section 8.12 that is entered into by and between any Obligor or any Restricted Subsidiary and any Hedge Bank and designated in writing by the Hedge Bank and such Obligor to the Agent as a “Secured Hedge Agreement.”

“Secured Hedge Obligations” means as to any Person, all obligations, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), of an Obligor arising under any Secured Hedge Agreement; provided, that to the extent the Hedge Bank is not a Lender, such Hedge Bank (a) shall be deemed to have appointed the Agent and the Collateral Agent as its Agent and Collateral Agent, respectively, under the Loan Documents, (b) shall agree to be bound to Article XIII, Section 14.7 and Section 14.10 hereof and (c) shall be subject to the ABL Intercreditor Agreement; provided, further that Secured Hedge Obligations shall not exceed the amount permitted under the ABL Intercreditor Agreement.

“Secured Parties” means, collectively, the Agent, the Collateral Agent, the Lenders, the Indemnified Persons, the Cash Management Banks and the Hedge Banks.

“Securities Accounts” means all “securities accounts” as such term is defined in the UCC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Agreement Date, among Holdings, the Borrower, each of the Guarantors from time to time party thereto, and the Collateral Agent, for the benefit of the Secured Parties, as may be amended, amended and restated or modified from time to time.

“Security Documents” means the Security Agreement, the FTS Pledge Agreements, the FTS Control Agreements, any Mortgage and any other agreements, instruments, and documents heretofore, now or hereafter securing any of the Obligations.

“Services” means ProFrac Services, LLC, a Texas limited liability company.

“Shared Services Agreement” means that certain shared services agreement to be entered into by and between Wilks Brothers, LLC and Holdings pursuant to the IPO Transactions in substantially the form attached hereto as Exhibit M (as such form may be amended, modified or changed prior to the execution and delivery thereof by the parties thereto to the extent that such amendment, modification or change is not in any manner materially adverse to the interests of the Obligors or the Lenders).

“Significant Subsidiary” means, at any date of determination, (a) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the Test Period most recently ended on or prior to such date of determination were equal to or greater than ten percent (10%) of the Consolidated Total Assets at such date or (b) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than ten percent (10%) of the consolidated gross revenues of Holdings and its Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP or (c) each other Restricted Subsidiary that, when such Restricted subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that would constitute a “Significant Subsidiary” under clause (a) or (b) above.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any borrowing, the SOFR Rate Loans comprising such borrowing.

“SOFR Interest Payment Date” means, with respect to a SOFR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Term Loan and, with respect to each Interest Period of more than three months, each three month anniversary of the commencement of such Interest Period for such SOFR Rate Loan.

“SOFR Rate” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Rate Loan” means each portion of a Term Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Solvent” or “Solvency” means, at the time of determination:

(a) each of the Fair Market Value and the Present Fair Saleable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and Capital; and

(b) such Person and its Subsidiaries taken as whole do not have Unreasonably Small

(c) such Person and its Subsidiaries taken as whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

Defined terms used in the foregoing definition shall have the meanings set forth in the solvency certificate delivered on the Closing Date pursuant to Section 9.1(a)(v).

“Specified FTS Real Property” means the Real Estate acquired in connection with the FTS Acquisition and located at the below locations, together with (x) all rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter pertaining to such Specified FTS Real Property; (y) all buildings and other improvements of every kind and description now or hereafter placed on such Specified FTS Real Property, together with all fixtures, machinery and other articles of personal property now or hereafter attached to or regularly used in connection with the Specified FTS Real Property, and all replacements thereof, and (z) all extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the easements or improvements:

(1) 906 S. Eastern, Elk City, OK 73644;

(2) 1432 Route 519, Eighty Four, PA 15330;

(3) Lot 1, Aledo, TX 76008;

(4) 117 Nu Energy Rd., Aledo, TX 76008;

(5) 119 Nu Energy Rd., Aledo, TX 76008;

(6) 2459 FM 190, Asherton, TX, 78827;

(7) 4608 Fairlane, Fort Worth, TX 76119;

(8) 4651 S. Edgewood Terrace, Fort Worth, TX 76119;

(9) 4700 S. Edgewood Terrace, Fort Worth, TX 76119;

(10) 1704 E. Whaley St., Longview TX 75601;

(11) 3201 W. Murphy, Odessa, TX 79763;

(12) 986 S. Maurice Rd., Odessa, TX, 79763;

(13) 602 S. Hwy 163, Ozona, TX 76943; and

(14) 3195 Coughran Rd., Pleasanton, TX 78064.

“Specified Representations” means the representations and warranties relating to the Obligors set forth in Sections 7.1, 7.2, 7.3(a), 7.6, 7.16, 7.18, 7.22, 7.23 and 7.24.

“Specified Restructuring” means any restructuring or other strategic initiative (including cost saving initiative) of Holdings or any of its Restricted Subsidiaries after the Closing Date and not in the ordinary course and described in reasonable detail in a certificate of a Responsible Officer delivered by Holdings or the Borrower to the Agent.

“Specified Transaction” means, with respect to any period, any Investment, Disposition (including the Permitted Sale Leaseback Transaction), incurrence of Debt, Refinancing of Debt, Distribution, Subsidiary designation or other event that by the terms of the Loan Documents requires compliance on a “Pro Forma Basis” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto.

“Specified Unrestricted Subsidiary” has the meaning specified in Section 8.26(b).

“Stated Termination Date” means March 4, 2025, or if such date is not a Business Day, the immediately preceding Business Day.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, unlimited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means any Debt subordinated in right of payment to, or required under the Loan Documents to be subordinated in right of payment to, any Debt under the Loan Documents, except any Debt that is subject to Lien subordination but not payment subordination. For the avoidance of doubt, (i) the Back-Stop Note, the Closing Date Note and the Equify Bridge Note shall be deemed to constitute Subordinated Debt, and (ii) the EKU Debt, the IO-TEQ Debt, [**], the Well Services Debt, the U.S. Well Direct Loans and the Debt evidenced by the First Financial Loan Documents shall not be deemed to constitute Subordinated Debt.

“Subordinated Intercompany Note” means the Intercompany Subordinated Note, dated as of the Agreement Date, by and among Holdings, the Borrower and each Restricted Subsidiary of Holdings from time to time party thereto.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings. Notwithstanding the foregoing, the FTS Subsidiaries shall become Subsidiaries hereunder and under the other Loan Documents automatically and without any further action by any Person upon the contribution of the Stock issued by the FTS Subsidiaries to Holdings on the Closing Date pursuant to the FTS Distribution and Contribution Transaction.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into in connection with the IPO Transactions, as further described in the Registration Statement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Term Loan Commitment” means, (a) in the case of each Lender that is a Closing Date Lender on the Closing Date, the obligation of such Lender to make the Closing Date Term Loans pursuant to the terms and conditions of this Agreement which shall not exceed the amount set forth opposite such Closing Date Lender’s name on Schedule 1.1 as such Lender’s Term Loan Commitment, (b) in the case of each Additional Term Loan Lender, the Additional Term Loan Commitment(s) of such Additional Term Loan Lender, and (c) in the case of each Delayed Draw Term Loan Lender, if any, the Delayed Draw Term Loan Commitment(s) of such Delayed Draw Term Loan Lender.

“Term Loan Facility” has the meaning specified in the recitals to this Agreement.

“Term Loans” means the loans made to Borrower pursuant to Sections 2.1, 2.4 and 2.5.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Rate Loan, a percentage per annum as set forth below for the applicable Type of such Term Loan and (if applicable) Interest Period therefor:

Base Rate Loans: 0.11448%

SOFR Rate Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%
Twelve months	0.71513%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) Full Payment of the Obligations, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Test Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.2(a) or 6.2(b); provided that, prior to the first date financial statements have been delivered pursuant to Section 6.2(a) or 6.2(b), the Test Period in effect shall be the period of four consecutive Fiscal Quarters of Holdings ended September 30, 2021.

“Titled Goods” means vehicles and similar items that are (a) subject to certificate-of-title statutes or regulations under which a security interest in such items are perfected by an indication on the certificates of title of such items (in lieu of filing of financing statements under the UCC) or (b) evidenced by certificates of ownership or other registration certificates issued or required to be issued under the laws of any jurisdiction.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period. Notwithstanding anything to the contrary herein, solely for purposes of calculating the Total Net Leverage Ratio, the Debt of any Non-Wholly Owned Sub shall not be included in such calculation unless and until (x) such Non-Wholly Owned Sub becomes a Wholly Owned Restricted Subsidiary of Holdings or (y) such Debt of such Non-Wholly Owned Sub is guaranteed by Holdings or any of its Wholly Owned Restricted Subsidiaries or the creditors with respect to such Debt have recourse to Holdings or any of its Wholly Owned Subsidiaries with respect to such Debt (including, without limitation, by means of pledging any collateral with respect thereof).

“Transactions” means, collectively, (a) the entering into of the Loan Documents and funding of the Term Loans on the Closing Date and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents (including without limitation, upon the consummation thereof, the IPO Transactions and FTS Acquisition Transactions), (b) the entering into of the ABL Credit Agreement governing the ABL Facility and (c) the payment of fees and expenses in connection with the foregoing.

“Transactions with Affiliates Letter Agreement” has the meaning set forth in Section 8.14(p).

“Type” means any type of a Term Loan determined with respect to the interest option applicable thereto, which shall be a SOFR Rate Loan or a Base Rate Loan.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(d)(ii)(C).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and the other Obligors that is both (a) is free and clear of all Liens other than (i) any nonconsensual Lien that is permitted under the Loan Documents, (ii) Liens of the Collateral Agent and (iii) the Liens permitted under clauses (k), (r), (y)(i) and (y)(ii) of the definition of Permitted Liens herein and (b) held in a Deposit Account in the United States that is not subject to the Control (as defined in the UCC) of any secured creditor (to secure borrowed money) other than the Collateral Agent (to the extent Collateral Agent is permitted to have Control over such Deposit Account pursuant to the provisions of this Agreement and the Security Documents) unless, in the case of the secured creditors who have Control of certain Deposit Accounts of Holdings and its Restricted Subsidiaries pursuant to clause (r) of the definition of Permitted Liens, the Collateral Agent also has Control (as defined in the UCC) of such Deposit Account. For the avoidance of doubt, this definition of “Unrestricted Cash” shall not include any cash or Cash Equivalents used to cash collateralize undrawn face amounts of outstanding Letters of Credit (as defined in the ABL Credit Agreement) and any Unpaid Drawings (as defined in the ABL Credit Agreement) in respect of Letters of Credit (as defined in the ABL Credit Agreement).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.4, (ii) any Subsidiary of the Borrower designated by the Board of Directors of Holdings or the Borrower as an Unrestricted Subsidiary pursuant to Section 8.26 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Well Direct Loans” has the meaning ascribed to such term in the Second Amendment.

“U.S. Well Entities” means U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.), a Delaware limited liability company, USWS Holdings LLC, a Delaware limited liability company, U.S. Well Services, LLC, a Delaware limited liability company, USWS Fleet 10, LLC, a Delaware limited liability company, and USWS Fleet 11, LLC, a Delaware limited liability company.

“U.S. Well Merger” means the merger of U.S. Well Services, Inc. and Thunderclap Merger Sub I, Inc. with U.S. Well Services, Inc., as the surviving corporation pursuant to that certain Agreement and Plan of Merger, dated as of June 21, 2022, by and among U.S. Well Services, Inc., ProFrac Holding Corp. and Thunderclap Merger Sub I, Inc.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“VCOC Lender Rights Letter” means, with respect to any Lender, a VCOC Lender Rights Letter, in form and substance reasonably satisfactory to the Borrower and such Lender, by and between the Borrower and such Lender (or an Affiliate of such Lender).

“Voting Stock” means, with respect to any Person, shares of such Person’s Stock having the right to vote for the election of members of the Board of Directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Debt.

“Well Services Debt” mean that certain Debt owed by U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries to Equify Financial LLC in an aggregate principal amount not to exceed $30,000,000, and any Refinancing Debt incurred to Refinance such Debt.

“West Munger Acquisition” means the acquisition by Holdings, as buyer, of certain real property interests, including the sand reserves beneath such real estate, from certain Persons (collectively, as sellers), for an aggregate purchase price of $30,000,000.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means any Obligor, the Agent, the Collateral Agent and, in the case of any U.S. federal withholding tax, any other withholding agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction or Specified Restructuring occurs, the Total Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction or Specified Restructuring on a Pro Forma Basis.

(c) Where reference is made to “Holdings and its Restricted Subsidiaries, on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

(d) Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein and (ii) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP as of December 31, 2017 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capital Leases and/or Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be characterized as Capital Leases and/or Capital Lease Obligations.

(e) For the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Net Income of such Person or business shall not be excluded from the calculation of Consolidated Net Income until such Disposition shall have been consummated.

(f) Notwithstanding any other provisions set forth herein and for the avoidance of doubt, for purposes of the measurement of the Total Net Leverage Ratio and Excess Cash Flow, unrealized gains shall be excluded from Consolidated Net Income and Consolidated EBITDA, but only to the extent that such unrealized gains have not already been deducted from Consolidated Net Income or Consolidated EBITDA.

1.3 Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(i) The term “including” is not limiting and means “including without limitation.”

(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iii) The word “or” is not exclusive.

(iv) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(v) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(vi) The word “will” shall be construed to have the same meaning as the word “shall.”

(vii) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(viii) The word “permitted” will be construed to have the same meaning as the phrase “not prohibited”.

(d) Unless otherwise expressly provided herein, (a) references to Organization Documents, Charter Documents, agreements (including the Loan Documents) and other contractual obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by this Agreement; and (b) references to any applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable Law.

(e) The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1.4 Classification of Term Loans and Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “SOFR Rate Loan”) or by Class and Type (e.g., a “Term SOFR Rate Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Borrowing”). For avoidance of any doubt, all Term Loans shall be deemed of the same Type of and the same Class of Term Loans for all purposes of this Agreement and the other Loan Documents.

1.5 Limited Condition Acquisition. For purposes of (i) determining compliance with any ratio or test (including, without limitation, the Total Net Leverage Ratio and the amount available under the Available Amount), (ii) determining compliance with representations, warranties, defaults or events of default or (iii) testing availability under the baskets (including, without limitation, baskets measured as a percentage of total assets), in each case, in connection with a Limited Condition Acquisition permitted under this Agreement, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, a “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and, compliance with such ratio, test or basket shall be determined after giving Pro Forma Effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date. If the Borrower has made a LCA Election, then in connection with any subsequent calculation of any ratio, test or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition expires or is terminated without the consummation of such Limited Condition Acquisition, any such ratio, test or basket shall be required to be calculated on a Pro Forma Basis both (1) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has expired or been terminated and (2) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have not been consummated.

1.6 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.8 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

1.9 Currency Equivalents Generally.

(a) For purposes of any determination under any provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at currency exchange rates then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with respect to the amount of any Debt, Investment, Disposition, Distribution or payment of Junior Debt in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt or Investment is incurred or Disposition, Distribution of payment of Junior Debt is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Debt, if such Debt is incurred to Refinance other Debt denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Debt does not exceed the principal amount of such Debt being Refinanced, except by an amount equal to the accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Debt or Investment may be incurred or Disposition, Distribution or payment of Junior Debt may be made at any time under such Sections. For purposes of the Financial Covenant and testing the Total Net Leverage Ratio, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 6.2 Financials.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(c) If at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 5.5 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 5.5 have not arisen but the supervisor for the administrator of the SOFR Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the SOFR Rate shall no longer be used for determining interest rates for loans (or, after which, the SOFR Rate is no longer required to be published), then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to the SOFR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

1.10 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any

Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

TERM LOANS

2.1 Term Loan Commitments. Closing Date Term Loans. Subject solely to the terms and conditions set forth herein, each Closing Date Lender severally, but not jointly or jointly and severally, agrees to advance the Closing Date Term Loans to the Borrower in Dollars on the Closing Date (or agrees to roll or convert other prior existing obligations of ProFrac Services, LLC, as the borrower, under the Existing Term Loan Facility pursuant to the Cashless Roll Letter and, accordingly, shall be deemed to advance Closing Date Term Loans to the Borrower in Dollars on the Closing Date in accordance with the Cashless Roll Letter) in a principal amount equal to its Term Loan Commitment in effect immediately prior to the making of such Closing Date Term Loans. The Borrowing of Closing Date Term Loans on the Closing Date shall be made from the Closing Date Lenders ratably in proportion to their respective Term Loan Commitments in effect on the Closing Date. The Term Loan Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Termination Date may not be reborrowed. The Term Loan Commitments corresponding to the Closing Date Term Loans made on the Closing Date shall terminate automatically immediately after the making of such Term Loans on the Closing Date (and for the avoidance of doubt, any Term Loan Commitments (which do not constitute Additional Term Loan Commitments and Delayed Draw Term Loan Commitments) not funded on the Closing Date will be terminated). The Closing Date Lenders shall be Lenders for all purposes hereunder.

2.2 Term Loans. The Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, Base Rate Loans or SOFR Rate Loans; provided, that all Closing Date Term Loans made by each of the Closing Date Lenders on the Closing Date shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty, other than as set forth in Sections 4.2 and 5.4), but once repaid or prepaid, may not be re-borrowed, (iii) shall not exceed for any Lender the Term Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the sum of the Term Loan Commitments of all Lenders. On the Termination Date, all then outstanding Term Loans shall be repaid in full in Dollars. Each Term Loan made pursuant to this Agreement shall be made in Dollars.

2.3 Loan Administration.

(a) Procedure for Borrowing.

(i) The Borrowing on the Closing Date shall be made upon the Borrower’s written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit A hereto (together with any notice of borrowing delivered pursuant to Section 4(k) of the First Amendment and Section 2.5(a) of this Agreement, a “Notice of Borrowing”) delivered to the Agent. Such Notice of Borrowing must be received by the Agent no later than 1:00 p.m. (New York City Time) one (1) Business Day prior to the Closing Date, specifying: (A) the amount of such Borrowing; (B) whether such Borrowing is to be a SOFR Borrowing or a Base Rate Borrowing (and if not specified, it shall be deemed a request for a Base Rate Borrowing); and (C) in the case of a request for SOFR Rate Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

(b) Reliance upon Authority. On or prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth the account of the Borrower (such account, together with any replacement account, the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Term Loans requested hereunder unless otherwise directed in writing by the Borrower. The Agent is entitled to rely conclusively on any Person’s request for Term Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account or to another account designated by the Borrower in writing. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(c) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.3(a) or (b), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Term Loans on its behalf. The wiring of Term Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Term Loans as provided herein.

(d) Notice Irrevocable. Any Notice of Borrowing made and/or delivered pursuant to (i) Section 2.3(a) of this Agreement, (ii) Section 4(k) of the First Amendment or (iii) Section 2.5(a) of this Agreement shall be irrevocable; provided that such Notice of Borrowing may be rescinded or revised, to change the requested date for the making of the Term Loans contemplated thereby, by the Borrower giving written notice to the Agent prior to 12:00 noon (New York City Time) (or, such later time as the Required Lenders may approve in their sole discretion) on the date of the proposed Borrowing. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

2.4 Additional Term Loans.

(a) Each Lender with an Additional Term Loan Commitment severally agrees to make a term loan (the “Additional Term Loans”) to the Borrower on the First Amendment Effective Date in an aggregate principal amount equal to the amount of such Lender’s Additional Term Loan Commitment.

(b) The aggregate principal amount of the Additional Term Loans made on the First Amendment Effective Date shall not exceed the aggregate principal amount of the Additional Term Loan Commitments. Each Lender’s Additional Term Loan Commitment shall be permanently terminated immediately and without further action upon the funding of its Additional Term Loans on the First Amendment Effective Date. The Additional Term Loan Commitment shall be permanently terminated immediately and without further action upon the funding of all of the Additional Term Loans on the First Amendment Effective Date.

(c) The proceeds of the Additional Term Loans shall be used (i) to consummate one or both of the First Amendment Acquisitions, (ii) to prepay the ABL Facility Indebtedness and (iii) for general corporate and other working capital purposes.

(d) All other terms of the Additional Term Loans are as set forth in the First Amendment and this Agreement.

2.5 Delayed Draw Term Loans.

(a) During the Delayed Draw Term Loan Availability Period, the Borrower may request, in accordance with this Section 2.5(a), up to four (4) draws of delayed draw term loans (the “Delayed Draw Term Loans”) in an aggregate principal amount not to exceed the Delayed Draw Term Loan Amount. Each such draw of Delayed Draw Term Loans shall be in a minimum amount of $25,000,000, or an amount equal to the remaining Delayed Draw Term Loan Commitments. Each Borrowing of the Delayed Draw Term Loans shall be made on the date stated in the Borrower’s Notice of Borrowing delivered to the Agent (which shall be delivered no less than five (5) Business Days in advance of the proposed borrowing of Delayed Draw Term Loans) in connection therewith (each such borrowing date, a “Delayed Draw Funding Date”). Each existing Lender shall be offered the opportunity to provide (but, for the avoidance of doubt, shall have no obligation to provide) a portion of the Delayed Draw Term Loan Commitments requested by the Borrower on a pro rata basis based on such existing Lender’s Pro Rata Share of the Term Loans then outstanding; provided that (i) each existing Lender shall be deemed to decline to exercise its right to provide its Pro Rata Share of the Delayed Draw Term Loan Commitments if such Lender does not agree to provide such Delayed Draw Term Loan Commitments within five (5) Business Days after the Borrower delivers a written request for such Delayed Draw Term Loan Commitments to the Agent (on behalf of such Lender) and (ii) the Borrower may offer to additional potential Lenders (in addition to the existing Lenders) the ability to provide Delayed Draw Term Loan Commitments in its reasonable discretion.

(b) The aggregate principal amount of the Delayed Draw Term Loans made on each Delayed Draw Funding Date shall not exceed the aggregate principal amount of the then remaining Delayed Draw Term Loan Commitments (in effect immediately prior to the making of such Delayed Draw Term Loans on such Delayed Draw Funding Date). The portion of each Lender’s Delayed Draw Term Loan Commitment corresponding to the Delayed Draw Term Loan funded by such Delayed Draw Term Loan Lender shall be permanently terminated immediately and without further action upon the funding of such Delayed Draw Term Loan on the applicable Delayed Draw Funding Date. The Delayed Draw Term Loan Commitment shall be permanently terminated immediately and without further action upon the funding of all of the Delayed Draw Term Loans on the Delayed Draw Funding Date(s).

(c) The proceeds of the Delayed Draw Term Loans shall be used (i) to consummate one or both of the First Amendment Acquisitions, (ii) to prepay the ABL Facility Indebtedness and (iii) for general corporate and other working capital purposes.

(d) The Borrower and each Delayed Draw Term Loan Lender shall execute and deliver to the Agent such documentation as the Agent shall reasonably specify to evidence the Delayed Draw Term Loan Commitment of such Delayed Draw Term Lender and, if applicable, the joinder of such Delayed Draw Term Loan Lender to this Agreement and the other Loan Documents.

(e) All other terms of the Delayed Draw Term Loans are as set forth in the First Amendment and this Agreement.

2.6 [Reserved].

2.7 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender:

(a) the Term Loan Commitments and Term Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Term Loan Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;

(b) any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.2 or Section 10.3 or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Obligor as a result of any judgment of a court of competent jurisdiction obtained by any Obligor against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Term Loans, such payment shall be applied solely to pay the relevant Term Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (b); and

(c) in the event that the Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations and participations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Term Loan Commitment and on such date such Lender shall purchase at par such of the Term Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Term Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 14.21, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.8 Tax Treatment. The parties hereto agree (i) that the Term Loans will be treated as debt for U.S. federal income tax purposes, (ii) that the Term Loans are not governed by the rules set out in Section 1.1275-4 of the United States Treasury Regulations, and (iii) to adhere to this Agreement for U.S. federal income tax purposes and not to file any tax return, report or declaration inconsistent with the foregoing, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. The inclusion of this Section 2.8 is not an admission by any Lender that it is subject to U.S. taxation.

ARTICLE III

INTEREST AND FEES

3.1 Interest.

(a) Interest Rates. All outstanding Term Loans to the Borrower shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or Adjusted Term SOFR plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Term Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Term Loans shall be treated as Base Rate Loans until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the Term Loans shall bear interest as follows:

(i) For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) For all SOFR Rate Loans, at a fluctuating per annum rate equal to Adjusted Term SOFR plus the Applicable Margin.

Each change in the Base Rate (or any component thereof) shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). On the last Business Day of each calendar quarter hereafter and on the Termination Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest accrued from the last Business Day of the preceding calendar quarter to the last Business Day of such calendar quarter (or accrued to the Termination Date in the case of a payment on the Termination Date) on all Base Rate Loans in arrears. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest on all SOFR Rate Loans in arrears on each SOFR Interest Payment Date.

(b) Default Rate. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders by written notice to the Borrower (provided that such written notice shall not be required upon the occurrence and during the continuance of an Event of Default pursuant to Section 10.1(e), (f) or (g)), the principal of, and all accrued and unpaid interest on, all Term Loans, fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred (and, for the avoidance of doubt, regardless of when any written notice thereof (to the extent required) is provided to the Borrower) until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Default Rate.

(c) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(d) Subject to Section 5.5, if, on or prior to the first day of any Interest Period for any SOFR Rate Loan:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. Subject to Section 5.5, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

3.2 Continuation and Conversion Elections.

(a) The Borrower may (provided that the Borrowing of SOFR Rate Loans is then permitted under Section 2.3(a)):

(i) elect with written notice, one Business Day prior, by 1:00 p.m. (New York City time), to convert any Base Rate Loans (or any part thereof) into SOFR Rate Loans; and

(ii) elect with written notice, as of the last day of the applicable Interest Period, to continue any SOFR Rate Loans (or any part thereof) having Interest Periods expiring on such day;

provided that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) The Borrower shall deliver a notice of continuation/conversion substantially in the form of Exhibit B (a “Notice of Continuation/Conversion”) to the Agent not later than 1:00 p.m. (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date if the Term Loans are to be converted into or continued as SOFR Rate Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate principal amount of Term Loans to be converted or continued;

(iii) the Type of Term Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c) If, upon the expiration of any Interest Period applicable to any SOFR Rate Loans, the Borrower fails to select timely a new Interest Period to be applicable to such SOFR Rate Loans, the Borrower shall be deemed to have elected to convert such SOFR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If any Event of Default exists, at the election of the Agent or the Required Lenders, all SOFR Rate Loans shall be converted into Base Rate Loans as of the expiration date of each applicable Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Term Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than ten different SOFR Rate Loans in effect hereunder at any time.

3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

3.4 Closing Fees and Other Fees. The Borrower agrees to pay the Agent, the Collateral Agent and each of the Arrangers, as applicable, all fees due and payable on any date required for payment of a fee under the Loan Documents (including, without limitation, as provided under the Fee Letter and Sections 4.2, 4.3 and 5.4).

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1 Payments and Prepayments.

(a) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Term Loans to the Agent for the account of each Lender (i) commencing at the end of the first full calendar quarter ending after the calendar quarter that includes the Closing Date, and payable on the last Business Day of each March, June, September and December thereafter (prior to the Stated Termination Date) in an amount equal to 1.25% per calendar quarter (ending on the last Business Day of the calendar quarter ending immediately prior to the Stated Termination Date) of the aggregate principal amount of the Term Loans outstanding immediately before giving effect to such payment, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 4.1(c), and (ii) on the Stated Termination Date, in an amount equal to the remainder of the principal amount of the Term Loans outstanding on such date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) [reserved].

(c) The Borrower may, upon written notice to the Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium or penalty (other than as set forth in Sections 4.2 and 5.4); provided that (i) such notice must be received by the Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of SOFR Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; provided, further, that, each prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). All amounts required to be paid pursuant to this Section 4.1 shall be accompanied by any accrued interest and other amounts as required by Sections 3.1, 4.2 and 5.4.

(d) Application of Voluntary Prepayments. Any prepayment of any Class of Term Loan pursuant to this Section 4.1 shall be applied as specified by the Borrower in the applicable notice of prepayment, ratably among the Lenders; provided, in the event the Borrower fails to specify the Class of Term Loans to which any such prepayment shall be applied, such prepayment shall be applied ratably to succeeding scheduled principal installments under the Closing Date Term Loan Facility (prior to the First Amendment Effective Date) and the Term Loan Facility (on and after the First Amendment Effective Date).

4.2 Prepayment Premium.

(a) In the event that (i) the Borrower makes any prepayment or repayment of the Term Loans (excluding (A) any First Amendment Acquisition Prepayment, (B) any prepayment or repayment made pursuant to Section 4.3(a) or Section 4.3(c)(ii) (in respect of any Cure Amount) and (C) required amortization payments under Section 4.1) or (ii) the Term Loans are accelerated for any reason (including in connection with the commencement of any Insolvency Proceeding), the Borrower shall pay to the Agent, for the ratable account of each of the applicable Lenders, a fee in an amount equal to (1) a prepayment premium of 3.00% (or, in the case of any prepayment made pursuant to Section 4.3(c) in respect of the IPO Prepayment, 2.00%) of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring on or prior to first anniversary of the Closing Date, (2) a prepayment premium of 2.00% of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and (3) a prepayment premium of 1.00% of the principal amount of Term Loans (x) being prepaid or repaid or (y) outstanding on the date of such acceleration, as the case may be, in the case of such prepayments or repayments, or such acceleration, occurring after the second anniversary of the Closing Date but prior to the Stated Termination Date. No payment or prepayment premium shall be due on account of any payments or prepayments made on the Stated Termination Date.

(b) Any prepayment premium payable in accordance with this Section 4.2 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the applicable prepayment event and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(c) The Borrower expressly agrees that: (i) such prepayment premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) such prepayment premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay such prepayment premium; (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (v) the Borrower’s agreement to such prepayment premium is a material inducement to the Lenders to provide the Term Loan Commitments and make the Term Loans, and (vi) such prepayment premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment or event.

4.3 Mandatory Prepayments.

(a) Excess Cash Flow. Commencing with the calendar quarter ending December 31, 2022, not later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.2(a) or (b), as the case may be (the “Excess Cash Flow Application Date”), for each Excess Cash Flow Period commencing with the Excess Cash Flow Period ended on December 31, 2022, the Borrower shall prepay (or cause to be prepaid), in accordance with Section 4.3(e), Term Loans with a principal amount equal to the Applicable ECF Percentage. If following delivery of the audited financial statements of Holdings for any Fiscal Year pursuant to Section 6.2(a), such audited financial statements show that the Applicable ECF Percentage for such Fiscal Year was greater than the Applicable ECF Percentage calculated for such Fiscal Year based upon the unaudited quarterly financial statements delivered to the Agent and the Lenders pursuant to Section 6.2(b) (the amount of such discrepancy, the “ECF True-up Amount”), then the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e) in an amount equal to the ECF True-up Amount within three (3) Business Days after delivery of such audited financial statements to the Agent and the Lenders pursuant to Section 6.2(a).

(b) Permitted Dispositions and Casualty Events. No later than ten (10) days after receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds from any Permitted Disposition (other than Dispositions permitted under clauses (a), (b), (c), (d), (e), (f), (g), (h) (to the extent constituting a Disposition to an Obligor), (k), (m), (o), (p), (r) or (u) of the definition of “Permitted Disposition”) or Casualty Event (to the extent that (x) the Net Cash Proceeds of such Permitted Disposition or Casualty Event, individually, exceeds $5,000,000 and (y) the Net Cash Proceeds of all Permitted Dispositions and Casualty Events in any Fiscal Year exceeds $10,000,000 in any Fiscal Year, the Borrower shall pay or cause to be paid the Term Loans in an aggregate amount equal to such Net Cash Proceeds in excess of the applicable amount set forth in the immediately preceding clauses (x) and (y) in accordance with Section 4.3(e); provided, that the Borrower and its Restricted Subsidiaries shall have the option to (i)

invest such Net Cash Proceeds within 360 days of receipt thereof in assets used or useful in the business of the Borrower and its Restricted Subsidiaries or (ii) enter into a legally binding commitment to invest such Net Cash Proceeds within 360 days of receipt thereof in assets used or useful in the business of the Borrower and its Restricted Subsidiaries, provided that such Net Cash Proceeds are so reinvested within the later to occur of (A) 360 days of receipt of such Net Cash Proceeds or (B) 180 days following the expiration of such initial 360 day period; provided, further, that in the event that such Net Cash Proceeds are not reinvested by the Borrower or its Restricted Subsidiaries prior to the last day of such 360 day period or 540 day period, as the case may be, the Borrower shall prepay the Term Loans in an amount equal Net Cash Proceeds in excess of the applicable amount set forth in the immediately preceding clauses (x) and (y) and in accordance with Section 4.3(e).

(c) Debt Issuances; Cure Amount and IPO. In the event that (i) the Borrower or any of its Restricted Subsidiaries receives Net Cash Proceeds from the issuance or incurrence of Debt by the Borrower or any of its Restricted Subsidiaries (other than Permitted Debt) or (ii) the Borrower receives any Cure Amount in connection with the exercise of its Cure Right, the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Cash Proceeds by the Borrower or its Restricted Subsidiary or Cure Amount by the Borrower, apply an amount equal to 100% of such Net Cash Proceeds or such Cure Amount to pay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e). In addition, upon the consummation of the IPO Transactions and the receipt of the Net Cash Proceeds by any Parent Entity, Holdings or the Borrower in connection therewith, the Borrower shall, within five (5) Business Days after any such Person’s receipt of such Net Cash Proceeds, apply an amount equal to the IPO Prepayment Amount to pay the outstanding principal amount of the Term Loans in accordance with Section 4.3(e) (the “IPO Prepayment”). For the avoidance of doubt, all Net Cash Proceeds that are not required to be applied to the Term Loans under this Section 4.3(c) and Section 4.3(e) (including fifty percent (50%) of all Declined Proceeds after the second offer of prepayment is made pursuant to Section 4.3(e) hereof)) shall be retained by the Borrower for any use not prohibited hereunder including, without limitation, the prepayment of the Back-Stop Note in accordance with Section 8.13(i)(B), the prepayment of the Equify Bridge Note in accordance with Section 8.13(i)(C) and the making of the PubCo Distribution in accordance with Section 8.10(n). Further, in the event that (A) Additional Term Loans and Delayed Draw Term Loans (if any) are funded by Additional Term Loan Lenders and Delayed Draw Term Loan Lenders (if any), as applicable, to the Borrower and (B) the First Amendment Purchase Documents with respect to the acquisition of U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries are terminated for any reason or U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc. ) and its Subsidiaries are not otherwise acquired by the Borrower pursuant to the applicable First Amendment Purchase Documents on or before March 31, 2023, the Borrower shall, within five (5) Business Days of such applicable date, repay the outstanding principal amount of the Term Loans in an aggregate amount equal to the aggregate amount of the Additional Term Loans and Delayed Draw Term Loans funded to the Borrower in excess of $175,000,000 (if any) (the “First Amendment Acquisition Prepayment”).

(d) Payment Certificate. At least three Business Days prior to any payment of the Term Loans pursuant to Sections 4.3 by 2:00 p.m., the Borrower shall deliver to the Agent written notice along with a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable Net Cash Proceeds or Excess Cash Flow, as the case may be. In the event that the Borrower subsequently determines that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional payment of the Term Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of a Responsible Officer demonstrating the derivation of such excess.

(e) Application of Mandatory Prepayments. Except as set forth in Section 10.3, all amounts required to be paid pursuant to this Section 4.3 (other than the IPO Prepayment Amount and the First Amendment Acquisition Prepayment) shall be applied by the Agent to the succeeding scheduled principal installments due under the Closing Date Term Loan Facility (prior to the First Amendment Effective Date) and the Term Loan Facility (on and after the First Amendment Effective Date) in direct order of maturity. All of the IPO Prepayment Amount payable in respect of the Closing Date Term Loan Facility shall be applied by the Agent to the succeeding scheduled principal installments due under the Closing Date Term Loan Facility in the inverse order of maturity (including, for the avoidance of doubt, the installment due on the Stated Termination Date). All of the First Amendment Acquisition Prepayment payable in respect of the Term Loan Facility shall be applied by the Agent to the succeeding scheduled principal installments due under the Term Loan Facility in the inverse order of maturity (including, for the avoidance of doubt, the installment due on the Stated Termination Date). All amounts required to be paid pursuant to this Section 4.3 shall be accompanied by any accrued interest and other amounts as required by Sections 3.1, 4.2 and 5.4. Any Lender may elect, by written notice to the Agent at or prior to 3:00 p.m. one Business Day prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 4.3(b) or (c), to decline all (or any portion) of its Pro Rata Share of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds (other than Declined Proceeds in respect of the First Amendment Acquisition Prepayment) shall be offered to other Lenders in the manner specified by the Agent, with any further Declined Proceeds to then be retained and used by the Borrower as follows: (i) 50% of such Declined Proceeds to be used by the Borrower for any purpose permitted hereunder and (ii) 50% of such Declined Proceeds to be applied to the Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement. If any Lender fails to deliver a notice to the Agent of its election to decline receipt of its Pro Rata Share of any mandatory prepayment within the time frame specified by the Agent, such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans.

4.4 SOFR Rate Loan Prepayments. In connection with any prepayment, if any SOFR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

4.5 Payments by the Borrower.

(a) All payments to be made by the Borrower under this Agreement or the other Loan Documents shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders entitled thereto, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent after such time may, in the Agent’s discretion, be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.6 Apportionment, Application and Reversal of Payments. Except as otherwise expressly provided herein, principal and interest payments shall be apportioned ratably among the Lenders to which such payment is owed (according to the unpaid principal balance of the Term Loans to which such payments owed are held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably (or other applicable share as provided herein) among the Lenders to which such payment is owed, except for fees payable solely to the Agent or any Arranger. Whenever any payment received by the Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order of priority set forth in Section 10.3. If the Agent receives funds for application to the Obligations of the Obligors under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the outstanding Term Loans at such time, in repayment or prepayment of such of the outstanding Term Loans or other Obligations then owing to such Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any SOFR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such SOFR Rate Loan or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in such event, the Borrower shall pay SOFR breakage losses in accordance with Section 5.4.

4.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations under this Agreement or the other Loan Documents, the Agent, any Lender, or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then such Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, or such other Secured Party, and the Borrower shall be liable to pay to the Agent, the Lenders, or such other Secured Party and hereby do indemnify the Agent, the Lenders, or such other Secured Party and hold the Agent, the Lenders, or such other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent, any Lender, or such other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the Lenders’, or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the repayment of the Obligations and termination of this Agreement.

4.8 Agent’s and Lenders’ Books and Records. The Agent shall record the principal amount of the Term Loans owing to each Lender on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Term Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Term Loans. The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttable presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (absent manifest error and except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE V

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1 Taxes.

(a) Payments Free of Taxes. Unless otherwise required by applicable Law, all payments by or on behalf of an Obligor to a Lender or the Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. If any applicable Withholding Agent shall be required by any applicable Law (as determined in the good faith discretion of such Withholding Agent) to deduct or withhold any Tax from any payment to a Recipient under this Agreement or any Loan Document, then (i) such Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and (ii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after all such required deductions and withholdings are made (including deductions and withholdings applicable to additional sums payable under this Section 5.1) the applicable Lender (or, in the case of a payment made to the Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, all Other Taxes when due.

(b) Indemnification by Obligors. The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.1) paid or payable by any Lender or the Agent or required to be withheld or deducted from a payment to the Lender or the Agent and any reasonable and documented or invoiced out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 10 days after the date such Lender or the Agent makes written demand therefor in accordance with Section 5.6. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) Evidence of Payments. As soon as practicable after the date of any payment by an Obligor of Taxes to a Governmental Authority pursuant to this Section 5.1, the relevant Obligor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

(d) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and Agent, at the time or times reasonably requested by the Borrower or Agent, such properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs

(d)(i), (ii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing,

(i) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii) any Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Agent on or prior to the date on which such non-U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A) In the case of a Lender claiming the benefits of an income Tax treaty to which the United States in a party (x) with respect to payments of interest under any Loan Document, two duly executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) two duly executed copies of IRS Form W-8ECI;

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two duly executed copies of a certificate substantially in the form of Exhibit I-1 to the effect that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D) to the extent a Lender is not the beneficial owner, two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(iii) any Lender that is not a U.S. Person shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made; and

(iv) if any payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 5.1(d), a Lender shall not be required to deliver any documentation pursuant to this Section 5.1(d) that it is not legally eligible to deliver. Each Lender hereby authorizes the Agent to deliver to the Obligors and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 5.1(d).

(e) Treatment of Certain Refunds. If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.1 with respect to the Taxes giving rise to such refund), net of all reasonable and documented or invoiced out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.1(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.1(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.1(e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) The Agent shall provide the Borrower with two duly completed original copies of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, (1) IRS Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, certifying that, for such purpose, it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes. Notwithstanding any other provision of this clause (f), the Agent shall not be required to deliver any documentation that the Agent is not legally eligible to deliver as a result of a Change in Law after the Agreement Date.

(g) Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments, the expiration or cancellation of all letters of credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

5.2 Illegality.

(a) If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended, and (ii) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any affected Lender (with a copy to the Agent), prepay or, if applicable, convert all SOFR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if any affected Lender may not lawfully continue to maintain such SOFR Rate Loans to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

5.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to any Change in Law occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding, continuing, converting to or maintaining any SOFR Rate Loans (other than any increase in cost resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, or (iii) Connection Income Taxes), then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that due to any Change in Law in respect of any Capital Adequacy Regulation occurring after the later of the Agreement Date or the date such Lender became a party to this Agreement that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and such Lender (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is required to be increased as a consequence of its Term Loan Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.3 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances for similarly situated borrowers under comparable provisions of other credit agreements, if any.

5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to borrow a SOFR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing;

(b) the failure of the Borrower to continue a SOFR Rate Loan or convert a Term Loan into a SOFR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any SOFR Rate Loans on a day that is not the last day of the relevant Interest Period (including, without limitation, any payment in respect thereof pursuant to Section 5.8), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its SOFR Rate Loans (but not in respect of lost profits) or from fees payable to terminate the deposits from which such funds were obtained.

5.5 Inability to Determine Rates.

(a) If, on or prior to the first day of any Interest Period for any SOFR Rate Loan:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Agent, then the Agent shall give written notice to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.4. If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.5(e) and (B) the commencement and expiration of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.5.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

5.6 Certificates of Agent. If the Agent or any Lender claims reimbursement or compensation under this Article V, the Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Agent or such Lender any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which the Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.7 Survival. The agreements and obligations of the Borrower and each Recipient in this Article V shall survive the assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all other Obligations and termination of this Agreement.

5.8 Assignment of Term Loan Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) Holdings or any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1, (d) [reserved] or (e) any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 12.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any Law or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) or (e) above, no Event of Default shall have occurred and be continuing, (iii) the Borrower or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Term Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 3.4, 4.2, 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section 5.8 arises, in the case of any such assignment resulting from payments required to be made pursuant to Section 5.1, such assignment will result in a reduction in such payments thereafter, and (v) if the consent of the Agent is required pursuant to Section 12.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 12.2 within two Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.8 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.8, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.8, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 12.2, the Agent, shall be effective for purposes of this Section 5.8 and Section 12.2.

ARTICLE VI

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

6.1 Books and Records. Holdings shall maintain, and shall cause the Borrower and each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving all material assets, business and activities of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole. Holdings shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times books and records pertaining to the Collateral in such detail, form and scope as is consistent in all material respects with good business practice or consistent with past practice.

6.2 Financial Information. Holdings shall promptly furnish to the Agent (for further distribution to each Lender):

(a) As soon as available, but in any event not later than one hundred and twenty (120) days after the close of such Fiscal Year (for the avoidance of doubt, commencing with the Fiscal Year ending December 31, 2021), consolidated audited balance sheets, income statements and cash flow statements of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for and as of the end of the previous Fiscal Year (or, in lieu of such audited financial statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties, on the other hand), all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties (and, if applicable, Holdings and its Restricted Subsidiaries) as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Term Loans hereunder or (y) a prospective default under the Financial Covenant or ABL Financial Covenant), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by the Borrower. Notwithstanding the foregoing, the obligations in this Section 6.2(a) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable financial statements of Holdings (or any Parent Entity of Holdings) or (B) Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B) above, (i) to the extent such information relates to Holdings (or such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 6.2(a), such statements shall be certified, reported on without a “going concern” or like qualification (other than (x) with respect to, or resulting from, the upcoming maturity of the Term Loans hereunder or (y) a prospective default under the Financial Covenant or ABL Financial Covenant), or qualification arising out of the scope of the audit, by a firm of independent registered public accountants of recognized national standing selected by Holdings (or such Parent Entity). In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(a), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(b) As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, consolidated unaudited balance sheets of the Consolidated Parties and, if different, Holdings and its Restricted Subsidiaries, as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Consolidated Parties, and, if different from Holdings and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in (i) the prior Fiscal Year and (ii) the annual forecast for such Fiscal Year delivered pursuant to clause (d) below (or, in lieu of such Financial Statements of Holdings and its Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and the Consolidated Parties on the other hand), and prepared in all material respects in conformity with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes and certified by a Responsible Officer of Holdings as being complete and correct in all material respects in conformity with GAAP, prepared in reasonable detail in accordance with GAAP in all material respects consistently applied and fairly presenting in all material respects the Consolidated Parties’ (and, if applicable, Holdings and its Restricted Subsidiaries’) financial position as at the dates thereof and their results of operations for the periods then ended, subject to changes resulting from normal year-end audit adjustments and to the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 6.2(b) may be satisfied with respect to financial information of the Consolidated Parties by furnishing (A) the applicable Financial Statements of Holdings (or any Parent Entity thereof) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or any such Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Consolidated Parties on a standalone basis, on the other hand. In addition, together with the Financial Statements required to be delivered pursuant to this Section 6.2(b), Holdings shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such Financial Statements.

(c) Concurrently with the delivery of the annual audited Financial Statements pursuant to Section 6.2(a) and the quarterly Financial Statements pursuant to Section 6.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and including setting forth a reasonably detailed calculation of Excess Cash Flow.

(d) As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Year, commencing with the Fiscal Year ending on December 31, 2022, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for Holdings and its Restricted Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year.

(e) Subject to applicable Laws and confidentiality restrictions, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Restricted Subsidiaries with the SEC under the Exchange Act or any other similar regulatory or Governmental Authority of any jurisdiction, and all material reports, notices, or statements sent or received by Holdings or any of its Restricted Subsidiaries to or from the holders of any Material Indebtedness of Holdings or any of its Restricted Subsidiaries registered under the Securities Act of 1933 or any other similar Laws in any jurisdiction (other than, in each such case, amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentially with the SEC or any analogous Governmental Authority in any relevant jurisdiction).

(f) Within thirty (30) days after the end of each month, a monthly report in the form attached hereto as Exhibit L.

(g) Concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to Agent and Lenders under this Agreement), (i) copies of all material notice (including, without limitation, default notices), reports (including, without limitation, borrowing base reports), statements or other material information that Holdings or any of its Restricted Subsidiaries executes, receives or delivers in connection with any ABL Facility Indebtedness, Subordinated Debt, Junior Debt or Material Indebtedness and (ii) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that Holdings or any of its Restricted Subsidiaries executes, receives or delivers with respect to the definitive legal documentation for any ABL Facility Indebtedness, Subordinated Debt, Junior Debt or Material Indebtedness; provided that the First Financial Loan Documents shall not be subject to the notice requirements of this clause (g).

(h) Subject to applicable Laws and confidentiality restrictions set forth in this Agreement, (i) such additional information as the Agent or any Lender may from time to time reasonably request regarding the business, legal, or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole and (ii) such additional information and documentation reasonable requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Upon the request of the Agent or the Required Lenders, the Borrower shall make its Chief Financial Officer available for a management call with the Agent and the Lenders at such time (but, so long as no Event of Default shall have occurred and be continuing, not more frequently than once during each Fiscal Quarter) as may be agreed to by the Borrower and the Agent or the Required Lenders.

Documents required to be delivered pursuant to Section 6.2(a), (b) and (e) (to the extent any such documents are included in materials otherwise filed with the SEC or any similar regulator or Governmental Authority of any jurisdiction) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s or Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower or Holdings shall notify the Agent (by facsimile or electronic mail) of the posting of any such documents and shall deliver paper copies of such documents to the Agent or any Lender that so requests.

6.3 Notices to the Agent. The Borrower shall notify the Agent (for further distribution to the Lenders) in writing of the following matters at the following times:

(a) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any Default or Event of Default.

(b) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any claim, action, suit, or proceeding, by any Person, or any investigation by a Governmental Authority, in each case affecting Holdings or any of its Restricted Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(c) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any violation of any Law (including any Environmental Law), statute, regulation, or ordinance of a Governmental Authority affecting Holdings or any of its Restricted Subsidiaries, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(d) Any change in Holdings’ or any Obligor’s state of incorporation or organization, name as it appears in the state of its incorporation or other organization, type of entity, organizational identification number, or form of organization, each as applicable, in each case no later than ten (10) Business Days (or such longer period to which the Required Lenders may agree in their discretion) after the occurrence of any such change.

(e) Promptly, and in any event within fifteen (15) Business Days, after a Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows that an ERISA Event has occurred or is reasonably expected to occur, that, alone or with another ERISA Event that has occurred or is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and any action taken (or threatened in writing) by the IRS, the DOL, the PBGC or the Multi-employer Plan sponsor with respect thereto; provided, however, in the event of a Reportable Event, the Borrower shall notify the Agent by the later of fifteen (15) Business Days and the date on which notification is required to be provided to the PBGC pursuant to Section 4043(a) of ERISA.

(f) Upon reasonable request, with respect to any Multi-employer Plan, (A) any documents described in Section 101(k) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request and (B) any notices described in Section 101(l) of ERISA that Holdings, the Borrower or any ERISA Affiliate may request; provided that if Holdings, Borrower or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multi-employer Plan, Holdings, the Borrower or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(g) Within fifteen (15) Business Days after the occurrence of the assumption or establishment of any new Pension Plan or Multi-employer Plan, or the commencement of contributions to any Pension Plan or Multi-employer Plan, to which Holdings, the Borrower or any ERISA Affiliate was not previously contributing, which in any event could reasonably be expected to have a Material Adverse Effect.

(h) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(i) Unless otherwise publicly disclosed in an annual or quarterly report filed by the Borrower or any Parent Entity with the SEC under the Exchange Act, promptly after any material change in accounting policies or financial reporting practices (including as a result of a change in GAAP or the application thereof) by Holdings or any Restricted Subsidiary thereof.

(j) Promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of any action, suit or proceeding pursuant to which a holder of any Lien on any Collateral makes a claim with respect to any such Collateral but only if the Collateral subject to such claim has a Fair Market Value in excess of $1,000,000.

(k) Within five (5) Business Days after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification.

(l) Promptly after the completion thereof, notice of the completion of any fleet of hydraulic fracturing equipment, including, without limitation, the identity of such fleet and the initial location to which such fleet will be deployed.

(m) Each notice given under this Section 6.3 shall be accompanied by a statement of a Responsible Officer describing the subject matter thereof in reasonable detail and setting forth the action that Holdings, its applicable Subsidiary, or ERISA Affiliate has taken or proposes to take with respect thereto.

ARTICLE VII

GENERAL WARRANTIES AND REPRESENTATIONS

Holdings and the Borrower each warrants and represents to the Agent and the Lenders on the Closing Date and on the date of each Borrowing that:

7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Holdings and each Obligor party to this Agreement and the other Loan Documents has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Collateral Agent’s Liens. Holdings and each Obligor party to this Agreement and the other Loan Documents has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other

Loan Documents to which it is a party have been duly executed and delivered by Holdings and each Obligor party thereto, and constitute the legal, valid and binding obligations of Holdings and each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing. Holdings’ and each Obligor’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, do not (x) conflict with, or constitute a violation or breach of, the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings, such Obligor or any of its Restricted Subsidiaries, or (c) any Charter Documents of Holdings, such Obligor or any of its Restricted Subsidiaries, in each case with respect to clauses (a), (b) and (c) of this sentence, in any respect that would reasonably be expected to have a Material Adverse Effect or (y) result in the imposition of any Lien (other than the Liens created by the Security Documents) upon the property of Holdings, such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing other than pursuant to the ABL Intercreditor Agreement and [**], if any.

7.2 Validity and Priority of Security Interest. Upon execution and delivery thereof by the parties thereto, the applicable Security Documents will be effective to create legal and valid first priority Liens on all the Collateral (other than with respect to the Current Asset Collateral, in which the applicable Security Documents will be effective to create legal and valid second priority Liens in favor of the Collateral Agent for the benefit of the Secured Parties) in favor of the Collateral Agent for the benefit of the Secured Parties, subject to the terms of the ABL Intercreditor Agreement, [**] and other Permitted Liens permitted to be senior to the Liens securing the Obligations and to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions when and to the extent required under the Security Documents or this Agreement, but subject to any exceptions in regards to taking any actions and limitations in regards to the scope, perfection and priority of Collateral Agent’s Lien in the assets of Holdings and its Restricted Subsidiaries as set forth therein or in the definition of “Collateral and Guarantee Requirement”, such Liens (a) constitute perfected Liens on all of the applicable Collateral, (b) have priority over all other Liens on the Collateral, subject to Permitted Liens and the provisions of the ABL Intercreditor Agreement, [**] or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, in each case, then in existence, and (c) are enforceable against each Obligor, as applicable, granting such Liens. Schedule 7.2 attached hereto contains a complete and accurate list in all material respects as of the Closing Date of all Real Estate (other than the Excluded Real Property, if any, as of such date).

7.3 Organization and Qualification. Holdings and each Restricted Subsidiary (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4 Subsidiaries; Stock. As of the Agreement Date, Schedule 7.4 contains a correct and complete list of Holdings and its Subsidiaries, including (a) jurisdiction of organization, (b) the form of organization, (c) identification number of such Person in its jurisdiction of organization, if any, (d) the address of each Person’s chief executive office and (e) each jurisdiction where such Person is qualified to do business. The Stock of Holdings and its Subsidiaries is free and clear of all Liens (other than, statutory Permitted Liens, if applicable) and has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 7.4, in each case as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement (including, without limitation, preemptive rights) to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Stock of Holdings or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Stock of Holdings or any of its Subsidiaries. Schedule 7.4 correctly sets forth the ownership interest of Holdings, the Borrower and each of their respective Subsidiaries as of the Agreement Date. As of the Closing Date, the Obligors have no equity investments in any other Person other than those specifically disclosed in Schedule 8.11. The copies of the Organization Documents of each Obligor and each amendment thereto provided pursuant to Section 9.1 are true and correct copies of each such document as of the Closing Date, each of which is valid and in full force and effect as of the Closing Date.

7.5 Financial Statements.

(a) Holdings has delivered to the Agent (for further distribution to the Lenders) the Historical Financial Statements. The Historical Financial Statements, including the schedules and notes thereto, if any, have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of Holdings, and disclosed in any such schedules and notes or otherwise disclosed to the Agent prior to the Agreement Date) and present fairly, in all material respects, the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject, in the case of such unaudited Financial Statements, to changes resulting from normal year-end audit adjustments and to the absence of footnotes.

Each Lender and the Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate the Historical Financial Statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

7.6 Solvency. On the Closing Date and after giving effect to the Transactions to be consummated on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

7.7 Property. Each Obligor and each of its Restricted Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.8 Intellectual Property. The conduct of the businesses of Holdings and each of its Restricted Subsidiaries (including their use of Intellectual Property) does not infringe upon, misappropriate or violate the Intellectual Property of any other Person, and, to the knowledge of Holdings and the Borrower, no other Person is infringing or violating their own Intellectual Property, in each case except as would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is used or held for use in or is otherwise reasonably necessary for the operation of its businesses as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

7.9 Litigation. There is no pending, or to Holdings’ or the Borrower’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to Holdings’ or the Borrower’s knowledge, investigation by any Governmental Authority, which, in any case, has a reasonable likelihood of being adversely determined and if so adversely determined, either (a) would reasonably be expected to have a Material Adverse Effect or (b) relates directly to any of the Loan Documents.

7.10 Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to Holdings’ or the Borrower’s knowledge, reasonably expected to be commenced against Holdings or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11 Environmental Laws. Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) Holdings and its Restricted Subsidiaries and each of their respective facilities, locations and operations are and, to the Borrower’s knowledge, within the past three (3) years have been in compliance with all Environmental Laws.

(b) Each of Holdings and its Restricted Subsidiaries have obtained all permits under Environmental Laws necessary for their current facilities and operations, all such permits are valid and in full force and effect, each of Holdings and its Restricted Subsidiaries is in compliance with all terms and conditions of such permits and none of such permits is, as of the Closing Date, subject to any pending proceedings or other actions (or to Borrower’s knowledge, any threatened proceedings or other actions) for violation, modification or revocation of such permits.

(c) (i) Neither Holdings nor any of its Restricted Subsidiaries, nor to Holdings’ or the Borrower’s knowledge any of its predecessors in interest with respect to the Real Estate or any other location at which Holdings, any of the Restricted Subsidiaries or the Borrower conducts or has conducted its business or operations,, has stored, treated or released any Contaminant except in compliance with Environmental Laws at any location, (ii) neither Holdings nor any Restricted Subsidiary nor any of the presently owned or leased Real Estate or presently conducted operations, nor, to any of Holdings’ or the Borrower’s knowledge, its previously owned or leased Real Estate or prior operations, is subject to any pending proceeding or other action under any Environmental Law, and (iii) neither Borrower nor Holdings has any knowledge of any threatened proceeding or reasonable basis for, any alleged non-compliance, claim or liability arising out of or in connection with any Environmental Law (including from any Release or threatened Release of a Contaminant).

(d) None of the present or, to Holdings or the Borrower’s knowledge, former operations, and none of the real estate interests of Holdings or any of its Restricted Subsidiaries, is subject to any investigation by any Governmental Authority against or involving Holdings or any of its Restricted Subsidiaries, evaluating whether, or alleging that, any investigation or remedial action is needed to respond to a Release or threatened Release of a Contaminant or the presence of a Contaminant attributed to, or alleged to have been attributed to Holdings or any of its Restricted Subsidiaries or any predecessors thereof, or of any of their operations.

7.12 No Violation of Law. Neither Holdings, nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13 No Default. No Default or Event of Default has occurred and is continuing.

7.14 ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Pension Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Pension Plan.

(b) There are no pending or, to the best knowledge of Holdings and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.15 Taxes. Holdings and each of its Restricted Subsidiaries have filed all federal, state and other material Tax returns required to be filed by them, and have paid all Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable by them (including in their capacity as a withholding agent), other than Taxes (i) the failure of which to pay, in the aggregate, would not have a Material Adverse Effect or (ii) that are being contested in good faith and by the appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There are no current, pending or proposed Tax deficiencies, assessments or other claims against Holdings or any Restricted Subsidiary that would reasonably be expected to, in the aggregate, have a Material Adverse Effect.

7.16 Investment Company Act. None of Holdings, or any Restricted Subsidiary of Holdings, is an “Investment Company,” or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

7.17 Use of Proceeds. The proceeds of the Term Loans under the Closing Date Term Loan Facility are to be used on solely (i) to pay fees, costs and expenses payable in connection with the Closing Date Term Loan Facility, (ii) to make the payments set forth on Schedule 7.17, (iii) to fund other general corporate purposes and (iv) to fund the FTS Acquisition, including any fees and expenses due and payable with respect thereto.

7.18 Margin Regulations. As of the Closing Date, none of the Collateral is comprised of any Margin Stock. None of Holdings or any Obligor is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of Federal Reserve Board.

7.19 No Material Adverse Change. No Material Adverse Effect has occurred since December 31, 2020.

7.20 Full Disclosure.

(a) None of the information or data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to the Agent, the Collateral Agent, any Arranger or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 7.20, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature. The projections contained in the information and data referred to in this Section 7.20 were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made and at the time delivered; it being recognized by the Agent, the Collateral Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

7.21 Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings or any of its Restricted Subsidiaries of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect, (ii) those required to perfect the Liens created pursuant to the Security Documents, or (iii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.22 Anti-Terrorism Laws.

(a) None of Holdings, nor any of its Restricted Subsidiaries nor, to the knowledge of Holdings or any of its Restricted Subsidiaries, any of their respective officers, directors, or employees is in violation of any applicable Anti-Terrorism Law, or engages in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any applicable Anti-Terrorism Law.

(b) The use of proceeds of the Term Loans will not violate any applicable Anti-Terrorism Laws.

7.23 FCPA. No part of the proceeds of the Term Loans will be used, directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable anti-corruption laws or anti-money laundering laws.

7.24 Sanctioned Persons.

(a) None of Holdings, nor any Restricted Subsidiary nor, to the knowledge of Holdings, or any of its Restricted Subsidiaries, any officer, director or employee thereof is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State.

(b) The Borrower will not to its knowledge, directly or indirectly, use the proceeds of the Term Loans in any manner that will result in a violation by any Lender of any U.S. sanctions administered by OFAC or the U.S. Department of State.

7.25 Designation of Senior Debt. The Obligations are “Designated Senior Debt” (or any similar term) under the terms of the documentation governing any Subordinated Debt.

7.26 Insurance. The properties of Holdings and its Subsidiaries are insured with financially sound insurance companies that are not Affiliates of the Borrower (other than an Affiliated Insurance Entity), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates.; provided that it is agreed that the insurance on AG PSC Funding, LLC and its property as of the Second Amendment Effective Date satisfies this Section 7.26.

7.27 FTS Assets. After giving effect to the consummation of the FTS Distribution and Contribution Transaction on the Closing Date, FTS shall not own any assets or property (other than the Stock of Holdings, net operating losses which have immaterial value and other property and assets with immaterial value).

ARTICLE VIII

AFFIRMATIVE AND NEGATIVE COVENANTS

Holdings, the Borrower and each Guarantor covenant to the Agent and each Lender that, from and after the Agreement Date, so long as any of the Term Loan Commitments are outstanding and until Full Payment of the Obligations:

8.1 Taxes. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, (a) file when due (after giving effect to any valid extensions for the payment thereof) all federal, state and other material Tax returns that it is required to file and (b) pay, or provide for the payment of, when due (after giving effect to any valid extensions for the payment thereof), all Taxes imposed upon it or upon its property, income and franchises (including in its capacity as a withholding agent); provided, however, neither Holdings nor any of its Restricted Subsidiaries need pay any Tax described in this Section 8.1 as long as (i) such Tax is being contested in good faith and by the appropriate proceedings and adequate reserves have been established for such Tax in accordance with GAAP or (ii) the failure to pay, or provide for payment of such Tax would not reasonably be expected to have a Material Adverse Effect.

8.2 Legal Existence and Good Standing. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to, maintain (a) its legal existence and good standing in its jurisdiction of organization, and (b) its qualification and good standing in all other jurisdictions necessary or desirable in the ordinary course of business of Holdings or such Restricted Subsidiary except, in the case of clause (a) (other than with respect to the Borrower) or clause (b) of this Section 8.2, in such cases where the failure to maintain its existence, qualification or good standing would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under any of Section 8.8, 8.9 or 8.11.

8.3 Compliance with Law; Maintenance of Licenses. Holdings and the Borrower shall comply, and shall take all reasonable action to cause each of Holding’s Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws, all Environmental Laws, Laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder), except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause each of Holdings’ Restricted Subsidiaries to take all reasonable action to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, franchises, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.4 Maintenance of Property, Inspection.

(a) Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair (or, in the case of Inventory, in saleable, useable or rentable condition), ordinary wear and tear and Casualty Events excepted, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, permit representatives and independent contractors of the Agent (with the consent or at the direction of the Required Lenders) and/or the Collateral Agent (with the consent or at the direction of the Required Lenders) (and, in each case, at the expense of the Borrower) to visit and inspect any of Holdings’, the Borrower’s or any Restricted Subsidiaries’ properties (to the extent it is within such Person’s control to permit such inspection), to examine Holdings’ and its Restricted Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, to examine and audit the Collateral (to the extent it is within such Person’s control to permit such examination and audit and subject to the limitations otherwise set forth in this Section 8.4), and to discuss Holdings’ and its Restricted Subsidiaries’

affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (and subject, in the case of any such meetings or advice from such independent public accountants, to such accountants’ customary policies and procedures); provided, however, excluding any such visits and inspections during the continuation of an Event of Default and without in any way limiting the rights of the Agent and/or the Collateral Agent set forth herein, neither the Agent nor the Collateral Agent shall exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Agent and the Collateral Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and the Collateral Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’ or any of its Restricted Subsidiaries’ independent public accountants. Notwithstanding anything to the contrary in Article VI or any other provisions set forth herein, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable Law or any binding agreement with a non-affiliate, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

8.5 Insurance.

(a) Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, maintain with financially sound insurance companies, insurance on (or self-insure in such amounts and against such risks; provided that no such insurance or self-insurance shall be provided by any Obligor or any Affiliate of the Borrower other than an Affiliated Insurance Entity, which Affiliated Insurance Entity may provide insurance policies or products to Holdings and its Restricted Subsidiaries (i) in an amount not to exceed $10,000,000 per incident and (ii) in an aggregate underwritten amount not to exceed, at any one time, $10,000,000 (unless the aggregate underwritten amount in excess of $10,000,000 is reinsured by a bona fide financially sound reinsurer (with a rating of at least “A” by A.M. Best Company, Inc.) that is not an Affiliate of the Borrower or any such Affiliated Insurance Entity)) all property material to the business of Holdings and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including, in any event, public liability, casualty, hazard, theft, product liability and business interruption) as are customarily insured against by companies of established reputation engaged in the same or similar business and in the same general area as Holdings, the Borrower and the Restricted Subsidiaries, all as determined in good faith by Holdings, the Borrower or such Restricted Subsidiaries. For the avoidance of doubt, it is agreed that the insurance on AG PSC Funding, LLC and its property, as determined by the insurance deliverables disclosed to the Agent, as of the Second Amendment Effective Date satisfies this Section 8.5.

(b) For any Mortgaged Property of the Obligors which is, at any time, located within an area that has been identified by a Governmental Authority (including, by the Federal Emergency Management Agency) as a special flood hazard area, Holdings and its Restricted Subsidiaries shall also (i) maintain, or cause to be maintained, with a financially sound insurer, flood insurance in an amount reasonably satisfactory to the Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent, including, without limitation, evidence of annual renewals of such insurance. Each such insurance policy shall (i) indicate which Mortgaged Properties are located in a special flood hazard area and state the corresponding flood zone designation and, for each Mortgaged Property, the number of buildings located at such Mortgaged Property, (ii) indicate the flood insurance coverage and the deductible relating thereto, (iii) include a statement of values relating to all properties insured by the insurance policy, and (iv) be otherwise in form and substance reasonably satisfactory to the Collateral Agent. Each flood insurance policy shall provide that the insurer will give the Agent 10 day’s written notice of cancellation or non-renewal.

(c) Holdings and the Borrower shall cause the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Secured Parties, to be named as secured parties or mortgagees and lender loss payees or additional insureds, as applicable, in a manner reasonably acceptable to the Collateral Agent, under all insurance policies required to be maintained by the Obligors (or in the case of AG PSC Funding, LLC with respect to its property insurance coverage as of the Second Amendment Effective Date, the property insurance maintained by PSC Holdings, Inc. on its behalf) under clauses (a) and (b) above. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty days prior written notice to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever (other than cancellation for non-payment in which case no notice shall be required if unobtainable after use of commercially reasonable efforts), and, if obtainable (using commercially reasonable efforts), a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of any Real Estate for purposes more hazardous than are permitted by such policy.

8.6 Environmental Laws. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, conduct its business in compliance with all Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Holdings and the Borrower shall, and shall cause the Restricted Subsidiaries to, (i) correct any material non-compliance with Environmental Laws and (ii) take any investigatory and remedial action needed to respond to the presence of Contaminants or a Release of Contaminants on the Real Estate or at any other locations at which Contaminants are present that are attributable to the operations of Holdings or any of its Restricted Subsidiaries or Borrower, as required by Environmental Laws other than to the extent that the failure to take such investigatory, corrective or remedial action would not reasonably be expected to cause a Material Adverse Effect.

8.7 Compliance with ERISA. Holdings and the Borrower shall, and shall cause each of its ERISA Affiliates and Subsidiaries to: (a) maintain each Plan in compliance with the applicable provisions of ERISA and the Code; and (b) not cause an ERISA Event to occur with respect to a Pension Plan or Multi-employer Plan which the Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, except in the case of each of clauses (a) and (b), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8 Dispositions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of any of its property, business or assets, except for Permitted Dispositions.

8.9 Mergers, Consolidations, etc. Other than to the extent permitted as a Permitted Investment or Permitted Disposition, Holdings and the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units, assets and properties, or wind up, liquidate or dissolve, except:

(a) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person;

(b) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Wholly-Owned Restricted Subsidiaries of the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that, (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets (in each case, if other than such Guarantor) shall execute a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor and (iii) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower, (A) no Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement and the perfection and priority of the Collateral Agent’s Liens, and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or otherwise constitutes a Permitted Investment;

(c) any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any Wholly-Owned Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any Wholly-Owned Restricted Subsidiary of Holdings;

(d) any Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is a Guarantor, (ii) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Guarantor or transfer all or any of its assets to a Restricted Subsidiary that is not a Guarantor; provided that, if such Guarantor is not the surviving Person or the transferee is not a Guarantor, (x) before and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and (y) such merger, amalgamation, consolidation, or transfer shall be deemed to be an “Investment” and shall be only permitted if it constitutes a Permitted Investment, and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary that is a Guarantor; and

(e) any Restricted Subsidiary may liquidate or dissolve if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 8.8 or Section 8.11, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Restricted Subsidiary that is a Guarantor after giving effect to such liquidation or dissolution;

8.10 Distributions. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Distribution, other than the following (collectively, “Permitted Distributions”):

(a) each Restricted Subsidiary may make Distributions to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Distribution by a non-Wholly-Owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Stock of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests of the relevant class of Stock);

(b) without duplication of any Distributions made pursuant to clause (m) below, (i) Holdings may (or may make Distributions to permit any Parent Entity to directly or indirectly) redeem in whole or in part any of its Stock (A) for another class of its (or such Parent Entity’s) Stock or rights to acquire its Stock, (B) with proceeds from substantially concurrent direct or indirect equity contributions by any Parent Entity to Holdings or (C) with proceeds from substantially concurrent issuances of new Stock of Holdings (or new Stock of any Parent Entity); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Stock referenced in clause (A) or (C) are at least as advantageous to the Lenders as those contained in the Stock redeemed thereby and (ii) Holdings may declare and make any Distribution payable solely in the Stock (other than Disqualified Stock not otherwise permitted by Section 8.12) of Holdings;

(c) to the extent constituting Distributions, Holdings and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 8.11 (other than pursuant to clause (p) of the definition of “Permitted Investments”) or Section 8.14(f);

(d) repurchases of Stock of Holdings (or Stock of any Parent Entity) or any Restricted Subsidiary deemed to occur upon exercise, vesting and/or settlement of Stock if such Stock represents a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(e) so long as no Default or Event of Default shall be continuing, from and after the date that is twelve (12) months after the consummation of the IPO Transactions, Holdings or any Restricted Subsidiary may pay (or make Distributions to allow any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Stock of it or any Parent Entity (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Stock) held by any future, present or former employee, director, officer or other individual service provider (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of Holdings (or any Parent Entity) or any of the other Restricted Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of Holdings (or any Parent Entity) or any Restricted Subsidiary; provided that any such payments, when taken together with (i) the aggregate principal amount of loans and advances made under clause (j) of the definition of “Permitted Investments” and (ii) the aggregate amount of Investments made under clause (t) of the definition of “Permitted Investments”, do not exceed (A) $15,000,000 in any Fiscal Year and (B) $30,000,000 during the term of the Agreement; provided that any unused portion of the preceding basket calculated pursuant to clause (A) above for any Fiscal Year may be carried forward to the next succeeding Fiscal Year up to a maximum of $5,000,000 in the aggregate in any Fiscal Year; provided, further, that cancellation of Debt owing to Holdings or any of its Restricted Subsidiaries from employees, directors, officers or other individual service providers of Holdings or any of its Restricted Subsidiaries in connection with a repurchase of Stock of Holdings or any of its Restricted Subsidiaries will not be deemed to constitute a Distribution for purposes of this covenant or any other provision of this Agreement;

(f) Holdings and its Restricted Subsidiaries may make Distributions to any direct or indirect owner thereof (including but not limited to any Parent Entity of Holdings):

(i) the proceeds of which shall be used to make Permitted Tax Distributions;

(ii) the proceeds of which shall be used:

(A) to make payments to Wilks Brothers, LLC, a Texas limited liability company, in respect of the “retainer fees” under the Shared Services Agreement in an aggregate amount not to exceed in any Fiscal Year $7,000,000; and

(B) to pay such Parent Entity’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings and its Restricted Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any Parent Entity attributable to the direct or indirect ownership or operations of Holdings and its Restricted Subsidiaries) and fees and expenses otherwise due and payable by Holdings under the Shared Services Agreement in respect of services provided thereunder (for the avoidance of doubt, excluding any “retainer fees” permitted to be paid thereunder pursuant to subclause (A) of this clause (ii)) in an aggregate amount not to exceed in any Fiscal Year, for all such amounts under this clause (ii)(B), the greater of (1) $4,500,000 and (2) 2.00% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Fiscal Year; provided that (x) such payments are made in respect of services performed on behalf of, or expenses incurred by, Holdings and its Restricted Subsidiaries on an arm’s length basis after the earlier of (I) the consummation of the IPO Transactions and (II) the twelve (12) month anniversary of the Closing Date, and (y) such payments are approved by the Board of Directors of ProFrac PubCo if required by the policies of such Board of Directors related to arm’s length transactions;

(iii) the proceeds of which shall be used to pay franchise, excise and similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv) the proceeds of which shall be used to finance any Permitted Acquisition or any other acquisition constituting a Permitted Investment; provided that (A) such Distribution shall be made substantially concurrently with the closing of such Investment and (B) Holdings, the Borrower or such Parent Entity shall, immediately following the closing thereof, cause all property acquired (whether assets or Stock (other than Excluded Stock described in clause (g) of the definition thereof)) to be held by or contributed to the Borrower or a Restricted Subsidiary of the Borrower;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful Stock or Debt offering, Refinancing, issuance or incurrence transaction or any Disposition, acquisition or Investment permitted by this Agreement in an aggregate amount for all such Distributions made pursuant to this clause (v) not to exceed (A) $5,000,000 during any Fiscal Year and (B) $10,000,000 during the term of this Agreement; and

(vi) the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed $3,000,000;

(g) Holdings or any of its Restricted Subsidiaries may (a) pay cash in lieu of fractional Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or any other acquisition constituting a Permitted Investment) and (b) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms;

(h) in addition to the foregoing Distributions, Holdings or any Restricted Subsidiary of Holdings may make additional Distributions, measured at the time made, (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in an aggregate amount not to exceed $5,000,000 and (ii) Distributions using the Available Amount so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Distribution, does not exceed 0.75:1.00;

(i) Holdings or any Restricted Subsidiary of Holdings may pay (or may make Distributions to allow any Parent Entity to pay) Distributions in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or immediate family members) and any repurchases of Stock in consideration of such payments including deemed repurchases in connection with the exercise of Stock options;

(j) to the extent constituting Distributions, the transactions described in clause (i) of the definition of IPO Transactions;

(k) any Distribution by Holdings pursuant to the FTS Distribution and Contribution Transaction;

(l) any Distribution by Holdings of the Stock of a Person acquired by Holdings or any of its Subsidiaries in accordance with the provisions set forth herein so long as all or substantially all of the property and assets of such Person (including any Stock owned by such Person other than the Stock of Holdings or any Parent Entity) were contributed to the Borrower or a Guarantor (other than Holdings) substantially simultaneously with such acquisition (and, for the avoidance of doubt, prior to such Distribution) and the Borrower or such Guarantor has complied with the Collateral and Guarantee Requirements with respect to such property and assets (including any Stock owned by such Person) so contributed;

(m) without duplication of any Distributions made pursuant to clause (b) above, any non-cash redemption or other acquisition by Holdings of its Stock pursuant to the “Redemption Right” or the “Call Right” (each as described in the Section of the Registration Statement for the IPO Transactions entitled “Corporate reorganization”) to be included in the Holdings LLC Agreement upon the effectiveness of the IPO Transactions (it being understood and agreed, for the avoidance of doubt, that such redemption shall not in any event be made with the proceeds of any Distribution from the Borrower or any of its Restricted Subsidiaries to Holdings); and

(n) the PubCo Distribution, which shall only be permitted to be made so long as (i) the Borrower has already (A) made all mandatory prepayments of the Term Loans from the first $100,000,000 of Net Cash Proceeds from the IPO required pursuant to Section 4.3(c) and (B) repaid $27,070,000 in respect of the Back-Stop Note and (ii) such Pubco Distribution is made solely from the remaining Net Cash Proceeds from the IPO after giving effect to the payments described in the foregoing clauses (i) and (ii).

8.11 Investments. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment, except Permitted Investments.

8.12 Debt. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or maintain any Debt, other than the following Debt (collectively, “Permitted Debt”):

(a) Debt of Holdings and any of its Restricted Subsidiaries under the Loan Documents;

(b) (i) Debt described on Schedule 8.12 (it being understood and agreed that any such Debt that is repaid shall not be reborrowed) and any Refinancing Debt thereof and (ii) any intercompany Debt outstanding on the Closing Date;

(c) (i) Capital Leases and purchase money Debt incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any Equipment (as defined in Article 9 of the UCC) held for sale or lease or any fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise) , including, without limitation, any Debt evidenced by the Enterprise Master Lease Agreement and (ii) any Refinancing Debt incurred to Refinance such Debt; provided that, at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Debt incurred under this clause (c) and then-outstanding of Holdings and its Restricted Subsidiaries , shall not, when taken together with the aggregate principal amount of Debt permitted under this Section 8.12, that is secured by Liens incurred under clause (pp) of the definition of “Permitted Liens,” exceed the greater of (A) $75,000,000 and (B) 3.0% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(d) Debt of (A) any Restricted Subsidiary that is not an Obligor owing to Holdings or any Restricted Subsidiary that is not an Obligor, (B) any Restricted Subsidiary that is not an Obligor owing to another Obligor; provided that the aggregate amount of Debt incurred under this clause (d)(B) is permitted to be incurred as an Investment pursuant to Section 8.11 or (C) any Obligor that is owing to Holdings or any Restricted Subsidiary that is not an Obligor; provided that the Debt incurred under this clause (d)(C) shall be subject to the Subordinated Intercompany Note;

(e) Debt incurred under Hedge Agreements, provided that such Hedge Agreements are entered into by a Borrower or Restricted Subsidiary of Holdings in the ordinary course of business and not for speculative purposes;

(f) Guaranties by Holdings and its Restricted Subsidiaries in respect of Debt of the Borrower or any of its Restricted Subsidiary otherwise permitted under this Agreement; provided that (i) if the Debt being guaranteed is Subordinated Debt, such Guaranties shall be subordinated in right of payment to the Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Subordinated Debt, (ii) if the Debt being guaranteed by any Obligor is Debt of a Restricted Subsidiary that is not an Obligor, such Guaranty must be permitted to be incurred as an Investment pursuant to Section 8.11 and (iii) no Guaranty by any Restricted Subsidiary of any Debt of an Obligor shall be permitted unless such Restricted Subsidiary shall have also provided a Guaranty of the Obligations;

(g) (i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of its incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased or rented in the ordinary course of business;

(h) Debt of any Obligor owing to any other Obligor;

(i) Debt of any Obligor or Restricted Subsidiary in respect of (i) performance bonds, completion guarantees, surety bonds, appeal bonds, bid bonds, other similar bonds, instruments or obligations, in each case provided in the ordinary course of business (including to secure workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations), but excluding any of the foregoing issued in respect of or to secure Debt for Borrowed Money; (ii) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability, or other insurance to any Obligor or any of its Restricted Subsidiaries, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year, (iii) Cash Management Obligations and other Debt in respect of netting services, ACH arrangements, overdraft protection and other arrangements arising under standard business terms of any bank at which any Obligor or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or in connection with Deposit Accounts incurred in the ordinary course or (iv) Debt consisting of accommodation Guaranties for the benefit of trade creditors of any Obligor or any Subsidiary issued by such Obligor or Subsidiary in the ordinary course of business;

(j) Debt incurred under this clause (j) and then outstanding in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $30,000,000 and (y) 4.5% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(k) Debt (x) representing deferred compensation, severance and health and welfare retirement benefits to current and former employees, directors, consultants, partners, members, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business, (y) consisting of indemnities or similar obligations created, incurred or assumed in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder, other than Guaranties incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition or (z) consisting of earnout obligations incurred in connection with any Permitted Acquisition or any other acquisition constituting a Permitted Investment permitted hereunder not to exceed in the aggregate outstanding at any time $20,000,000; provided that the holder of such earnout obligations shall have agreed to restrictions to be determined by the Agent and the Required Lenders and such earnout obligations are subordinated to the Obligations on terms and pursuant to documentation reasonably acceptable to the Agent and the Required Lenders;

(l) Debt consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Restricted Subsidiaries under deferred compensation arrangements to their employees, directors, partners, members, consultants, independent contractors or other service providers, (y) other similar arrangements incurred by such Persons in connection with Permitted Acquisitions (or other acquisitions constituting Permitted Investments) or (z) any other Investment permitted under Section 8.11;

(m) Debt consisting of promissory notes issued by the Restricted Subsidiaries to their current or former officers, directors, partners, members, and employees and their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes to finance the retirement, acquisition, repurchase, purchase or redemption of Stock of Holdings (or Stock of any Parent Entity or the Borrower) in each case permitted by Section 8.10;

(n) Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations entered into in the ordinary course of business;

(o) Debt incurred pursuant to the First Financial Loan Documents, in an aggregate principal amount not to exceed $30,000,000 and any Refinancing Debt related thereto;

(p) Debt of any Restricted Subsidiary that is not an Obligor incurred under this clause (p); provided that (i) such Debt is not guaranteed by any Obligor, (ii) the holder of such Debt does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, (iii) such Debt is not secured by any assets other than assets of such Restricted Subsidiary and its Subsidiaries and (iv) the aggregate amount of Debt incurred under this clause (p) shall not exceed the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Total Assets (measured as of the date such Debt was incurred based upon the Section 6.2 Financials most recently delivered on or prior to such date of incurrence);

(q) ABL Facility Indebtedness in an aggregate principal amount not to exceed the amount permitted under the ABL Intercreditor Agreement and any Refinancing Debt thereof not prohibited by the terms of the ABL Intercreditor Agreement;

(r) Guaranties incurred in the ordinary course of business (and not in respect of Debt for borrowed money) in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(s) (i) unsecured Debt in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Debt in respect of intercompany obligations of Holdings or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(t) the IO-TEQ Debt in an aggregate amount not to exceed $413,080.00;

(u) solely to the extent that the Permitted Sale Leaseback Transaction has occurred, Attributable Indebtedness incurred in connection with the Permitted Sale Leaseback Transaction;

(v) solely to the extent that the Permitted Sale Leaseback Transaction has not occurred, purchase money Debt incurred to finance (or refinance) the acquisition of the Specified FTS Real Property in an aggregate principal amount not to exceed $50,000,000 (not including any reasonable and document out-of-pocket fees, costs and expenses incurred or assessed in connection with such Debt);

(w) Debt evidenced by the Back-Stop Note, the Closing Date Note and the Equify Bridge Note, in each case, in an aggregate principal amount not to exceed the outstanding principal amount thereof on the Closing Date (such capped amount not including interest paid in kind in respect thereof at the rate per annum in effect thereunder on the Closing Date);

(x) [**];

(y) the U.S. Well Direct Loans, in an aggregate principal amount not to exceed $6,000,000, less the aggregate amount of all payments and prepayments after the Second Amendment Effective Date in respect of the principal amount thereof (excluding, for the avoidance of doubt, any fees, costs, expenses and indemnification obligations that may also be payable thereunder); and

(z) ~~(x)~~ all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (~~w~~y) above.

For purposes of determining compliance with this Section 8.12, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Borrower, in its sole discretion, may classify (but not reclassify) such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or, if it satisfies the criteria for more than one clause above, can be allocated among one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt shall not be deemed to be an incurrence of Debt for purposes of this Section 8.12.

Notwithstanding anything herein to the contrary, neither Equify Financial LLC (nor any of its Affiliates) shall loan or otherwise provide any Debt or any commitment to provide Debt to any Obligor or any other Subsidiary of Holdings (other than (i) Back-Stop Note, the Closing Date Note and the Equify Bridge Note, (ii) purchase money equipment financing to be provided by Equify Financial LLC to Flotek, BPC and their respective Subsidiaries for so long as such Persons (x) are not Subsidiaries of Holdings or (y) are Specified Unrestricted Subsidiaries, and (iii) the purchase money equipment financing provided by Equify Financial LLC to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and/or its Subsidiaries).

8.13 Prepayments of Debt. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any principal outstanding in respect of (i) any Subordinated Debt, except, in the case of this clause (i), (A) prepayment in full of the Closing Date Note solely with (x) on or within three (3) Business Days of the Closing Date, the cash held by FTS and the FTS Subsidiaries after the FTS Acquisition is consummated and contributed to Holdings on the Closing Date in connection with the FTS Transaction and in accordance with the FTS Distribution and Contribution Transaction and

(y) the proceeds of Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement, so long as after giving pro forma effect to such prepayment, the Borrower is in compliance with Section 8.20(c), (B) prepayment of the Back-Stop Note solely with the Net Cash Proceeds of the IPO, so long as (1) the Borrower has made all mandatory prepayments of the Term Loans from the first $100,000,000 of Net Cash Proceeds from the IPO required pursuant to Section 4.3(c) prior to any such prepayment of the Back-Stop Note and (2) the aggregate amount of all such prepayments of the Back-Stop Note shall not exceed $27,070,000 (not including interest paid in kind), and (C) prepayment of the Equify Bridge Note solely from (1) the proceeds of the Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement, so long as after giving pro forma effect to such prepayment, the Borrower is in compliance with Section 8.20(c), and (2) the Net Cash Proceeds of the IPO that the Borrower is permitted to retain pursuant to Sections 4.3(c) and 4.3(e) hereof and after giving effect to all payments required to be made thereunder (including after payment of the full amount of the IPO Prepayment and any amounts required to be applied to the Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement) ~~or~~, (ii) any Junior Debt (any such payment in respect of Junior Debt, a “Junior Debt Payment”), except, in the case of this clause (ii), (A) regularly scheduled repayments, purchases or redemptions of Junior Debt and regularly scheduled payments of interest, fees, expenses and premiums on any such Junior Debt, provided that such prepayment is expressly permitted under the terms of the ABL Intercreditor Agreement, or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably satisfactory to the Agent, the Required Lenders and the Borrower; (B) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt in connection with any Refinancing thereof expressly permitted under this Agreement; (C) any prepayments, redemptions, purchases, defeasances or other satisfactions of any Junior Debt required as a result of any Permitted Disposition of any property securing such Junior Debt to the extent that such security is expressly permitted under this Agreement and such prepayment is permitted under the terms of the ABL Intercreditor Agreement, or another customary intercreditor agreement or arrangements reasonably satisfactory to the Agent, the Required Lenders and the Borrower, or other applicable subordination agreement reasonably acceptable to the Agent, the Required Lenders and the Borrower, as the case may be; (D) the conversion of any Junior Debt to Stock (other than Disqualified Stock) of Holdings, the Borrower or any Parent Entity; (E) so long as (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) the Total Net Leverage Ratio as of the last day of the most recently completed Test Period, after giving Pro Forma Effect to such Junior Debt Payment, does not exceed 0.75:1.00, then prepayments, redemptions, purchases, defeasances and other satisfactions of any Junior Debt in an aggregate amount not to exceed the Available Amount at such time; and (F) prepayments, redemptions, purchases, defeasances and other satisfactions of Junior Debt in an aggregate amount not to exceed, in the aggregate $~~2,000,000.~~2,000,000 or (iii) [**]. Notwithstanding anything to the contrary contained in this Agreement, Section 8.13 shall not apply to the Debt incurred in connection with the First Financial Loan Documents.

8.14 Transactions with Affiliates. Except as set forth below, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any Stock or Debt, or any property, of any Affiliate, or become liable on any Guaranty of the Debt, dividends, or other obligations of any Affiliate, in each case, involving aggregate payments or consideration in excess of $1,000,000 for any single transaction or series of related transactions. Notwithstanding the foregoing, the following shall be permitted:

(a) transactions between or among (i) Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, in each case, that is otherwise permitted under this Agreement and (ii) Holdings and its Subsidiaries, on one hand, and BPC, on the other hand, in each case, in connection with the acquisition by Holdings and its Subsidiaries of the Stock of BPC not owned by them on the Closing Date.

(b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) Permitted Distributions (including the FTS Distribution and Contribution Transaction);

(d) loans and other transactions by and among Holdings and/or one or more Subsidiaries to the extent permitted under this Article VIII;

(e) employment, compensation, severance or termination arrangements between any Parent Entity, Holdings or any of its Restricted Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the issuance or repurchase of equity interests held by officers, employees and consultants pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans (including equity-based incentive plans) and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(f) the payment of (x) customary fees to directors, officers, managers, employees, consultants and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries and (y) reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants, partners, members and other service providers of Holdings and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including, without limitation, by reason of the fact that such Person is or was serving at the request of the Parent Entity, Holdings, or any Restricted Subsidiary as a director, officer, manager, employee, consultant or other service provider of another person;

(g) transactions pursuant to permitted agreements (and such permitted agreements) in existence on the Closing Date and set forth on Schedule 8.14 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect;

(h) the consummation of the IPO Transactions in accordance with the terms of this Agreement and the payment of fees and expenses in connection therewith in accordance with the terms of this Agreement;

(i) transactions between Holdings (and/or its Subsidiaries and/or its Parent Entity) and Wilks Brothers, LLC for activities and services provided by Wilks Brothers, LLC in connection with the consummation of the IPO Transactions, through and including the date of effectiveness of the IPO, including, without limitation, legal, tax, technology and accounting support services provided in connection with the West Munger Acquisition, Alpine Acquisition, Best Pump Acquisition and preparation for the IPO; provided, that payments made from Holdings or any of its Restricted Subsidiaries to Wilks Brothers, LLC for the foregoing interest, activities and services shall not exceed in the aggregate $4,500,000; provided, further, that if the IPO shall not occur on or before May 31, 2022, such payments to Wilks Brothers, LLC for the foregoing activities and services shall be payable in four equal quarterly installments commencing on June 7, 2022;

(j) the issuance or transfer of Stock (other than Disqualified Stock) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Restricted Subsidiaries or any direct or indirect parent thereof, to the extent permitted under this Agreement;

(k) any issuance of Stock, or other payments, awards or grants in cash, securities, Stock or otherwise pursuant to, or the funding of, employment arrangements, compensation arrangements, stock options and stock ownership plans, and other employee benefit plans approved by the Board of Directors of Holdings (or any Parent Entity);

(l) the transactions contemplated by the Shared Services Agreement; provided that any and all payments thereunder by Holdings or any of its Restricted Subsidiaries shall be subject to the limitations set forth in Section 8.10(f)(ii);

(m) the payments contemplated by the Tax Receivable Agreement to the extent permitted by the definition of “Permitted Tax Distributions”;

(n) any business arrangements pursuant to which Automatize LLC provides, on an arm’s length basis, services to Holdings and/or its Restricted Subsidiaries including, without limitation, “manage last miles logistics”, software logistics and trucking logistics;

(o) insurance policies or products provided to Holdings and its Restricted Subsidiaries by Affiliated Insurance Entities in accordance with the terms of Section 8.5;

(p) certain transactions with Affiliates described in that certain letter agreement not to exceed $4,000,000 per Fiscal Year (“Transactions with Affiliates Letter Agreement”);

(q) (i) the transactions contemplated by the Basin Units Acquisition, (ii) the transactions contemplated by the Flotek Supply Agreement, as amended, restated, modified and/or supplemented from time to time to the extent not materially adverse to the Obligors or the Lenders and (iii) the transactions contemplated by the Back-Stop Note, the Closing Date Note and the Equify Bridge Note (in each case, as amended, restated, modified and/or supplemented from time to time to the extent not materially adverse to the Obligors or the Lenders) and (iv) the PubCo Distribution to the extent permitted under Section 8.10(n);

(r) the transactions contemplated by that certain Payment Agreement, dated as of the Closing Date, by and among Holdings, Alpine, Best Pump and Equify Financial LLC;

(s) the transactions contemplated by the Well Services Debt; ~~and~~

(t) the transactions contemplated by the First Amendment Acquisitions; and

(u) [**].

For purposes of this Section 8.14, (x) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if such transaction is approved by the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable, provided that such transaction does not exceed $1,000,000 and (y) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) if with respect to any transaction with an Affiliate (i) in excess of $1,000,000 for any single transaction or series of related transactions, or (ii) in excess of $5,000,000 for transactions with all Affiliates during any twelve (12) month period, the Borrower will (a) memorialize in writing such affiliate transaction, and (b) obtain a written opinion of an appraiser or auditor, stating that the transaction or series of transactions is (A) fair to the Borrower or such Restricted Subsidiary from a financial point of view taking into account all relevant circumstances or (B) on terms, taken as a whole, not materially less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.

8.15 Business Conducted. Holdings and its Restricted Subsidiaries (taken as a whole) shall not engage at any time in any line of business other than the lines of business of the same general type currently conducted by it and any businesses incidental to, reasonably related or ancillary thereto, and the lines of business of the general type described on Schedule 8.15 attached hereto and any businesses incidental to, reasonably related or ancillary thereto.

8.16 Liens. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

8.17 Restrictive Agreements. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Restricted Subsidiary of the Borrower that is not a Guarantor to pay dividends or other Distributions with respect to any of its Stock; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (A) Law, (B) any Loan Document, (C) with respect to clause (ii) above, any documentation related to any Permitted Debt, and (D) with respect to clause (ii) above, any documentation governing any Refinancing Debt incurred to Refinance any such Debt referenced in clauses (B) through (C) above;

(b) customary restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition in a manner adverse to Lenders;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such Disposition; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be Disposed and such Disposition is permitted hereunder;

(d) customary restrictions in leases, subleases, licenses, sublicenses and other contracts so long as such restrictions relate solely to the assets subject thereto;

(e) restrictions imposed by any agreement relating to secured Debt permitted by this Agreement to the extent such restriction applies only to specific property securing such Debt and not all assets;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition in a manner adverse to Lenders); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g) restrictions or conditions in any Permitted Debt that is incurred or assumed by a Subsidiary that is not a Guarantor to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms, taken as a whole, at the time of issuance or, in the case of any such Debt of any Subsidiary that is not a Guarantor, are imposed solely on such non-Guarantor and its Subsidiaries;

(h) restrictions on cash, Cash Equivalents or other deposits imposed by agreements entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry (or other restrictions on such cash, Cash Equivalents or deposits constituting Liens permitted hereunder);

(i) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments and applicable solely to such joint venture and entered into (1) in the ordinary course of business or the ordinary course of business for similarly situated businesses in the Borrower’s industry or (2) to the extent that the Borrower determines, in its good faith business judgment, that entering into such joint venture is beneficial to Holdings and its Subsidiaries, taken as a whole, and is otherwise permitted under this Agreement;

(j) negative pledges and restrictions on Liens in favor of any holder of Debt permitted under clauses (b), (c), (e), (f), (i), (o), (p), (q), (t), (u) and (v) of Section 8.12, but solely to the extent any negative pledge relates to the property financed by, the subject of or securing such Debt;

(k) customary provisions restricting assignment, transfer or sub-letting of any agreement entered into in the ordinary course of business or in the ordinary course of business for similarly situated businesses in the Borrower’s industry;

(l) customary net worth provisions contained in Real Estate leases entered into by the Holdings or any of its Restricted Subsidiaries, so long as Holdings or Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligation;

(m) provisions restricting the granting of a security interest in Intellectual Property contained in licenses or sublicenses by Holdings and its Restricted Subsidiaries of such Intellectual Property, which licenses and sublicenses were entered into in the ordinary course of business or to the extent that the Borrower determines, in its good faith business judgment, that entering into such licenses and sublicenses is beneficial to Holdings and its Subsidiaries, taken as a whole (in which case such restriction shall relate only to such Intellectual Property);

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings, Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings, the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings, Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(o) restrictions or conditions imposed by any arrangement relating to the Well Services Debt solely with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries and/or their respective assets;

(p) other restrictions described on Schedule 8.17;

(q) restrictions or conditions imposed by any agreement relating to the IO-TEQ Debt, the EKU Debt, solely with respect to EKU Power Drives GmbH and EKU Power Drives Inc. and their assets;

(r) restrictions set forth in the Flotek Notes, the Flotek Note Purchase Agreement, the Flotek Securities Purchase Agreement and the First Financial Loan Documents;

(s) restrictions set forth in Organizational Documents with respect to Persons who are not wholly owned by Obligors and/or any of their Subsidiaries; ~~and~~

(t) [**];

(u) restrictions or conditions imposed by any arrangement relating to the U.S. Well Direct Loans solely with respect to U.S. Well Services Holdings, LLC (formerly known as U.S. Well Services, Inc.) and its Subsidiaries and/or their respective assets; and

(v) ~~(t)~~ restrictions and conditions imposed by any extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement of the contracts, instruments or obligations referred to in clauses (a) through (~~s~~u) above; provided that such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement is, in the good faith judgment of the Borrower, not materially more restrictive with respect to such restriction or condition taken as a whole than those prior to such extension, renewal, amendment, restatement, modification, increase, supplement, refunding, refinancing or replacement.

8.18 Restrictions on FTS Acquisition Transactions. Prior to the full and complete consummation of the FTS Distribution and Contribution Transaction, FTS and the FTS Subsidiaries shall not, except to the extent required to consummate the FTS Distribution and Contribution Transaction:

(a) make any Distribution (other than to an Obligor);

(b) make any Investment (other than to an Obligor); or

(c) merge, amalgamate or consolidate, or Dispose of all or substantially all of its business units assets and properties or wind up, liquidate or dissolve, in each case, other than with or to an Obligor, as applicable.

8.19 Fiscal Year; Accounting. Holdings shall not, and shall cause its Restricted Subsidiaries not to, (i) change their Fiscal Year end date from December 31 or method for determining Fiscal Quarters of any Obligor or of any Subsidiary of any Obligor or (ii) make any significant change in accounting treatment or reporting practices, except as required by GAAP; provided, however, that Holdings may, and may cause any of its Restricted Subsidiaries to, upon written notice to, and consent by, the Agent, change the Fiscal Year end date convention specified above to any other Fiscal Year end date reporting convention reasonably acceptable to the Agent, in which case the Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change. Holdings shall not, and shall cause its Restricted Subsidiaries not to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

8.20 Financial Covenants.

(a) Total Net Leverage Ratio. Holdings and its Restricted Subsidiaries, on a consolidated basis, shall not permit the Total Net Leverage Ratio on the last day of any Test Period to exceed the ratio set forth below opposite the last day of such Test Period:

Test Period End Date	Maximum Total Net Leverage Ratio
June 30, 2022	2.00:1.00
September 30, 2022	1.55:1.00
December 31, 2022	1.55:1.00
March 31, 2023 and thereafter	1.25:1.00

(b) Capital Expenditures. Holdings and its Restricted Subsidiaries, on a consolidated basis, shall not make, commit or agree to make Capital Expenditures in excess of (i) in the case of the Fiscal Year ended December 31, 2022, the greater of (x) $275,000,000 in the aggregate and (y) in the case of any period of four consecutive fiscal quarters ending in such Fiscal Year, 50.0% of Consolidated EBITDA for the Test Period most recently ended prior to the date of the applicable Capital Expenditure and (ii) in the case of any period of four consecutive fiscal quarters ending thereafter, commencing with the period of four consecutive fiscal quarters ending on March 31, 2023, an aggregate amount equal to 50.0% of Consolidated EBITDA for the Test Period most recently ended prior to the date of the applicable Capital Expenditure; provided if the amount of the Capital Expenditures permitted to be made in any Fiscal Year is greater than the actual amount of the Capital Expenditures actually made in such Fiscal Year (the amount by which such permitted Capital Expenditures for such Fiscal Year exceeds the actual amount of Capital Expenditures made for such Fiscal Year, the “Excess Amount”), then up to $20,000,000 of such Excess Amount (such amount, the “Carry-Over Amount”) may be carried forward to the next succeeding Fiscal Year (the “Succeeding Fiscal Year”); provided that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another Fiscal Year. Capital Expenditures made by Holdings and its Restricted Subsidiaries in any Fiscal Year shall be deemed to reduce first, the amount set forth above for such Fiscal Year, and then, the Carry-Over Amount.

(c) Minimum Liquidity. Holdings and its Restricted Subsidiaries, on a consolidated basis, shall not permit Liquidity to be less than $30,000,000 at any time.

8.21 Information Regarding Collateral. Holdings shall not, and shall cause its Restricted Subsidiaries not to, without at least ten (10) days (or such shorter period as the Required Lenders may agree in their sole discretion) prior written notice to Agent, make any change in: (i) any Obligor’s legal name; (ii) the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it with an aggregate Fair Market Value in excess of

$5,000,000 is located (including the establishment of any such new office or facility, but excluding in-transit Collateral, Collateral out for repair, and Collateral temporarily stored at a customer’s location in connection with the providing of services to such customer); (iii) any Obligor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Obligor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

8.22 Ratings. Until the Term Loans are paid in full and terminated in accordance with this Agreement, the Borrower shall use commercially reasonable efforts to cause (x) S&P and Moody’s to continue to issue ratings for the Term Loans, (y) Moody’s to continue to issue a corporate family rating (or the equivalent thereof) of the Borrower and (z) S&P to continue to issue a corporate credit rating (or the equivalent thereof) of the Borrower (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).

8.23 Additional Obligors; Covenant to Give Security. At the Borrower’s expense, Holdings and the Borrower shall, and shall cause each of its Restricted Subsidiaries to, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) continues to be satisfied, including:

(i) upon the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Obligor, the designation in accordance with Section 8.26 of any existing direct or indirect Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary), or any Restricted Subsidiary ceasing to be an Excluded Subsidiary, within thirty (30) days (or, in the case of Mortgages and Certificates of Title for Titled Goods, ninety (90) days) after such formation, acquisition, designation or occurrence (or such longer period as the Required Lenders may agree in their reasonable discretion):

(A) causing each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of any Real Estate owned by such Restricted Subsidiary (in detail reasonably satisfactory to the Collateral Agent) solely to the extent such Real Estate is required to become subject to a Mortgage hereunder;

(B) causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent and the Collateral Agent (x) a “Guaranty Agreement Supplement” referred to in the Guarantee Agreement guaranteeing the Obligations under the Loan Documents and (y) Mortgages on any Real Estate required to be mortgaged pursuant to the Collateral and Guarantee Requirement, a “Security Agreement Supplement” referred to in the Security Agreement and any required Intellectual Property security agreements and other security agreements and documents or joinders or supplements thereto (consistent with the Security Agreement and other Security Documents in effect on the Closing Date), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent, in each case of this clause (y), granting the Collateral Agent’s Liens solely to the extent required pursuant to the Collateral and Guarantee Requirement;

(C) delivering, and causing each such Restricted Subsidiary that is, or is required to become, a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver instruments evidencing the intercompany Debt held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent (or such other Person specified pursuant to the ABL Intercreditor Agreement, if applicable);

(D) taking and causing such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action, to the extent required pursuant to the Collateral and Guarantee Requirement (including, if applicable, the recording of Mortgages and of any Intellectual Property security agreements, the filing of financing statements) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms; and

(E) causing each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent and the Collateral Agent opinions, certificates and other documents, as reasonably requested by and in form and substance reasonably satisfactory to the Agent (it being understood and agreed that any opinions, certificates and other documents that are consistent with those delivered by the Obligors on the Closing Date shall be deemed to be in form and substance reasonably satisfactory to the Agent);

(ii) not later than ninety (90) days (or such longer period as the Required Lenders may agree to in writing in their reasonable discretion) after the acquisition by any Obligor of any Real Estate (other than the Excluded Real Property) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, or after the date any Excluded Real Property no longer satisfies the criteria therefor in the definition thereof, causing such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and taking, or causing the relevant Obligor to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and otherwise complying with the requirements of the Collateral and Guarantee Requirement; and, upon recordation in the proper recording offices of the Mortgages, if and when applicable, the Mortgages shall each constitute a perfected first priority Lien (subject to the terms of the ABL Intercreditor Agreement, [**] and other Permitted Liens) on, and security interest in, all right, title and interest of Holdings and its Restricted Subsidiaries in the Collateral described therein, subject only to Permitted Liens; and

(iii) immediately prior to or simultaneously with the incurrence of Debt pursuant to Section 8.12(q), or any amendments to the documents related thereto, entering into to Security Documents or amendments or supplements to existing Security Documents to (x) if any other Person is a borrower or guarantor in respect of such Debt, to enter into or join such Persons to the applicable Security Documents and to cause such other Person to become a Guarantor hereunder and under the other Loan Documents pursuant to Section 8.23, (y) to grant Collateral Agent a Lien (to secure the Obligations) on the Collateral that will also be collateral for such Debt and (z) to provide Collateral Agent with corollary rights (including representations, covenants and remedies) relative to such Collateral as are provided for the benefit of such Debt.

8.24 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans in the manner set forth in Section 7.17.

8.25 Further Assurances. Subject to any limitations and exceptions set forth in the Security Documents and in the definition of “Collateral and Guarantee Requirement”, Holdings and the Borrower shall, and shall cause each of the other Obligors to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Agent, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien.

8.26 Designation of Subsidiaries; [**].

(a) The Board of Directors of Holdings or the Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by notice to the Agent; provided that, in each case, (i) no Default or Event of Default is then continuing or would result therefrom; (ii) after giving effect to such designation, the Total Net Leverage Ratio on a Pro Forma Basis as of the last day of the most recently completed Test Period shall be less than or equal to 1.00:1:00; provided that, any designation of Flotek and/or BPC as an Unrestricted Subsidiary (in the case of any such designation, such Unrestricted Subsidiary and each of its Subsidiaries, a “Specified Unrestricted Subsidiary”) prior to the date on which Holdings owns, directly or indirectly, more than 66 2⁄3% of the Stock of such Person shall not be subject to the requirements of this clause (ii); (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and then re-designated as a Restricted Subsidiary; and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if after such designation it would be a “restricted subsidiary” for the purpose of the ABL Credit Agreement or any other Material Indebtedness.

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein and the Investment resulting from such designation must otherwise be in compliance with Section 8.11 (as determined at the time of such designation); provided that, any designation of Flotek and/or BPC as a Specified Unrestricted Subsidiary shall not constitute an Investment by any of the Obligors unless such designation occurs after Holdings owns, directly or indirectly, more than 66 2⁄3% of the Stock of such Specified Unrestricted Subsidiary.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time and the Debt or Liens of such Subsidiary must otherwise be in compliance with Section 8.12 and 8.16 (as determined at the time of such designation).

(d) ~~(d)~~ Notwithstanding anything to the contrary contained herein,

(i) no Unrestricted Subsidiary may at any time hold (directly or indirectly) Stock in, or Debt of, or Liens on the Stock or assets of, any Restricted Subsidiary, other than in the case of Flotek and BPC (as applicable), any Liens described in clause (mm)(ii) of the definition of Permitted Liens and other similar contractual encumbrances (but, for the avoidance of doubt, not in respect of Debt) that are not otherwise prohibited under Section 8.17;

(ii) in no event shall any Restricted Subsidiary that owns (or has an exclusive license to) any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries be permitted to be designated as an Unrestricted Subsidiary, nor shall any Unrestricted Subsidiary be permitted to own (or have an exclusive license to), develop, or receive from Holdings or any of its Restricted Subsidiaries, any Intellectual Property that is material to the operations or the business of Holdings and its Restricted Subsidiaries; and

(iii) in the case of any Unrestricted Subsidiary that is a Specified Unrestricted Subsidiary, (A) the Stock of such Specified Unrestricted Subsidiary shall not constitute Excluded Stock and shall be required to be pledged by an Obligor to the Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement and the Security Agreement, (B) all transactions between such Specified Unrestricted Subsidiary, on the one hand, and any Affiliate of such Specified Unrestricted Subsidiary, on the other hand, entered into after the date hereof, shall be consummated in the ordinary course of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agent and the Lenders prior to the consummation thereof, if they involve one or more payments by or to such Specified Unrestricted Subsidiary in excess of $5,000,000 for any single transaction or series of related transactions, other than any transactions permitted under clauses (a)(ii), (q)(i) and (q)(ii) of Section 8.14 and the last paragraph of Section 8.14, (C) all dividends and distributions made by such Specified Unrestricted Subsidiary, all proceeds of sales, transfers or other dispositions of assets by such Specified Unrestricted Subsidiary, and all returns on investments of such Specified Unrestricted Subsidiary shall, in each case, to the extent distributed to the equity holders thereof, be distributed to the equity holders thereof on a pro rata basis, and solely in cash, and in the case of equity holders that are Affiliates of Holdings and its Restricted Subsidiaries (including, without limitation, any Parent Entity), only through distributions made to Holdings and its Restricted Subsidiaries for further distribution thereof by Holdings and its Restricted Subsidiaries in the manner and to the extent permitted under this Agreement (and not through any other Affiliate or Parent Entity directly), (D) the Borrower shall not vote to permit any Dispositions by such Specified Unrestricted Subsidiary made outside the ordinary course of business (other than Dispositions of the type described in clauses (b), (c), (d), (e), (j), (m), (n), (o), (p) and (s) of the definition of Permitted Disposition) unless such Disposition shall be made for Fair Market Value and, with respect to any such Disposition (or series of related Dispositions) for a purchase price in excess of $5,000,000, such Specified Unrestricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents and (E) the Borrower shall not vote to permit any such Specified Unrestricted Subsidiary to enter into any transaction, take any action, or fail to take any action that, individually or in the aggregate that could reasonably be expected to have a Material Adverse Effect.

(iv) Holdings and/or the Borrower may continue to designate Flotek and/or BPC as an Unrestricted Subsidiary (but not a Specified Unrestricted Subsidiary) at any time after Holdings owns, directly or indirectly, more than 66 2⁄3% of the Stock of such Person, so long as at the time of the continuance of such designation, the conditions to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary set forth in clauses (a) (without giving effect to the proviso set forth in clause (a)(ii) thereof), (b) (without giving effect to the proviso set forth therein), (c), (d)(i) and (d)(ii) of this Section 8.26 are satisfied as of such date as if the continuance of such designation was an initial designation of such Subsidiary as an Unrestricted Subsidiary hereunder as of such date.

(e) [**]:

(i) [**];

(ii) [**];

(iii) [**];

(iv) [**];

(v) [**].

8.27 Passive Holding Company; Etc.

(a) After the date hereof, Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Stock (other than Disqualified Stock) of the Borrower and the indirect ownership of the Stock (other than

Disqualified Stock) of the Subsidiaries of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance and to open and maintain bank accounts, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group that includes Holdings or the Borrower and their respective Subsidiaries, (iv) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Permitted Debt, (v) any public offering of its common Stock or any other issuance or registration of its Stock for sale, resale or otherwise to the extent permitted by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings is permitted to enter into or consummate under this Agreement and any transaction between Holdings and the Borrower or any of its Restricted Subsidiaries permitted under this Agreement, including (A) making any dividend or distribution or other transaction similar to a Distribution permitted by Section 8.10 (or the making of a loan to its Parent Entities in lieu of any such permitted Distribution or other transaction similar to a permitted Distribution) or holding any cash received in connection with Distributions made by the Borrower in accordance with Section 8.10 pending application thereof by Holdings in the manner contemplated by Section 8.10 (including the redemption in whole or in part of any of its Stock (other than Disqualified Stock) in exchange for another class of Stock (other than Disqualified Stock) or rights to acquire its Stock (other than Disqualified Stock) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Stock (other than Disqualified Stock)), (B) making any Investment to the extent (1) payment therefor is made solely with the Stock of Holdings (other than Disqualified Stock) or a Parent Entity, the proceeds of Distributions received from the Borrower and/or proceeds of the issuance of, or contribution in respect of, the Stock (other than Disqualified Stock) of Holdings or a Parent Entity, in each case, in accordance with the terms of this Agreement and (2) any property (including Stock) acquired in connection therewith is contributed by Holdings to the Borrower or a Guarantor (or, if otherwise constituting Permitted Investments, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged or consolidated with the Borrower or a Restricted Subsidiary and (C) the (w) provision of Guaranties in the ordinary course of business in respect of obligations of the Borrower or any of its Restricted Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided, for the avoidance of doubt, that such Guaranty shall not be in respect of Debt for Borrowed Money, (x) incurrence of Debt of Holdings contemplated by Section 8.12 (and satisfaction of Holdings’ obligations under the loan agreements, loan documents, security documents and other financing agreements evidencing such Debt) (y) incurrence of Guaranties and the performance of its other obligations in respect of Debt incurred pursuant to Section 8.12 and (z) granting of Liens to the extent permitted under Section 8.16 or Liens imposed by operation of law, (vii) incurring fees, costs and expenses relating to overhead and general operating expenses including professional fees for legal, tax and accounting issues and payment of taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in this Agreement, (ix) activities incidental to the consummation of the Transactions, (x) organizational activities incidental to Permitted Acquisitions or acquisitions constituting Permitted Investments consummated by Holdings, the Borrower or its Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or acquisitions constituting Permitted Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or acquisitions constituting Permitted Investments, in each case, in accordance with the other terms and provisions of this Agreement, (xi) the making of any loan to any officers or directors permitted by Section 8.11, the making of any Investment in the Borrower or any Guarantor or, to the extent otherwise allowed under Section 8.11, a Restricted Subsidiary, (xii) the entry into customary shareholder agreements, (xiii) as specified on Schedule 8.27 and (xiv) activities incidental to the businesses or activities described in clauses (i) to (xiii) of this Section 8.27.

(b) After the date hereof, Holdings will not consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose all or substantially all of its assets and properties, except that Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower) or otherwise Dispose of all or substantially all of its assets and property; provided that (i) Holdings shall be the continuing or surviving Person of such merger, amalgamation or consolidation or, in the case of a merger, amalgamation or consolidation where Holdings is not the continuing or surviving Person or where Holdings has been liquidated or in connection with a Disposition of all or substantially all of its assets, in any such case, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall (y) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent (including a “Guaranty Supplement” referred to in the Guarantee Agreement and a “Security Agreement Supplement” referred to in the Security Agreement, in order for the surviving or continuing Person or such transferee to become a Guarantor) and (z) as a condition to becoming Successor Holdings shall take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Security Documents) is satisfied with respect to Successor Holdings’ assets and properties and shall otherwise comply with Section 8.23 (as though Successor Holdings were a Restricted Subsidiary), (iii) each Guarantor shall have by a supplement to the Guarantee Agreement confirmed that its Guaranty shall apply to the Successor Holdings’ obligations under this Agreement, (iv) each Guarantor shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (v) Holdings shall have delivered to the Agent an officer’s certificate stating that such merger, amalgamation, consolidation, liquidation or Disposition and any supplements to the Loan Documents preserve the enforceability of the Guarantee Agreement and the perfection of the Collateral Agent’s Liens, (vi) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation or Disposition, directly or indirectly, own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation or Disposition, (vii) if reasonably requested by the Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, or Disposition does not breach or result in a default under this Agreement or any other Loan Document, (viii) no Event of Default has occurred and is continuing or would result from the consummation of such event, and (ix) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition or other event and any supplements to any Loan Document (or new Loan Documents delivered concurrently therewith) create and preserve, as applicable, the enforceability of the Guarantee Agreement in regards to Successor Holdings and the perfection and priority of the Collateral Agent’s Lien in Successor Holdings’ assets and property subject to the limitations of and exceptions set forth in the Collateral and Guarantee Requirement, the other provisions set forth herein and the Security Documents; provided, further, that if the foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

8.28 Amendments to Certain Documents. Holdings and the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to amend, modify or change in any manner that is materially adverse to the interests of (i) the Obligors or the Lenders any term or condition of (A) ~~the~~ Shared Services Agreement, the Tax Receivable Agreement, [**] or any documentation governing Junior Debt or (B) the Lenders any term or condition of any Charter Document of Holdings, the Borrower or any Subsidiary that is a Guarantor (it being understood and agreed that, in the case of each of clauses (A) and (B), any amendment, modification or change to any such documentation that has the effect of (x) increasing the amount, rate or frequency of any payment, reimbursement, repurchase, dividend or distribution payable thereunder, (y) changing any right of redemption, retirement or put option set forth therein or (z) changing the terms of Section 4.6(b)(ii)(B) or (C) of the Holdings LLC Agreement (including, for the avoidance of doubt, in the case of each of clauses (x), (y) and (z), any Distribution resulting therefrom), shall, in each case, be deemed to be materially adverse to the interests of the Lenders); provided that, in the case of any Charter Document of Holdings (other than with respect to clause (z) above), such amendment, modification or change shall be permitted to the extent that Holdings and its Restricted Subsidiaries shall not be required to take any action, or otherwise be required to make any payment, reimbursement, repurchase, dividend or distribution or exercise any redemption, retirement or put option, based on such amendment, modification or change that would not be prohibited under this Agreement (including, for the avoidance of doubt, any amendment to the Charter Document for Holdings contemplated by the IPO Transactions) (notwithstanding any other provisions set forth herein, it being understood and agreed that any amendments, modifications, restatements or supplements to the Holdings LLC Agreement occurring after the date hereof in accordance with the provisions set forth in the definition of Holdings LLC Agreement set forth herein shall not be prohibited by this Agreement).

8.29 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Closing Date or the Second Amendment Effective Date, as applicable, as specified in Schedule 8.29 or such later date as the Required Lenders reasonably agree to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date or the Second Amendment Effective Date, as applicable, the Borrower and each other Obligor shall deliver the documents or take the actions specified in Schedule 8.29, in each case except to the extent otherwise agreed by the Required Lenders pursuant to their authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

ARTICLE IX

CONDITIONS OF LENDING

9.1 Conditions Precedent to Effectiveness of Agreement and Making of Term Loans on the Closing Date. The effectiveness of this Agreement, the obligation of the Closing Date Lenders to make the Term Loans on the Closing Date is subject to the satisfaction (or waiver in writing by each Closing Date Lender) of the following conditions precedent:

(a) The Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies (followed promptly by originals if requested by Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor:

(i) executed counterparts of this Agreement, the Guarantee Agreement, the Security Agreement, the ABL Intercreditor Agreement, the Fee Letter, the VCOC Lender Rights Letter and Notes (to the extent requested by any Lender);

(ii) each Security Document set forth on Schedule 1.5 (including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement) required to be executed on the Closing Date as indicated on such schedule, duly executed by Holdings (to the extent a party thereto) and/or each Obligor thereto, together with (except as provided in such Security Documents):

(A) executed Intellectual Property Security Agreement(s) in substantially the form of Exhibit B to the Security Agreement;

(B) evidence that all financing statements under the Uniform Commercial Code have been filed or are otherwise in a form appropriate for filing;

(C) an executed Perfection Certificate; and

(D) lien searches reasonably satisfactory to the Agent;

(iii) certificates substantially in the form of Exhibit G for Holdings and the Borrower which attach (A) resolutions or other equivalent action documentation, (B) incumbency certificates, (C) Organization Documents and (D) good standing certificates;

(iv) an opinion from Brown Rudnick LLP and an opinion from The Whitten Law Firm, PC, each counsel to the Obligors, addressed to the Agent and the Lenders as of the Closing Date;

(v) a certificate, in the form of Exhibit F, attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions consummated on the Closing Date, from the Chief Executive Officer of Holdings;

(vi) a Notice of Borrowing relating to the Borrowing of the Term Loans on the Closing Date; and

(vii) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.5 and the applicable provisions of the Security Documents.

(b) All fees and expenses required to be paid hereunder or pursuant to the Fee Letter, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrower) shall, substantially concurrently with the Borrowing on the Closing Date, have been paid (which amounts may, at the Borrower’s option, be offset against the proceeds of the Term Loans borrowed on the Closing Date).

(c) The Agent and Arrangers shall have received a true, correct and complete copy of the ABL Credit Agreement and each other material Loan Document (as defined in the ABL Credit Agreement), in each case, including all exhibits and schedules related thereto (including, for the avoidance of doubt, a true, correct and complete copy of that certain Security Agreement, dated as of the date hereof, among Holdings, Borrower, certain of their respective Subsidiaries, as grantors and ABL Collateral Agent).

(d) The Agent and Arrangers shall have received the Historical Financial Statements.

(e) (1) The Agent shall have received an executed payoff letter with respect to existing Debt of Holdings, the Borrower, the Restricted Subsidiaries and FTS and each of its Subsidiaries set forth on Schedule 9.1, along with all associated UCC termination statements or other termination statements with respect to any related filings, in each case in form and substance satisfactory to the Agent, and, (2) simultaneously or substantially concurrently with the funding of the Term Loans under this Agreement (i)

all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding as set forth on Schedule 9.1 (in each case, other than contingent indemnification obligations not then due and payable and that by their terms expressly survive the termination of the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1) shall be paid or repaid in full, (ii) all commitments to extend credit thereunder will be terminated, (iii) any security interest and guarantees in connection therewith shall be terminated and released and (iv) all of the “loan documents” (or such similar term as used therein) with respect to the existing Debt of Holdings, the Borrower and the Restricted Subsidiaries set forth on Schedule 9.1, in each case, shall be terminated and of no further force or effect (other than customary provisions therein that survive pursuant to the terms thereof).

(f) After giving effect to the incurrence of the Term Loans on a Pro Forma Basis and excluding the cash proceeds to the Borrower therefrom, Holdings and its Restricted Subsidiaries shall have Liquidity in excess of $25,000,000.

(g) The Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information (including a duly executed IRS Form W-9 or other applicable tax form) about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent and each Lender that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(h) Since December 31, 2020, there has not been any fact, change, event, circumstance, effect, development or occurrence which, individually or in the aggregate with any other facts, changes, events, circumstances, effects, developments or occurrences, has had, or would reasonably be expected to have, a Material Adverse Effect.

(i) No Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loans hereunder.

(j) No Default or Event of Default (in each case, as defined under the ABL Credit Agreement) shall have occurred and be continuing before or immediately after giving effect to this Agreement and the borrowing of the Term Loans hereunder.

(k) The Collateral Agent shall have received the original stock certificates representing the pledged Stock constituting Collateral (to the extent such Stock is certificated) of the Borrower and its Restricted Subsidiaries, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank.

(l) The Agent and each Lender shall have received at least three (3) Business Days prior to the Closing Date a Beneficial Ownership Certification from any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(m) Holdings shall have (i) received the full cash proceeds of the Back-Stop Note and the Closing Date Note, (ii) issued the Equify Bridge Note and (iii) received the Net Cash Proceeds of the Permitted Sale Leaseback Transaction.

(n) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) the Specified Representations shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the date of such extension of credit, other than any such representation or warranty which relates to a specified prior date, in which case such representations and warranties were true and correct in all material respects as of such prior date, and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct in all material respects (or that any representation and warranty that is qualified as to materiality or Material Adverse Effect is not correct in all respects) and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) no Default or Event of Default has occurred and is continuing, or would result from such extension of credit.

(o) The FTS Acquisition Agreement representations of FTS shall be true and correct (after giving effect to all applicable materiality qualifiers applicable thereto) such that the closing condition set forth in Section 9.02(a) of the FTS Acquisition Agreement would not fail to be satisfied or waived (with the prior written consent of the Agent).

(p) The Borrower shall have delivered to the Agent complete and correct copies of the FTS Acquisition Documents, including all schedules and exhibits thereto (other than the FTS Acquisition Agreement which has already been publicly filed with the SEC and any other amendments and FTS Acquisition Documents which are on file with the SEC as of the Closing Date).

(q) The FTS Acquisition shall have been or, substantially concurrently with the Borrowing of the Term Loans shall be, consummated in all material respects in accordance with the terms of the FTS Acquisition Agreement, all conditions to the closing of the FTS Acquisition shall have been satisfied or waived (with the prior written consent of the Agent) other than the payment of the purchase price and the Agent shall have received evidence satisfactory to it (in the form of written confirmation (which may be by electronic mail) from American Stock Transfer & Trust Company, LLC) that amounts at least equal to the Net Cash Proceeds of the Permitted Sale Leaseback Transaction and $50,511,859.92 of the cash proceeds of the Back-Stop Note and the Closing Date Note have been received by American Stock Transfer & Trust Company, LLC, as paying agent under the FTS Acquisition Agreement.

(r) The Borrower shall have delivered to the Collateral Agent complete and correct copies of (i) the FTS Pledge Agreements, in forms reasonably acceptable to the Collateral Agent, acting at the direction of the Required Lenders, in respect of the Stock of FTS, duly executed and delivered by each FTS Pledgor, in favor of the Collateral Agent, and (ii) the FTS Control Agreements, in forms reasonably acceptable to the Collateral Agent, acting at the direction of the Required Lenders, duly executed and delivered by each FTS Pledgor, in favor of the Collateral Agent.

ARTICLE X

DEFAULT; REMEDIES

10.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrower to pay: (i) the principal of any of the Term Loans when due, whether upon demand or otherwise; or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five (5) Business Days after the due date therefor, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by Holdings or the Borrower in this Agreement or by any Obligor or any FTS Pledgor in any of the other Loan Documents or any certificate furnished by any Obligor or any FTS Pledgor at any time to the Agent, the Collateral Agent or any Lender pursuant to the Loan Documents shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) any default shall occur in the observance or performance of any of the covenants and agreements contained in:

(i) Section 6.3(a), Section 8.2(a) (with respect to the maintenance of the Borrower’s existence only), Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13, Section 8.14, Section 8.16, Section 8.17, Section 8.22, Section 8.24, Section 8.27 or Section 8.28;

(ii) Section 8.20; provided that an Event of Default shall not occur under this clause

(iii) until the expiration of the Cure Deadline for the applicable Test Period for which Holdings, the Borrower and its Restricted Subsidiaries were not in compliance with the Financial Covenant;

(iv) Section 8.20 of the ABL Credit Agreement; provided that an Event of Default shall not occur under this clause (iii) until the expiration of the Cure Deadline (as defined in the ABL Credit Agreement) for the applicable Test Period for which the Borrower was not in compliance with the ABL Financial Covenant; or

(v) any other provision of this Agreement or any other Loan Document and such default shall continue for thirty (30) days after receipt by the Borrower of written notice thereof by the Agent or the Required Lenders;

(d) any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any of its Restricted Subsidiaries in an outstanding principal amount which constitutes Material Indebtedness, or under any agreement or instrument under or pursuant to which any such Material Indebtedness may have been issued, created, assumed, or guaranteed by any Obligor or any of its Restricted Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, in each case if the effect thereof (with or without the giving of notice) is to accelerate, or to permit the holders of any such Material Indebtedness to accelerate, the maturity of any such Material Indebtedness; or any such Material Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled or required prepayment) prior to the stated maturity thereof; or any such Material Indebtedness shall not be paid in full upon the scheduled maturity thereof; provided that this clause (d) shall not apply to (x) termination events or equivalent events not constituting events of default pursuant to the terms of any Hedge Agreement and (y) Material Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary Disposition of the property or assets securing such Material Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Material Indebtedness; provided, further, that any such default (other than a default in respect of the payment of principal, interest, fees or any other amounts) in respect of the First Financial Loan Documents shall not, until the first to occur of (i) such event of default has continued for thirty (30) days, (ii) all or any portion of the Debt under the First Financial Loan Documents has been accelerated, or (iii) the lender under the First Financial Loan Documents has exercised any remedies under the First Financial Loan Documents, constitute an Event of Default under this clause (d);

(e) Holdings, the Borrower or any Significant Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intent to file a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state, or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (iii) make an assignment for the benefit of creditors;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower or any Significant Subsidiary for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or Law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) (i) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Holdings, the Borrower or any Significant Subsidiary for all or any material part of such Person’s property shall be appointed or (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of Holdings, the Borrower or any Significant Subsidiary and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof;

(h) this Agreement, the Guarantee Agreement, any Security Document or the ABL Intercreditor Agreement, or any other intercreditor agreement entered into in connection with the Obligations hereunder shall be terminated (other than in accordance with its terms or the terms hereof or thereof), revoked or declared void or invalid or unenforceable or challenged by any Obligor or any FTS Pledgor;

(i) one or more monetary judgments, orders, decrees or arbitration awards is entered against any Holdings, the Borrower or any Restricted Subsidiary involving in the aggregate for all Obligors and Restricted Subsidiaries liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of $30,000,000 (in each case, except to the extent covered by insurance through a financially sound insurance company (other than an Affiliated Insurance Entity for any amounts over $10,000,000 unless reinsured pursuant to the provisions set forth herein) who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(j) for any reason, any Lien on any Collateral having a Fair Market Value in excess of $10,000,000 ceases to be, or is not, valid, perfected and prior to all other Liens in accordance with the provisions hereof (subject to (A) the terms of the Collateral and Guarantee Requirement and the Security Documents and (B) Permitted Liens) or is terminated, revoked or declared void other than (i) as a result of a release of Collateral permitted by Section 13.10 or in accordance with the terms of the relevant Security Document, (ii) in connection with the Full Payment of the Obligations or (iii) any loss of perfection (x) that results from the failure of the Collateral Agent to (A) maintain possession of certificates, promissory notes or other instruments delivered to it representing securities or other assets pledged under the Security Documents or (B) file and maintain proper UCC financing statements or similar filings (including continuation statements) or (y) as to Collateral consisting of real property subject to a Mortgage pursuant to the provisions hereof, to the extent such real property is covered by a title insurance policy and such insurer has not denied coverage;

(k) (i) an ERISA Event shall occur which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(l) there occurs a Change of Control;

(m) Holdings shall fail to receive cash equity contributions or Net Cash Proceeds of issuances of Qualified Stock of Holdings or any Parent Entity of at least $200,000,000 (excluding, for the avoidance of doubt, any contribution or issuance of Stock related to the FTS Acquisition or the FTS Distribution and Contribution Transaction, any proceeds of the Permitted Sale Leaseback Transaction or any proceeds of the Back-Stop Note, the Closing Date Note or the Equify Bridge Note, but including, for the avoidance of doubt, any Net Cash Proceeds received in connection with the IPO), or fail to contribute all such amounts to the Borrower, after the Closing Date and on or prior to December 31, 2022.

10.2 Remedies.

(a) If an Event of Default has occurred and is continuing, the Agent may, with the consent of the Required Lenders, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower:

(i) declare the Term Loans to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 10.1(e), 10.1(f), or 10.1(g) with respect to any Obligor, all Term Loans shall automatically become immediately due and payable without notice or demand of any kind; and

(ii) pursue its other rights and remedies under the Loan Documents and applicable Law.

(b) If an Event of Default has occurred and is continuing and subject to the ABL Intercreditor Agreement or any intercreditor or subordination agreement or arrangements then in effect: (i) the Agent shall have, for the benefit of the respective Secured Parties, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents or the UCC; (ii) the Agent may (with the consent or at the direction of the Required Lenders), at any time, take possession of the respective Collateral and keep it on the Obligors’ premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, and shall cause their Restricted Subsidiaries to, upon the Agent’s demand (with the consent or at the direction of the Required Lenders), at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may (with the consent or at the direction of the Required Lenders) sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Required Lenders deem advisable, in their sole discretion, and may, if the Required Lenders deem it reasonable, postpone or adjourn any sale of any Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower at the address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may (with the consent or at the direction of the Required Lenders) resell the Collateral without further notice to the Borrower or any other Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and each other Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and the other Obligors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

10.3 Application of Funds. Subject to any Intercreditor Agreement in effect, if the circumstances described in Section 4.6 have occurred, or after the exercise of remedies provided for in Section 10.2 or under any other Loan Document (or after the Term Loan Commitments have automatically been terminated, the Term Loans have automatically become immediately due and payable as set forth in Section 10.2), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied (notwithstanding the provisions of Sections 4.1(c) and 4.3(e)) by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 14.7) payable to the Agent and/or the Collateral Agent in its capacity as such (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Second, to all fees, costs, indemnities, liabilities, obligations and expenses owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral (but excluding the principal amount of and interest on the Obligations);

Third, to the payment of accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

Fourth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 14.7), ratably among them in proportion to the amounts described in this clause Fourth payable to them (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Fifth, to any other Debt or obligations of any Obligor owing to the Agent, the Collateral Agent, any Lender or any other Secured Party under the Loan Documents for which the Agent has received written notice of such Obligations as being outstanding;

Sixth, ratably to pay (i) any amounts owing with respect to any Obligations in respect of Secured Hedge Agreements, until paid in full and (ii) any amounts owing with respect to any Cash Management Obligations, until paid in full;

Seventh, to the payment of all other Obligations of the Obligors that are due and payable to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

Eighth, ratably to pay any Obligations owed to Defaulting Lenders, until paid in full; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.4 Permitted Holders’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 10.1(c), in the event that the Borrower fails to comply with the requirements of the Financial Covenant, any of the Permitted Holders, any Parent Entity or any Subsidiary of any Parent Entity (other than Holdings and its Restricted Subsidiaries) shall have the right, during the period beginning at the end of the last Fiscal Quarter of the applicable Test Period and until the tenth (10th) Business Day after the date on which Financial Statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.2 (such date, the “Cure Deadline”), to make a direct or indirect equity investment in Holdings in cash (the “Cure Right”), which cash shall be promptly contributed by Holdings to the Borrower, and upon the receipt by the Borrower of net proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”) and the application by the Borrower of the Cure Amount to the outstanding principal amount of the Term Loans in accordance with Section 4.3(c) and Section 4.3(e), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the Fiscal Quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b) If, after the receipt of the Cure Amount and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four Fiscal Quarter period, there shall be at least two Fiscal Quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the covenants contained in the Loan Documents and (v) there shall be no pro forma reduction in Debt (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Financial Covenant for any Test Period for which such Cure Amount is deemed applied.

(c) Prior to the Cure Deadline, neither the Agent, the Collateral Agent nor any Lender shall exercise any rights or remedies under Article X (or under any other Loan Document available during the continuance of any Default or Event of Default) solely on the basis of any actual or purported failure to comply with the Financial Covenant unless such failure is not cured by the Cure Deadline (it being understood that this sentence shall not have any effect on the rights and remedies of the Lenders with respect to any other Default or Event of Default pursuant to any other provision of any Loan Document other than breach of the Financial Covenant); provided, however, that the Lenders shall have no obligation to make any Term Loans prior to receipt of the Cure Amount.

ARTICLE XI

TERM AND TERMINATION

11.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than contingent obligations not then due and payable, Obligations under Secured Hedge Agreements and Cash Management Obligations) (including all unpaid principal, accrued and unpaid interest and any amounts due under Sections 3.1, 4.2 and 5.4) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent, the Collateral Agent and the Lenders shall retain all their rights and remedies hereunder (including the Collateral Agent’s Liens in and all rights and remedies with respect to all then-existing and after-arising Collateral).

ARTICLE XII

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

12.1 Amendments and Waivers.

(a) (i) Except as otherwise specifically set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (with a fully executed copy thereof delivered to the Agent) (or by the Agent with the consent of the Required Lenders) and the Obligors party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(ii) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders (or the Agent with the consent of all Lenders) and the Borrower:

(A) amend this Section 12.1 (or any provision of this Agreement providing for consent or other action by all Lenders) or Section 12.2 (or the definition of Eligible Assignee);

(B) release all or substantially all of the value of the Guarantors with respect to their Obligations owing under the Guarantee Agreement other than as permitted by Section 13.10;

(C) release or subordinate the Collateral Agent’s Liens on all or substantially all of the Collateral other than as permitted by Section 13.10; or

(D) change the definition of “Required Lenders”.

(iii) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all affected Lenders (or the Agent with the consent of all affected Lenders) and the Borrower:

(A) increase or extend any Term Loan Commitment or any Term Loan of any Lender;

(B) postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) payment of other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(C) reduce or forgive the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(D) amend, waive or otherwise modify the “default waterfall” set forth in Section 10.3 (or any similar provisions);

(E) impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder;

(F) amend, waive or otherwise modify the definition of “Pro Rata Share” or Sections 4.1, 4.2, 4.6 or 13.1 (or any similar provisions) in a manner that would alter the pro rata sharing of payments or the order of payment required thereby;

(G) amend, waive or otherwise modify the definition of “Net Cash Proceeds” or Section 4.3(b) such that proceeds payable pursuant to such Section (or any similar provision) would not be paid on a pro rata basis to the Lenders as constituted immediately prior to such amendment; or

(H) amend this Agreement to permit the purchase, repurchase or buyback of Term Loans on a less than pro rata basis, including in the “open market.”

It is understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment or commitment reduction under this Agreement and the other Loan Documents shall not give rise to an all affected Lender vote pursuant to this clause (iii).

(iv) Reserved.

(v) Notwithstanding the foregoing, no such waiver, amendment, or consent shall be effective to increase the obligations or adversely affect the rights of the Agent, the Collateral Agent or any Arranger without the consent of the party adversely affected thereby.

provided, however, that (A) Schedule 1.1 hereto (Lenders’ Term Loan Commitments) may be amended from time to time by the Agent alone to reflect assignments of Term Loan Commitments in accordance herewith; (B) no amendment or waiver shall be made to Section 13.17 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger, as applicable, and (C) the Fee Letter may be amended or waived in a writing signed by the Borrower and the Agent. Further, notwithstanding anything to the contrary contained in Section 12.1, if the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Term Loan Commitment of such Lender may not be increased or extended and (ii) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

(b) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Borrower’s request (and if applicable, payment by the Borrower of the processing fee referred to in Section 12.2(a)), the Agent (so long as the Agent is not a Non-Consenting Lender) or an Eligible Assignee shall have the right (but not the obligation), to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.8 and the last sentence in Section 5.8, as if each such Non-Consenting Lender is an assignor Lender thereunder.

12.2 Assignments; Participations.

(a) Any Lender may, with the written consent (in each case, which consents shall not be unreasonably withheld or delayed) of (x) the Agent and (y) so long as no Event of Default has occurred and is continuing, the Borrower, assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Term Loans, the Term Loan Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000, or an integral multiple of $1,000,000 in excess thereof; provided, that (i) an amount less than the minimum amount of $5,000,000 may be assigned if agreed to by the Borrower and the Agent, or if such amount represents all of the Term Loans, the Term Loan Commitments and the other rights and obligations of the Lender hereunder, (ii) no such minimum amount shall apply to any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender, and (iii) in the case of a prospective assignment to a Disqualified Lender following the occurrence and during the continuance of an Event of Default under any of Sections 10.1(a), (e), (f) or (g), any Affiliate of the Borrower (other than Holdings or any of its Subsidiaries) (such Affiliate, in such capacity, an “Affiliated Lender”) shall have the right, but not an obligation (the “Right of First Refusal”) to purchase the Term Loans, the Term Loan Commitments and the other rights and obligations of such Lender hereunder, that such Lender intends to sell to such Disqualified Lender, at the same price and on the same terms and conditions as those offered to such Disqualified Lender, all in accordance with this Section 12.2(a) and Section 12.2(b); provided, further, that notwithstanding anything to the contrary herein, (i) no consent shall be required for the assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund and (ii) to the extent required pursuant to the foregoing subclause (y), consent of the Borrower and/or a waiver of the Borrower’s Right of First Refusal shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of receipt of a written request for consent;

provided, further, that (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Agent an Assignment and Acceptance, along with an Administrative Questionnaire and any know-your-customer documentation; and (C) the assignor Lender or Assignee shall pay to the Agent a processing fee in the amount of $3,500 unless the Agent elects to waive such processing fee in their sole discretion. Upon the request of any Lender, the Agent shall, and the Borrower hereby expressly authorizes the Agent, to make available the list of Disqualified Lenders to any Lender, any potential assignee or any potential participant for the purpose of verifying whether such Person is a Disqualified Lender.

(b) By its acquisition of Term Loans pursuant to the Right of First Refusal in clause (a) above, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(i) the Term Loans held by such Affiliated Lender shall be deemed to have voted in the same pro-portion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders in the calculation of any Lender vote;

(ii) the Agent shall vote on behalf of such Affiliated Lender in the event that any proceeding under Sections 1126 or 1129 of the Bankruptcy Code shall be instituted by or against the Borrower or any Guarantor (and each Affiliated Lender hereby grants to the Agent a power of attorney, irrevocable and coupled with an interest, to so vote such Affiliated Lender’s claims associated with the Term Loans and Term Loan Commitments in accordance with this 12.2(b)), or, alternatively, to the extent that the foregoing is deemed unenforceable for any reason, such Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by Lenders of the same class who are not Affiliated Lenders;

(iii) such Affiliated Lender, solely in its capacity as an Affiliated Lender (and not in any other capacity), will not be entitled to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Agent, the Collateral Agent or any Lender or among Lenders to which the Borrower or its representatives are not invited, or (B) receive any information or material prepared by the Agent, the Collateral Agent or any Lender or any communication by or among the Agent, the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive Notices of Borrowing, pre-payments and other administrative notices in respect of its Term Loans and Term Loan Commitments required to be delivered to Lenders pursuant to the terms of the Loan Documents) or (C) make or bring (or participate in) any claim, in its capacity as a Lender, against the Agent or the Collateral Agent hereunder with respect to any duties or obligations or alleged duties or obligations of the Agent or the Collateral Agent under the Loan Documents;

(iv) it shall not have any right to receive advice of counsel to the Agent, the Collateral Agent or to the Lenders (other than Affiliated Lenders) or to challenge the Lenders’ attorney-client privilege; and

(c) Each Affiliated Lender hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the discretion of the Agent and the Required Lenders, to take any action and to execute any instrument that the Agent or the Required Lenders may deem reasonably necessary to carry out the provisions of this Section 12.2(b).

In furtherance of the foregoing, each Affiliated Lender agrees to execute and deliver to the Agent any instrument reasonably requested by the Agent or the Required Lenders to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 12.2(b) (it being understood and agreed that if such Affiliated Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the rights of the Agent and the Required Lenders under this Section 12.2(b)).

(d) From and after the date that the Agent has received an executed Assignment and Acceptance, the Agent has received payment of the above-referenced processing fee and the Agent has recorded such assignment in the Register as provided in Section 13.18 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the applicable Collateral; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(f) Immediately upon satisfaction of the requirements of Section 12.2(a) and recordation in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Term Loan Commitments arising therefrom. Each Term Loan Commitment allocated to each Assignee shall reduce the applicable Term Loan Commitment of the assignor Lender pro tanto.

(g) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender so long as the list of Disqualified Lenders shall have been made available to all Lenders by the Borrower, participating interests in any Term Loans, any Term Loan Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 12.1(a)(ii)(B) and (C) and Section 12.1(a)(iii)(B) and (C), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 12.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3, subject to the requirements and limitations of such Sections (including Sections 5.1(d)) and Sections 5.6 and 5.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 12.2 (provided that any documentation required to be provided pursuant to Section 5.1(d) shall be provided solely to the Originating Lender and provided further, for the avoidance of doubt, that if the Originating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.1(d)(ii)(D)).

(h) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (including its Note, if any) in favor of any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(i) A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and (1) the request for such consent discloses that greater payments may be due and (2) such Participant agrees to be subject to the provisions of Section 5.8 as though it were a Lender, or to the extent that such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

ARTICLE XIII

THE APPOINTED AGENTS

13.1 Appointment and Authorization. Each Lender hereby designates and appoints the Agent and the Collateral Agent (collectively, the “Appointed Agents”) as its agents under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each Appointed Agent, in its respective capacity, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Appointed Agent agrees to act as such on the express conditions contained in this Article XIII. The provisions of this Article XIII (other than Sections 13.9, 13.10(a) and 13.10(b)) are solely for the benefit of the Appointed Agents and the Lenders, and the Borrower shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, each Appointed Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall any Appointed Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Appointed Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Appointed Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement (including any required consent or direction from the Required Lenders), each Appointed Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Appointed Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

13.2 Delegation of Duties. Each Appointed Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Appointed Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct.

13.3 Liability of Appointed Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)), (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Appointed Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information (subject in all respects to Section 14.16), to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of their Subsidiaries or Affiliates.

13.4 Reliance by Appointed Agent. Each Appointed Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by such Appointed Agent. Each Appointed Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders or all affected Lenders, as applicable) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X.

13.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Appointed Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Appointed Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Losses as such term is defined in Section 14.10; provided, however, that no Lender shall be liable for the payment to such Agent-Related Persons of any portion of such Losses to the extent resulting from such Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, further, that any action taken by any Agent-Related Person at the request of the Required Lenders (or all Lenders or all affected Lenders, as applicable) shall not constitute gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

13.8 Appointed Agents in Individual Capacity. Each Appointed Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though such Appointed Agent was not an Appointed Agent hereunder and without notice to or consent of the Lenders. Each Appointed Agent and its Affiliates may receive information regarding the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and the Lenders hereby acknowledge that each Appointed Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, each Appointed Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Appointed Agent, and the terms “Lender” and “Lenders” include each Appointed Agent in its individual capacity.

13.9 Successor Agents. Each Appointed Agent may resign as an Appointed Agent upon at least 30 days’ prior notice to the Lenders and the Borrower. In the event any Appointed Agent (solely in the case where such Appointed Agent is also a Lender) sells all of its Term Loans and/or Term Loan Commitments as part of a sale, transfer or other disposition by such Appointed Agent of substantially all of its loan portfolio, such Appointed Agent shall resign as an Appointed Agent and such purchaser or transferee shall become the successor Appointed Agent hereunder. In the event that an Appointed Agent (solely in the case where such Appointed Agent is also a Lender) becomes a Defaulting Lender, such Appointed Agent may be removed at the reasonable request of the Borrower and the Required Lenders. Subject to the foregoing, if an Appointed Agent resigns or is removed under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if an Event of Default under any of Section 10.1(a), (e), (f) or (g) has occurred and is continuing) shall appoint from among the Lenders a successor agent, which successor agent shall be a Lender or a commercial bank, commercial finance company or other similar lender having total assets in excess of $5,000,000,000. If no successor agent is appointed prior to the effective date of the resignation of any Appointed Agent, such Appointed Agent may appoint (but without the need for the consent of the Borrower) a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Appointed Agent and the term “Appointed Agent” shall mean such successor agent and the retiring Appointed Agent’s appointment, powers and duties as an Appointed Agent shall be terminated. After any retiring Appointed Agent’s resignation hereunder as an Appointed Agent, the provisions of this Article XIII and Section 14.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Appointed Agent under this Agreement.

13.10 Collateral Matters.

(a) The Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize the Collateral Agent (and if applicable, any subagent appointed by the Collateral Agent under Section 13.2 or otherwise) to release its Liens on the Collateral, and the Collateral Agent’s Liens upon any Collateral shall be automatically released (i) upon Full Payment of the Obligations; (ii) upon a disposition of Collateral permitted by Section 8.8 to a Person that is not an Obligor; (iii) if any such Collateral constitutes property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; (iv) if any such Collateral constitutes property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement; (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee Agreement (in accordance with the second succeeding sentence and the Guarantee Agreement); (vi) as required by the Collateral Agent to effect any sale, transfer or other Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, (vii) to the extent such Collateral otherwise becomes an Excluded Stock or an Excluded Asset and (viii) if the percentage of Lenders required to consent to the Collateral being released hereunder, consent to the Collateral being released. Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 12.1). Upon request by the Collateral Agent or the Borrower at any time, subject to the Borrower having certified to the Collateral Agent that the disposition is made in compliance with Section 8.8 (which the Collateral Agent may rely conclusively on any such certificate, without further inquiry), the Lenders will confirm in writing the Collateral Agent’s authority to release any applicable Collateral Agent’s Liens upon particular types or items of Collateral pursuant to this Section 13.10. In addition, the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents shall be deemed to) hereby irrevocably authorize (w) the Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.12(c) or (q) (as to Current Asset Collateral only), (x) the Agent to release automatically any Guarantor from its obligations under the Guarantee Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement or such Person otherwise becomes an Excluded Subsidiary, in each case, solely to the extent (1) such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is permitted by this Agreement and in the case of a Subsidiary ceasing to constitute a Subsidiary, the Borrower will be deemed to make a new Investment in the residual equity retained directly or indirectly by the Borrower and (2) no Default or Event of Default has occurred or is continuing or would result therefrom and (y) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, then, to the extent that the Collateral Agent obtains possession of any Collateral by operation of Section 13.12 of this Agreement that constitutes Collateral that Obligors are not required to deliver to Collateral Agent at such time pursuant to the terms hereof, the Security Documents or any other contractual arrangement with any Obligor, following the written request by Borrower, Collateral Agent shall (to the extent permitted by applicable law or legal process) deliver such Collateral in accordance with the terms of the ABL Intercreditor Agreement ([**]) or, if the ABL Intercreditor Agreement ~~is~~ and [**] are not then in effect, to the applicable Obligor. Promptly upon consummation of the FTS Distribution and Contribution Transaction, solely to the extent true, Borrower shall send a certificate to Agent confirming that FTS does not own any assets other than the Stock of Holdings, net operating losses with immaterial value and/or other property and assets with immaterial value (“FTS Distribution and Contribution Certificate”). Notwithstanding any other provisions set forth herein, upon the full and complete consummation of the FTS Distribution and Contribution Transaction and Agent’s receipt of the FTS Distribution and Contribution Certificate, (i) each of the FTS Pledge Agreements and the FTS Control Agreements shall be deemed terminated and released (automatically and through no further action of any Person), (ii) FTS shall no longer be deemed to be party to the Security Agreement or any other Loan Document (automatically and through no further action of any Person), (iii) the Collateral Agent’s Liens on the Stock and assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries) shall be deemed terminated and released (automatically and through no further action of any Person), and (iv) the Lenders (and each other Secured Party by their acceptance of the benefits of the Loan Documents) irrevocably authorize the Collateral Agent to (A) release its Liens on the Stock and assets of FTS (but not the Stock issued by or the assets of the FTS Subsidiaries), and (B) if reasonably requested by the Borrower, promptly execute, as applicable, and deliver to the Borrower any such additional instruments, terminations, lien releases, discharges of security interests, pledges and other similar discharge or release documents or other writings to effect or evidence such release and termination.

Upon request by any Appointed Agent at any time, the Required Lenders will confirm in writing such Appointed Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations pursuant to this Section 13.10(a).

(b) Upon receipt by any Appointed Agent of any authorization required pursuant to Section 13.10(a) from the Lenders of such Appointed Agent’s authority to release or subordinate the applicable Collateral Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the Guarantee Agreement, and upon at least three (3) Business Days’ prior written request by the Borrower, such Appointed Agent shall (and is hereby irrevocably authorized by the Lenders and the other Secured Parties to) execute such documents as may be necessary to evidence the release of such Collateral Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the Guarantee Agreement; provided, however, that (i) such Appointed Agent shall not be required to execute any such document on terms which, in such Appointed Agent’s opinion, would expose such Appointed Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(c) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act with the consent or at the direction of the Required Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

13.11 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully and contractually entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by any Appointed Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b) Except as may be expressly permitted by this Agreement, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or to which such Lender is otherwise entitled to receive directly pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Term Loan Commitments; provided, however, that (A) if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or any other Obligor pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans or Term Loan Commitments to any Assignee or Participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Term Loans or Term Loan Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Term Loans or Term Loan Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.

13.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

13.13 Payments by Agent to Lenders. All payments to be made by the Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Term Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each applicable Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

13.14 Intercreditor Agreements. The Agents are hereby authorized to enter into the ABL Intercreditor Agreement and [**] and any other usual and customary intercreditor or subordination agreements or arrangements approved in writing by the Required Lenders (for purposes of this paragraph, the “Intercreditor Agreements”) to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each such Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Agreement at any time existing and (b) hereby authorizes and instructs the Agents to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, as the case may be. In addition, but in conformance with the terms hereof, each Lender hereby authorizes the Agents to enter into (i) any amendments to the Intercreditor Agreements and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent approved in writing by the Required Lenders and required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 8.16 of this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Agent or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender hereby acknowledges and agrees that the provisions of Section 13.4 of this Agreement shall apply with equal effect to any such Intercreditor Agreement.

13.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs each Appointed Agent to enter into the other Loan Documents, including any Intercreditor Agreement, for the ratable benefit and obligation of the Appointed Agents and the Lenders. Each Lender agrees that any action taken by any Appointed Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any Appointed Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans, applicable Secured Hedge Agreements, Secured Cash Management Agreements, and all interest, fees and expenses hereunder constitute one Debt, secured equally by all of the applicable Collateral, subject to the order of distribution set forth in Section 10.3.

13.16 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Appointed Agents) authorized to act for, any other Lender.

13.17 Arrangers. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers under this Agreement, no Arranger has any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

13.18 The Register.

(a) The Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Term Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or stated interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the notes payable by the Borrower to such Lender, and (iv) the amount of any sum received by the Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own Term Loans and Term Loan Commitments only) at one of the offices of the Agent referred to in Section 14.8 at any reasonable time and from time to time upon reasonable prior written notice. Any failure of the Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Agent. The Term Loans are registered obligations and the right, title and interest of any Lender and their assignees in and to such Term Loans as the case may be, shall be transferable only upon notation of such transfer in the applicable Register. Upon the request of any Lender, the Borrower shall execute and deliver to such Lender a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto. Solely for purposes of this Section 13.18, the Agent shall be the Borrower’s agent for purposes of maintaining the applicable Register (but the Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). The Obligors and the Agent intend that the Term Loans will be treated as at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(b) In the event that any Lender sells participations in any Term Loan, Term Loan Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all Participants in the Term Loans held by it and the principal amount (and related stated interest thereon) of the portion of the Term Loans or Term Loan Commitments which are the subject of the participation (the “Participant Register”). A Term Loan or Term Loan Commitment may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Term Loans or Term Loan Commitments may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan Commitments, Term Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Term Loan Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(c) Each Register shall be maintained by the Agent as a non-fiduciary agent of the Borrower. Each Register shall be conclusive absent manifest error.

13.19 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in the Guarantee Agreement or any Security Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XIII to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

13.20 Withholding Taxes. To the extent required by any applicable Law, the Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that an Obligor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any Obligor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.18(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set-off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agent under this Section 13.20. The agreements in this Section 13.20 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, this Section 13.20 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 5.1 or any other provision of this Agreement.

13.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Term Loan Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that:

(i) none of the Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Term Loans, the Term Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Term Loans, the Term Loan Commitments or this Agreement.

(c) The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Loan Commitments and this Agreement, (ii) may recognize a gain if it extended the Term Loans or the Term Loan Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Loan Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

13.22 Erroneous Payments.

(a) Each Lender (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment as to which such a demand was made. A notice of the Agent to any Recipient under this Section shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Obligor.

(e) Each party’s obligations, agreements and waivers under this Section 13.22 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XIV

MISCELLANEOUS

14.1 No Waivers; Cumulative Remedies. No failure by any Appointed Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other Loan Documents, or delay by any Appointed Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Appointed Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Appointed Agent or the Lenders on any occasion shall affect or diminish any Appointed Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement and the other Loan Documents. Each Appointed Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Appointed Agent or any Lender may have.

14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS POSTAGE PREPAID.

14.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5 Survival of Representations and Warranties. All of the Borrower’s and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6 Other Security and Guarantees. The Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time: (a) take from any Person (to the extent permitted by such Person) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7 Fees and Expenses. The Borrower agrees (a) to pay or reimburse the Agent, the Collateral Agent, the Arrangers (without duplication) and, in the case of clause (ii) following the Closing Date, the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with (i) the syndication of the Closing Date Term Loan Facility and the Term Loan Facility and (ii) the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs and (b) to pay or reimburse the Agent, the Collateral Agent and the Required Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (such costs and expenses to be limited in the case of legal costs and expenses to the Attorney Costs) (but including, for the avoidance of doubt, any costs and expenses of the Agent and the Collateral Agent arising from the administration and maintenance of the pledge of titled collateral to the Collateral Agent, including, but not limited to, the retention of a sub-agent engaged by the Collateral Agent in connection therewith). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable and documented or invoiced search, filing, recording and title insurance charges and fees related thereto. The agreements in this Section 14.7 shall survive the Termination Date and repayment of all other Obligations. All amounts due under this Section 14.7 shall be paid within twenty (20) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent:	Piper Sandler Finance LLC
1251 Avenue of the Americas, 6th Floor New York, NY 10020
Attention: Amrit Agrawal
Email: Amrit.Agrawal@psc.com; piperjaffrayagency@alterdomus.com

With a copy
(which shall not constitute notice) to:	Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
Attention: Michael M. Mezzacappa Email: MMezzacappa@proskauer.com Facsimile No.: (212) 969-2900

If to the Borrower:	ProFrac Holdings II, LLC
333 Shops Boulevard, Suite 301 Willow Park, Texas 76087 Attention: Matt Wilks
Email: matt.wilks@profrac.com Facsimile No.: (254) 442-8042

With a copy
(which shall not constitute notice) to:	Brown Rudnick LLP
One Financial Center Boston, Massachusetts 02111
Attention: Andreas P. Andromalos, Esq. Email: aandromalos@brownrudnick.com Facsimile No.: (617) 289-0495

If to a Lender:	To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof to the extent permitted hereunder.

14.10 Indemnity of the Agent, the Collateral Agent, the Arrangers and the Lenders.

(a) Subject to the provisions of Sections 14.10(b) and (c), the Borrower agrees to defend, indemnify and hold all Agent-Related Persons, each Arranger and each Lender (without duplication) and each of their respective Affiliates, officers, directors, employees, agents, controlling persons, advisors and other representatives, successors and permitted assigns of the foregoing (each, an “Indemnified Person”) harmless from and against any and all losses, claims, costs, damages and liabilities (collectively, “Losses”) of any kind or nature that arises out of or relates to (i) the Transactions, including the financing contemplated hereby and the use of proceeds hereof; (ii) breach or non-compliance with the covenants in Article VIII of this Agreement; (iii) any actual or alleged Release or threat of Release of any Contaminant at any facility or location currently or formerly owned, used or operated by Holdings or the Borrower; or (iv) any liability under Environmental Laws relating in any way to Holdings or the Borrower (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third Person).

(b) Under this Section 14.10, Indemnified Persons shall be entitled to the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the Losses foregoing (such expenses, in the case of legal expenses, to be limited to the reasonable fees, disbursements and other charges of a single firm of counsel for all Indemnified Persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnified Person(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by such other firm of counsel for such affected Indemnified Person)) of any such Indemnified Person.

(c) No Indemnified Person will be indemnified for any Loss or related expense under this Section 14.10 to the extent it has resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under this Agreement or the other Loan Documents of such Indemnified Person or any of such Indemnified Person’s Affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any claim, litigation, investigation or other proceeding that does not arise from any act or omission by the

Borrower or any of its Affiliates and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Agent, the Collateral Agent and the Arrangers to the extent fulfilling their respective roles as an agent, co-manager or arranger under this Agreement and the other Loan Documents and in their capacities as such, shall remain indemnified in respect of such proceedings to the extent that none of the exceptions set forth in any of clauses (i) and (ii) of the immediately preceding proviso applies to such person at such time.

(d) The agreements in this Section 14.10 shall survive payment of all other Obligations. For the avoidance of doubt, this Section 14.10 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses or damages, with respect to a non-Tax claim.

14.11 Limitation of Liability. Notwithstanding any other provision of this Agreement to the contrary, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or permitted assigns (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of the Borrower, the other Obligors or any of their respective Subsidiaries or Affiliates, or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Agreement, the other Loan Documents, the Transactions (including the use of proceeds hereof), or with respect to any activities related to this Agreement and the other Loan Documents, including the preparation of this Agreement and the other Loan Documents; provided that nothing in this Section 14.11 shall limit the Borrower’s indemnity and reimbursement obligations set forth in Section 14.10 to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification as set forth in Section 14.10.

14.12 Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof and thereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

14.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and by the Agent, the Collateral Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement and the other Loan Documents may be executed by facsimile or other electronic communication and the effectiveness of this Agreement and the other Loan Documents and signatures thereon shall have the same force and effect as manually signed originals and shall be binding on all parties thereto. The Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature or signature delivered electronically.

14.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.15 Right of Setoff. In addition to any rights and remedies of the Lenders provided by Law, if an Event of Default is then continuing or the Term Loans have been accelerated prior to the Stated Termination Date, each

Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations then due and owing by an Obligor under this Agreement or any other Loan Document to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.16 Confidentiality. Each Lender and the Agent severally agrees to treat confidentially and not publish, disclose or otherwise divulge any non-public information provided to any of them or any of their Affiliates by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries or in connection with this Agreement, the other Loan Documents or the Transactions; provided that nothing herein shall prevent such Person from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation, or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or Governmental Authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction or purporting to have jurisdiction over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable Law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Person or any of its Affiliates or any related parties thereto (including any of the persons referred to in clause (f) below) in violation of any confidentiality obligations owing to the Borrower or any of its Subsidiaries or Affiliates, (d) to the extent that such information is or was received by such Person from a third party that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Borrower, any of its Subsidiaries or Affiliates, (e) to the extent that such information is independently developed by such Person or its Affiliates without the use of any confidential information and without violating the terms of this Agreement, (f) to such Person’s Affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement and who are informed of the confidential nature of such information or who are subject to customary confidentiality obligations of professional practice (with such Person, to the extent within its control, responsible for such person’s compliance with this Section 14.16), (g) for purposes of establishing a “due diligence” defense, (h) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that, for purposes of this clause (h), (i) the disclosure of any such information to any Lenders, hedge providers, Participants or Assignees, or prospective Lenders, hedge providers, Participants or Assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, Participant or Assignee, or prospective Lender, hedge provider, Participant or Assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower and such Person) in accordance with the standard syndication processes of the Agent or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (ii) no such disclosure shall be made by such Person to any person that is at such time a Disqualified Lender and (i) any rating agency to the extent that Borrower is given five (5) Business Days’ prior written notice prior to any such communication and/or disclosure. Notwithstanding anything herein or in any other Loan Document to the contrary, the Agent shall not (i) be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or have any liability with respect to or arising out of any assignment or participation of Term Loans or Term Loan Commitments to any Disqualified Lender and (ii) have any liability with respect to any disclosure of confidential information to any Disqualified Lenders, except in each case of foregoing clauses (i) and (ii), to the extent any such liability results directly from the Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

14.17 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document (other than any Intercreditor Agreement), the provision contained in this Agreement shall govern and control.

14.18 No Fiduciary Relationship. Each Obligor acknowledges and agrees that, (i) in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Appointed Agents, the Arrangers, the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and each Obligor expressly disclaims any fiduciary relationship, (ii) the Applicable Entities may be engaged in a broad range of transactions that involve interests that differ from those of such Obligor, and no Applicable Entity has any obligation to disclose any of such interests to such Obligor and (iii) such Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Obligor further acknowledges and agrees that such Obligor is responsible for making its own independent judgment with respect to the transactions contemplated by this Agreement and the process leading thereto, and agrees that it will not claim that the Applicable Entities have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Obligor or its affiliates, in connection with such transactions or the process leading thereto.

14.19 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 14.19 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.20 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Act. Each Obligor shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

14.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

14.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 14.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written

PROFRAC HOLDINGS, LLC, as Holdings

By:
Name:
Title:

[Signature Page to Term Loan Credit Agreement]

PROFRAC HOLDINGS II, LLC, as the Borrower

By:
Name:
Title:

[Signature Page to Term Loan Credit Agreement]

PROFRAC SERVICES, LLC

By:
Name:
Title:

PROFRAC MANUFACTURING, LLC

By:
Name:
Title:

BEST PUMP AND FLOW, LLC

By:
Name:
Title:

ALPINE SILICA, LLC

By:
Name:
Title:

[Signature Page to Term Loan Credit Agreement]

Effective upon the consummation of the FTS Acquisition:

FTS INTERNATIONAL, INC.

By:
Name:
Title:

FTS INTERNATIONAL SERVICES, LLC

By:
Name:
Title:

FTS INTERNATIONAL MANUFACTURING, LLC

By:
Name:
Title:

[Signature Page to Term Loan Credit Agreement]

PIPER SANDLER FINANCE LLC,
as the Agent and the Collateral Agent

By:
Name:
Title:

[LENDER SIGNATURE PAGES TO BE ADDED]

[Signature Page to Term Loan Credit Agreement]

EXHIBIT B

Schedule 8.11

PERMITTED INVESTMENTS

Equity Ownership:

Owner	Issuer	Type of Organization	No. of Shares or Interests Owned	Percentage Ownership
ProFrac Holdings, LLC	ProFrac Holdings II, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	ProFrac Services, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	ProFrac Manufacturing, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	IOT-eq, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	Alpine Silica, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	Best Pump and Flow LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	EKU Power Drives GmbH	Limited Liability Company	Membership Interests	75%

EKU Power Drives GmbH	EKU Power Drives, Inc.	Corporation	Stock	100%

ProFrac Holdings II, LLC	Basin Production and Completion LLC	Limited Liability Company	120,000 Series A-1 Preferred Units	100%

ProFrac Holdings II, LLC	Basin Production and Completion LLC	Limited Liability Company	21,195.924 Series B-1 Preferred Units	100%

ProFrac Holdings II, LLC	FTS International Services, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	FTS International Manufacturing, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	SP Silica of Monahans, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	SP Silica Sales, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	AG PSC Funding LLC	Limited Liability Company	Membership Interests	100%

Owner	Issuer	Type of Organization	No. of Shares or Interests Owned	Percentage Ownership

ProFrac Holdings II, LLC*	U.S. Well Services Holdings, LLC (successor by conversion to U.S. Well Services, Inc.)	Corporation	Membership Interests	100%

U.S. Well Services Holdings, LLC* (successor by conversion to U.S. Well Services, Inc.)	USWS Holdings LLC	Limited Liability Company	Membership Interests	100%

USWS Holdings LLC*	U.S. Well Services, LLC	Limited Liability Company	Membership Interests	100%

U.S. Well Services, LLC*	USWS Fleet 10, LLC	Limited Liability Company	Membership Interests	100%

U.S. Well Services, LLC*	USWS Fleet 11, LLC	Limited Liability Company	Membership Interests	100%

ProFrac Holdings II, LLC	ProFrac Transportation, LLC	Limited Liability Company	Membership Interests	100%

*	Effective immediately upon consummation of the U.S. Well Merger

EXHIBIT C

Schedule 8.29

CERTAIN POST-CLOSING OBLIGATIONS

1. Within three (3) Business Days following the Closing Date (or such longer period as may be agreed to by the Agent, with the consent or at the direction of the Required Lenders, which extension and consent shall be in writing and may be delivered by email), the Borrower shall deliver a certificate of a Responsible Officer of the Borrower, certifying to the Agent that the FTS Distribution and Contribution Transaction has been consummated and attaching all related documents.

2. Within five (5) Business Days following the Closing Date (or such longer period as may be agreed to by the Agent, with the consent or at the direction of the Required Lenders, which extension and consent shall be in writing and may be delivered by email), the Borrower shall deliver the following to the Agent (provided that upon the consummation of the FTS Distribution and Contribution Transaction, items (b), (c), and (d) of this paragraph shall no longer be required to be delivered to the Agent):

a. an original Intercompany Subordinated Note, together with an instrument of transfer endorsed in blank.

b. original Irrevocable Proxies and Registration Pages as required under each of the FTS Pledge Agreements.

c. an original Uncertificated Stock Control Agreement, dated as of March 4, 2022, by and among Farris Wilks, as grantor, the Collateral Agent and FTS International, Inc.

d. an original Uncertificated Stock Control Agreement, dated as of March 4, 2022, by and among THRC Holdings, LP, as grantor, the Collateral Agent and FTS International, Inc.

3. Each Obligor shall enter into, as soon as possible after the Closing Date and in any event, within forty-five (45) Business Days after the Closing Date (or such longer period as may be agreed to by the Agent, with the consent or at the direction of the Required Lenders, which extension and consent shall be in writing and may be delivered by email), effective Control Agreements, in form and substance reasonably satisfactory to the Agent, with respect to each deposit account, securities account, and commodity account of the Obligors existing on the Closing Date (other than Excluded Accounts), as required under Section 3 of the Security Agreement, including such deposit accounts, securities accounts, and commodity accounts of the Obligors listed on Schedule V of each of the Perfection Certificates delivered to the Agent on the Closing Date, provided for the avoidance of doubt, no Control Agreement shall be required to be entered into or delivered for any Excluded Accounts.

4. Within forty-five (45) days following the Closing Date (or such longer period as may be agreed to by the Agent, with the consent or at the direction of the Required Lenders, which extension and consent shall be in writing and may be delivered by email), the Obligors shall deliver or cause to be delivered to the Agent the certificates of insurance and endorsements to their insurance policies, required under Section 8.5, in form and substance reasonably satisfactory to the Agent.

5. Within ninety (90) days following the Closing Date (or such longer period as may be agreed to by the Agent, with the consent or at the direction of the Required Lenders, which extension and consent shall be in writing and may be delivered by email), the Borrower shall deliver to the Agent the Mortgages and all other documents and agreements, as required under the Collateral and Guarantee Requirement definition set forth in the Credit Agreement, in connection with the Real Estate listed under Schedule 7.2 of the Credit Agreement, provided that for the avoidance of doubt, Mortgages shall not be required to be entered into or delivered for any Excluded Real Property or Real Estate constituting Excluded Assets.

6. Within ninety (90) days following the Closing Date (or such longer period as may be agreed to by the Agent, with the consent or at the direction of the Required Lenders, which extension and consent shall be in writing and may be delivered by email), the Borrower and each Guarantor, as applicable, shall:

a. cause all Titled Goods listed on Schedule VI of the Security Agreement to be properly titled in the name of the Borrower or Guarantor, as applicable, with the Collateral Agent’s Lien noted thereon; and

b. deliver or cause to be delivered to the Collateral Agent originals of all such Certificates of Title for such Titled Goods with the Collateral Agent’s Lien noted thereon.

7. Within ninety (90) days after the Second Amendment Effective Date (or such later date as the Agent reasonably agrees to in writing):

a. the Agent shall have received all due diligence information regarding the New Obligors insurance coverage, including insurance endorsements, to the extent required to be carried pursuant to Section 8.5 of this Agreement

b. the New Obligors, as applicable, shall deliver or cause to be delivered to the Agent originals of such Certificates of Title for such Titled Goods acquired pursuant to the U.S. Well Merger, with the Agent’s Lien noted thereon, to the extent required to be delivered pursuant to the Collateral and Guarantee Requirement; and

c. the New Obligors, as applicable, shall enter into effective Control Agreements, in form and substance reasonably satisfactory to the Agent, with respect to each deposit account, securities account, and commodity accounts of the New Obligors existing on the Second Amendment Effective Date (other than such deposit accounts, securities accounts, and commodity accounts that constitute Excluded Accounts) to the extent required under the Security Agreement (other than such deposit accounts, securities accounts, and commodity accounts that constitute Excluded Accounts).